                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-85954

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 23, 2002
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 23, 2002)

                          $710,488,000 (APPROXIMATE)
       [JPMORGAN CHASE BANK LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                    DEPOSITOR

                               JPMORGAN CHASE BANK
                        LASALLE BANK NATIONAL ASSOCIATION
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              MORTGAGE LOAN SELLERS

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C1
                                ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2002-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 129 mortgage loans secured by first liens on 136 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-C1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                ----------------

                                         INITIAL        PASS-            ASSUMED
                       INITIAL CLASS      PASS-        THROUGH            FINAL                               RATED FINAL
                        CERTIFICATE      THROUGH         RATE         DISTRIBUTION          RATINGS          DISTRIBUTION
                        BALANCE (1)        RATE      DESCRIPTION        DATE (3)        (MOODY'S/S&P)(4)         DATE
--------------------------------------------------------------------------------------------------------------------------
Class A-1 .........    $ 50,000,000            %        Fixed        April 12, 2007          Aaa/AAA        July 12, 2037
Class A-2 .........    $174,000,000            %        Fixed       January 12, 2012         Aaa/AAA        July 12, 2037
Class A-3 .........    $410,948,000            %        Fixed         July 12, 2012          Aaa/AAA        July 12, 2037
Class B ...........    $ 30,624,000            %       Fixed(2)      August 12, 2012         Aa2/AA         July 12, 2037
Class C ...........    $ 34,708,000            %       Fixed(2)      August 12, 2012          A2/A          July 12, 2037
Class D ...........    $ 10,208,000            %       Fixed(2)      August 12, 2012          A3/A-         July 12, 2037

----------
(Footnotes to table on page S-6

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., WACHOVIA SECURITIES, INC., ABN AMRO INCORPORATED AND DEUTSCHE BANK SECURITIES INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., WACHOVIA SECURITIES, INC. AND ABN AMRO INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE
BOOKRUNNER WITH RESPECT TO THE CLASS    CERTIFICATES, AND J.P. MORGAN SECURITIES
INC. AND WACHOVIA SECURITIES, INC. ARE ACTING AS JOINT BOOKRUNNERS WITH RESPECT
TO THE CLASS    CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT AUGUST 14,
2002. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY     % OF THE INITIAL
CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM AUGUST 1, 2002, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                     WACHOVIA SECURITIES
                              ABN AMRO INCORPORATED
                                                        DEUTSCHE BANK SECURITIES
July  , 2002

     [JPMORGAN CHASE BANK LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE CORP.
          Commercial Mortgage Pass-Through Certificates, Series 2002-C1

               [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS
  A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSES OF EDGAR FILING.]

                             [MAP OF UNITED STATES]

California ..........    18 properties      $127,743,265      15.6% of total
Maryland ............     6 properties       $63,655,395       7.8% of total
Pennsylvania ........     4 properties       $58,011,987       7.1% of total
Nevada ..............     6 properties       $56,783,768       7.0% of total
Ohio ................     5 properties       $49,569,263       6.1% of total
Florida .............     9 properties       $46,758,368       5.7% of total
Michigan ............     7 properties       $36,594,347       4.5% of total
Virginia ............     8 properties       $35,288,940       4.3% of total
Georgia .............     6 properties       $34,298,930       4.2% of total
Washington ..........     4 properties       $33,255,265       4.1% of total
Kentucky ............     3 properties       $31,397,717       3.8% of total
Tennessee ...........     3 properties       $30,375,938       3.7% of total
Mississippi .........     6 properties       $29,340,883       3.6% of total
Colorado ............     5 properties       $28,025,000       3.4% of total
New York ............     7 properties       $25,460,042       3.1% of total
Oregon ..............     2 properties       $22,422,111       2.7% of total
Alabama .............     3 properties       $16,589,462       2.0% of total
North Carolina ......     4 properties       $16,396,864       2.0% of total
Texas ...............     9 properties       $16,168,794       2.0% of total
Arizona .............     3 properties       $11,163,739       1.4% of total
Missouri ............     1 property         $10,160,000       1.2% of total
Delaware ............     2 properties        $8,981,625       1.1% of total
Illinois ............     2 properties        $7,517,057       0.9% of total
North Dakota ........     5 properties        $4,989,989       0.6% of total
Massachusetts .......     1 property          $3,200,078       0.4% of total
New Jersey ..........     1 property          $3,200,000       0.4% of total
South Carolina ......     1 property          $2,925,000       0.4% of total
Kansas ..............     1 property          $2,682,498       0.3% of total
Utah ................     2 properties        $2,388,513       0.3% of total
Maine ...............     2 properties        $1,308,194       0.2% of total

                   [PHOTOS OMITTED OF FOLLOWING PROPERTIES]

  ARAMARK TOWER                                             PHILADELPHIA, PA
  FESTIVAL AT BEL AIR                                            BEL AIR, MD
  SILVERADO RANCH PLAZA                                        LAS VEGAS, NV
  4TH AND BATTERY OFFICE                                         SEATTLE, WA
  HAMILTON MILL                                                   BUFORD, GA
  300 WEST VINE                                                LEXINGTON, KY
  EVENING CREEK                                                SAN DIEGO, CA
  POTOMAC FESTIVAL                                            WOODBRIDGE, VA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-C1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2002-C1 certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-C1 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-22 of this prospectus supplement, which describe risks that apply to the Series 2002-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-140 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF CERTIFICATES .................................................    S-6
SUMMARY OF TERMS ........................................................    S-7
RISK FACTORS ............................................................   S-22
      Geographic Concentration Entails Risks ............................   S-22
      Risks to the Mortgaged Properties Relating to Recent Terrorist
         Attacks ........................................................   S-22
      Risks Relating to Loan Concentrations .............................   S-23
      Risks Relating to Enforceability of Cross-Collateralization .......   S-24
      Ability to Incur Other Borrowings Entails Risk ....................   S-25
      Borrower May Be Unable to Repay Remaining Principal Balance on
         Maturity Date or Anticipated Repayment Date ....................   S-25
      Commercial and Multifamily Lending Is Dependent Upon Net
         Operating Income ...............................................   S-26
      Tenant Concentration Entails Risk .................................   S-27
      Certain Additional Risks Relating to Tenants ......................   S-28
      Mortgaged Properties Leased to Multiple Tenants Also Have Risks ...   S-29
      Tenant Bankruptcy Entails Risks ...................................   S-29
      Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ..   S-29
      Retail Properties Have Special Risks ..............................   S-29
      Office Properties Have Special Risks ..............................   S-30
      Multifamily Properties Have Special Risks .........................   S-30
      Industrial Properties Have Special Risks ..........................   S-31
      Manufactured Housing Communities Have Special Risks ...............   S-32
      Lack of Skillful Property Management Entails Risks ................   S-32
      Some Mortgaged Properties May Not Be Readily Convertible to
         Alternative Uses ...............................................   S-33
      Mortgage Loans Secured by Leasehold Interests May Expose
         Investors to Greater Risks of Default and Loss .................   S-33
      Limitations of Appraisals .........................................   S-34
      Your Lack of Control Over the Trust Fund Can Create Risks .........   S-34
      Potential Conflicts of Interest ...................................   S-34
      Directing Certificateholder May Direct Special Servicer Actions ...   S-35
      Bankruptcy Proceedings Entail Certain Risks .......................   S-35
      Risks Relating to Prepayments and Repurchases .....................   S-36
      Mortgage Loan Sellers May Not Be Able to Make a Required
         Repurchase or Substitution of a Defective Mortgage Loan ........   S-38
      Risks Relating to Enforceability of Yield Maintenance Charges or
         Defeasance Provisions ..........................................   S-38
      Risks Relating to Borrower Default ................................   S-38
      Risks Relating to Interest on Advances and Special Servicing
         Compensation ...................................................   S-39
      Risks of Limited Liquidity and Market Value .......................   S-39
      Different Timing of Mortgage Loan Amortization Poses Certain
         Risks ..........................................................   S-39
      Subordination of Subordinate Offered Certificates .................   S-40
      Environmental Risks Relating to the Mortgaged Properties ..........   S-40
      Tax Considerations Relating to Foreclosure ........................   S-41
      Risks Associated with One Action Rules ............................   S-41
      Property Insurance May Not Be Sufficient ..........................   S-41
      Zoning Compliance and Use Restrictions May Adversely Affect
         Property Value .................................................   S-42
      Risks Relating to Costs of Compliance with Applicable Laws
         and Regulations ................................................   S-42
      No Reunderwriting of the Mortgage Loans ...........................   S-43
      Litigation Could Adversely Affect the Mortgage Loans ..............   S-43
      Risks Related to Book-Entry Registration ..........................   S-43
      Risks of Inspections Relating to Properties .......................   S-43
      Other Risks .......................................................   S-43
DESCRIPTION OF THE MORTGAGE POOL ........................................   S-44
      General ...........................................................   S-44

                                                                            PAGE
                                                                            ----
      Top Ten Mortgage Loans ............................................   S-46
      The Aramark Tower Loan ............................................   S-46
      The Festival at Bel Air Loan ......................................   S-48
      The Silverado Ranch Plaza Loan ....................................   S-50
      The 4th and Battery Loan ..........................................   S-51
      The 300 West Vine Loan ............................................   S-53
      The Evening Creek Apartments Loan .................................   S-54
      The Hamilton Mill Business Center Loan ............................   S-55
      The Potomac Festival Loan .........................................   S-56
      The Russellville Commons Loan .....................................   S-57
      The Shops at Wellington Green Loan ................................   S-58
      ARD Loans .........................................................   S-59
      Certain Terms and Conditions of the Mortgage Loans ................   S-60
      Additional Mortgage Loan Information ..............................   S-65
      The Mortgage Loan Sellers .........................................   S-72
      JPMorgan Chase ....................................................   S-72
      Wachovia ..........................................................   S-73
      LaSalle ...........................................................   S-73
      Artesia ...........................................................   S-73
      Underwriting Guidelines and Processes .............................   S-73
      Representations and Warranties; Repurchases and Substitutions .....   S-75
      Repurchase or Substitution of Cross-Collateralized Mortgage
         Loans ..........................................................   S-79
      Lock Box Accounts .................................................   S-79
DESCRIPTION OF THE CERTIFICATES .........................................   S-81
      General ...........................................................   S-81
      Paying Agent, Certificate Registrar and Authenticating Agent ......   S-83
      Book-Entry Registration and Definitive Certificates ...............   S-83
      Distributions .....................................................   S-85
      Allocation of Yield Maintenance Charges ...........................   S-96
      Assumed Final Distribution Date; Rated Final Distribution Date ....   S-97
      Subordination; Allocation of Collateral Support Deficit ...........   S-97
      Advances ..........................................................  S-100
      Appraisal Reductions ..............................................  S-101
      Reports to Certificateholders; Certain Available Information ......  S-103
      Voting Rights .....................................................  S-106
      Termination; Retirement of Certificates ...........................  S-107
      The Trustee .......................................................  S-108
SERVICING OF THE MORTGAGE LOANS .........................................  S-109
      General ...........................................................  S-109
      Directing Certificateholder .......................................  S-111
      Limitation on Liability of Directing Certificateholder ............  S-112
      The Master Servicer ...............................................  S-113
      The Special Servicer ..............................................  S-113
      Replacement of the Special Servicer ...............................  S-114
      Servicing and Other Compensation and Payment of Expenses ..........  S-114
      Maintenance of Insurance ..........................................  S-116
      Modifications, Waiver and Amendments ..............................  S-118
      Realization Upon Defaulted Mortgage Loans .........................  S-119
      Inspections; Collection of Operating Information ..................  S-121
      Certain Matters Regarding the Master Servicer, the Special
         Servicer and the Depositor .....................................  S-122
      Events of Default .................................................  S-123
      Rights Upon Event of Default ......................................  S-124
      Amendment .........................................................  S-125
YIELD AND MATURITY CONSIDERATIONS .......................................  S-127
      Yield Considerations ..............................................  S-127
      Weighted Average Life .............................................  S-129
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................  S-134
METHOD OF DISTRIBUTION ..................................................  S-136
LEGAL MATTERS ...........................................................  S-137
RATINGS .................................................................  S-137
LEGAL INVESTMENT ........................................................  S-137
ERISA CONSIDERATIONS ....................................................  S-138
INDEX OF PRINCIPAL DEFINITIONS ..........................................  S-140

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX C--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                  INITIAL CLASS
                   CERTIFICATE
                    BALANCE OR       APPROXIMATE
                     NOTIONAL           CREDIT       PASS-THROUGH
    CLASS           AMOUNT (1)       SUPPORT (6)   RATE DESCRIPTION
------------- --------------------- ------------- ------------------
Offered
Certificates
      A-1        $   50,000,000        22.25%           Fixed
      A-2        $  174,000,000        22.25%           Fixed
      A-3        $  410,948,000        22.25%           Fixed
       B         $   30,624,000        18.50%          Fixed(2)
       C         $   34,708,000        14.25%          Fixed(2)
       D         $   10,208,000        13.00%          Fixed(2)
Non-Offered
Certificates
      X-1        $  816,653,032(8)       N/A          Variable(8)
      X-2        $  731,945,000(8)       N/A          Variable(8)
       E         $   24,500,000        10.00%          Fixed(2)
       F         $   12,250,000         8.50%         Variable(5)
       G         $   16,333,000         6.50%          Fixed(2)
       H         $   12,249,000         5.00%          Fixed(2)
       J         $    6,125,000         4.25%          Fixed(2)
       K         $    4,084,000         3.75%          Fixed(2)
       L         $    8,166,000         2.75%          Fixed(2)
       M         $    4,083,000         2.25%          Fixed(2)
       NR        $   18,375,032          N/A           Fixed(2)

                                     INITIAL                        EXPECTED   PRINCIPAL OR
                 ASSUMED FINAL    PASS-THROUGH       WEIGHTED       RATINGS      NOTIONAL
                 DISTRIBUTION         RATE           AVERAGE       (MOODY'S/    PRINCIPAL
    CLASS          DATE (3)         (APPROX.)    LIFE (YRS.) (7)    S&P) (4)    WINDOW (7)
------------- ------------------ -------------- ----------------- ----------- -------------
Offered
Certificates
      A-1      April 12, 2007         %               2.59          Aaa/AAA    09/02-04/07
      A-2     January 12, 2012        %               6.99          Aaa/AAA    04/07-01/12
      A-3       July 12, 2012         %               9.67          Aaa/AAA    01/12-07/12
       B       August 12, 2012        %               9,97           Aa2/AA    07/12-08/12
       C       August 12, 2012        %               9.99            A2/A     08/12-08/12
       D       August 12, 2012        %               9.99           A3/A-     08/12-08/12
Non-Offered
Certificates
      X-1            N/A              %(8)             N/A          Aaa/AAA        N/A
      X-2            N/A              %(8)             N/A          Aaa/AAA        N/A
       E             N/A              %                N/A          Baa2/BBB       N/A
       F             N/A              %                N/A         Baa3/BBB-       N/A
       G             N/A              %                N/A          Ba1/BB+        N/A
       H             N/A              %                N/A           Ba2/BB        N/A
       J             N/A              %                N/A          Ba3/BB-        N/A
       K             N/A              %                N/A           B1/B+         N/A
       L             N/A              %                N/A            B2/B         N/A
       M             N/A              %                N/A           B3/B-         N/A
       NR            N/A              %                N/A           NR/NR         N/A

----------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) Subject to a maximum pass-through rate equal to the weighted average of the interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 12, 2037. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(5) The pass-through rate applicable to the Class F certificates on each distribution date will in each case be equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months) minus    % per annum.

(6) The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.

(7) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(8) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.
                               The depositor's address is 270 Park Avenue, New
                               York, New York 10017, and its telephone number is
                               (212) 834-9280. See "The Depositor" in the prospectus.

Mortgage Loan Sellers.......   JPMorgan Chase Bank, a New York banking
                               corporation, LaSalle Bank National Association, a national banking association, Wachovia Bank,
                               National Association, a national banking association, and Artesia Mortgage Capital
                               Corporation, a Delaware corporation. JPMorgan
                               Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. LaSalle Bank National Association is also acting as the paying agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. Wachovia Bank, National Association is also acting as the master servicer and is an affiliate of Wachovia Securities, Inc., one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                AGGREGATE
                                 NUMBER OF      PRINCIPAL     % OF INITIAL
                                  MORTGAGE     BALANCE OF         POOL
             SELLER                LOANS     MORTGAGE LOANS     BALANCE
------------------------------- ----------- ---------------- -------------
  JPMorgan Chase Bank .........      55       $456,753,173        55.9%
  LaSalle Bank National
    Association ...............      30        154,202,714        18.9
  Wachovia Bank, National
    Association ...............      17        114,556,374        14.0
  Artesia Mortgage Capital
    Corporation ...............      27         91,140,771        11.2
                                     --       ------------       -----
  Total .......................     129       $816,653,033       100.0%
                                    ===       ============       =====

Master Servicer.............   Wachovia Bank, National Association, a national
                               banking association. The master servicer's principal address is NC 1075, 8739 Research Drive
                               URP4, Charlotte, North Carolina 28262. See
                               "Servicing of the Mortgage Loans--The Master
                               Servicer" in this prospectus supplement.

Special Servicer............   Lennar Partners, Inc., a Florida corporation.
                               The special servicer's principal address is 760
                               N.W. 107th Avenue,

                               Miami, Florida 33172. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.

Trustee.....................   Wells Fargo Bank Minnesota, N.A., a national
                               banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062
                               Old Annapolis Road, Columbia, Maryland
                               21045-1951. See "Description of the
                               Certificates--The Trustee" in this prospectus supplement.

Paying Agent................   LaSalle Bank National Association, a national
                               banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                               National Association will also act as the certificate registrar and authenticating agent.
                               The paying agent's address is 135 S. LaSalle
                               Street, Suite 1625, Chicago, Illinois 60603,
                               Attention: Asset-Backed Securities Trust Services
                               Group, JPMorgan 2002-C1, and its telephone number is (312) 904-0648. LaSalle Bank National
                               Association is also a mortgage loan seller and an affiliate of one of the underwriters. See
                               "Description of the Certificates--Paying Agent,
                               Certificate Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date................   With respect to each mortgage loan, the related
                               due date of such mortgage loan in August 2002 and, with respect to those mortgage loans that were originated in July 2002 and have their first payment date in September 2002, the date of origination.

Closing Date................   On or about August 14, 2002.

Distribution Date...........   The 12th day of each month or, if the 12th day
                               is not a business day, on the next succeeding business day, beginning in September 2002.

Interest Accrual Period.....   Interest will accrue on the offered
                               certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period..................   For any mortgage loan and any distribution
                               date, the period commencing on the day
                               immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs.

Determination Date..........   For any distribution date, the fourth business
                               day prior to the distribution date.

                               OFFERED SECURITIES

General.....................   We are offering the following six classes of
                               commercial mortgage pass-through certificates as part of Series 2002-C1:

                               o Class A-1

                               o Class A-2

                               o Class A-3

                               o Class B

                               o Class C

                               o Class D

                               Series 2002-C1 will consist of a total of 19 classes, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class X-1, Class X-2, Class R and Class LR.

                               The Series 2002-C1 certificates will
                               collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 129 mortgage loans secured by first liens on 136 commercial, multifamily and manufactured housing community properties.

Certificate Balances........   Your certificates will have the approximate
                               aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                               10%:

                               Class A-1 ......................... $ 50,000,000
                               Class A-2 ......................... $174,000,000
                               Class A-3 ......................... $410,948,000
                               Class B ........................... $ 30,624,000
                               Class C ........................... $ 34,708,000
                               Class D ........................... $ 10,208,000

PASS-THROUGH RATES

A. Offered Certificates.....   Your certificates will accrue interest at an
                               annual rate called a pass-through rate which is set forth below for each class:

                               Class A-1 .........................          %
                               Class A-2 .........................          %
                               Class A-3 .........................          %
                               Class B ...........................          %(1)
                               Class C ...........................          %(1)
                               Class D ...........................          %(1)

                               --------
                               (1)   Subject to a maximum pass-through rate
                                     equal to the weighted average of the
                                     interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation
   Convention...............   Interest on your certificates will be
                               calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X-1, Class X-2, Class B, Class C, Class
                               D and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. One hundred twenty-two
                               (122) of the mortgage loans, representing approximately 96.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on an actual/360 basis, and 7 mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on a 30/360 basis. The interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--
                               Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates--Distributions--Pass-Through Rates" and "Description of the Certificates--
                               Distributions--Interest Distribution Amount" in this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions............   On each distribution date, funds available for
                               distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates: To interest on Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1, Class A-2 and Class A-3 certificates: To the extent of funds allocated to principal, to principal on Class A-1, Class A-2 and Class A-3 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2 and Class A-3 certificates, pro rata, rather than sequentially.

                               Third/Class A-1, Class A-2 and Class A-3 certificates: After the certificate balance of each class of certificates other than Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero, to reimburse Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B certificates: To Class B
                               certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                               Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                               Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                               Seventh/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions --Priority" in this prospectus supplement.

B. Interest and Principal
   Entitlements.............   description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.

C. Yield Maintenance
   Charges..................   Yield maintenance charges with respect to the
                               mortgage loans will be allocated to the
                               certificates as described in "Description of the Certificates--Allocation of Yield Maintenance
                               Charges" in this prospectus supplement.

                               For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General..................   The chart below describes the manner in which
                               the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest
                               (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-1 and
                               Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series
                               2002-C1 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                               X-2 certificates and, therefore, the amount of interest they accrue.

                                   ----------------------------------
                                    Class A-1, Class A-2, Class A-3,
                                        Class X-1* and Class X-2*
                                   ----------------------------------
                                                    |
                                   ----------------------------------
                                                 Class B
                                   ----------------------------------
                                                    |
                                   ----------------------------------
                                                 Class C
                                   ----------------------------------
                                                    |
                                   ----------------------------------
                                                 Class D
                                   ----------------------------------
                                                    |
                                   ----------------------------------
                                               Non-offered
                                             certificates**
                                   ----------------------------------

                               --------
                               * Not offered by this prospectus supplement. The Class X-1 and Class X-2 certificates are interest-only certificates.


                               **    Other than the Class X-1 and Class X-2
                                     certificates.

                               No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                               Any allocation of a loss to a class of
                               certificates will reduce the certificate balance of that class.

                               See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in
   Available Funds...........  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; shortfalls resulting from prepayments (to the extent not offset by certain payments by the master servicer); and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. See "Description of the Certificates--Distributions-- Priority" in this prospectus supplement.

ADVANCES

A. P&I Advances.............   The master servicer is required to advance a
                               delinquent periodic mortgage loan payment if it determines that the advance will be recoverable.
                               The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates--Advances" in this prospectus supplement. The master servicer also is not required to advance amounts deemed non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.


B. Property Protection
   Advances..................  The master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.....   The master servicer and the trustee, as
                               applicable, will be entitled to interest on these advances at the "Prime Rate" as published in The
                               Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.
                               Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and
                               "--Subordination; Allocation of Collateral
                               Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool...........   The trust's primary assets will be 129 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 136 commercial, multifamily and manufactured housing community properties.

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool-- Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

Aggregate outstanding principal balance (1) ..............................   $816,653,033
Number of mortgage loans .................................................   129
Number of mortgaged properties ...........................................   136
Number of crossed loan pools .............................................   1
Crossed loan pools as a percentage of the aggregate outstanding
 principal balance .......................................................   1.1%

Range of mortgage loan principal balances ................................   $425,679 to $47,397,435
Average mortgage loan principal balance ..................................   $ 6,330,644

Range of mortgage rates ..................................................   6.220% to 8.800%
Weighted average mortgage rate ...........................................   7.1835%

Range of original terms to maturity (2) ..................................   60 months to 240 months
Weighted average original term to maturity (2) ...........................   121 months

Range of remaining terms to maturity (2) .................................   46 months to 237 months
Weighted average remaining term to maturity (2) ..........................   117 months

Range of original amortization terms .....................................   180 months to 360 months
Weighted average original amortization term ..............................   343 months

Range of remaining amortization terms ....................................   137 months to 360 months
Weighted average remaining amortization term .............................   339 months

Range of loan-to-value ratios (3) ........................................   33.6% to 80.5%
Weighted average loan-to-value ratio (3) .................................   71.2%

Range of loan-to-value ratios as of the maturity date (2) ................   0.0% to 76.5%
Weighted average loan-to-value ratio as of the maturity date (2) .........   59.6%

Range of debt service coverage ratios (3) ................................   1.14x to 1.97x
Weighted average debt service coverage ratio (3) .........................   1.35x

Percentage of aggregate outstanding principal balance consisting of:
Anticipated repayment dates mortgage loans ...............................   2.3%
Balloon mortgage loans (4) ...............................................   83.3%
Partial Interest-only, amortizing balloon mortgage loans .................   9.7%
Fully amortizing mortgage loans ..........................................   4.7%

--------
(1)  Subject to a permitted variance of plus or minus 10%.


(2) In the case of 5 mortgage loans, to or as of the anticipated repayment date.

(3) For purposes of determining the debt service coverage ratios for 2 mortgage loans (identified as Loan Nos. 90 and 120 on Annex A to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgaged properties. In addition, the principal balances of such mortgage loans were reduced by such reserved amounts in determining the loan-to-value ratios of such mortgage loans. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

(4) Excludes the mortgage loans with anticipated repayment dates and partial interest-only mortgage loans.

                               The mortgage loans accrue interest based on the following conventions:

                            INTEREST ACCRUAL BASIS

                                         AGGREGATE
                          NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGE     BALANCE OF         POOL
 INTEREST ACCRUAL BASIS     LOANS     MORTGAGE LOANS     BALANCE
------------------------ ----------- ---------------- -------------
  Actual/360 ...........     122       $790,209,748        96.8%
  30/360 ...............       7         26,443,285         3.2
                             ---       ------------       -----
  Total ................     129       $816,653,033       100.0%
                             ===       ============       =====

                               See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               AMORTIZATION TYPES

                                               AGGREGATE
                                NUMBER OF      PRINCIPAL     % OF INITIAL
                                 MORTGAGE     BALANCE OF         POOL
     TYPE OF AMORTIZATION         LOANS     MORTGAGE LOANS     BALANCE
------------------------------ ----------- ---------------- -------------
  Balloon mortgage
    loans (1) ................     108       $680,388,604        83.3%
  Partial interest-only,
    amortizing balloon
    mortgage loans (2) .......       5         79,150,000         9.7
  Fully amortizing
    mortgage loans ...........      11         38,163,627         4.7
    ARD mortgage loans .......       5         18,950,802         2.3
                                   ---       ------------       -----
  Total ......................     129       $816,653,033       100.0%
                                   ===       ============       =====

                               --------
                               (1)   Excludes the mortgage loans with
                                     anticipated repayment dates, and the
                                     mortgage loans which pay interest-only for a portion of their terms.


                               (2) These mortgage loans provide for monthly payments of interest-only for a period ranging from 12 months to 36 months at the beginning of the terms of the mortgage loans.

                               Five (5) mortgage loans, representing
                               approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms of these mortgage loans are significantly longer than the period up to the related mortgage loans' anticipated repayment dates.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                            AGGREGATE
                             NUMBER OF      PRINCIPAL     % OF INITIAL
                              MORTGAGE     BALANCE OF         POOL
PREPAYMENT PROTECTION          LOANS     MORTGAGE LOANS     BALANCE
--------------------------- ----------- ---------------- -------------
Lockout with
  defeasance ..............     115       $772,676,933        94.6%
Lockout period followed
  by yield maintenance.....      14         43,976,100         5.4
                                ---       ------------       -----
Total .....................     129       $816,653,033       100.0%
                                ===       ============       =====

                               Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                               All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity dates or anticipated repayment dates. For 5 of the mortgage loans, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 1 month or less prior to the related stated maturity date or anticipated repayment date. For 54 of the mortgage loans, representing approximately 36.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 2 months prior to the related stated maturity date or anticipated repayment date. For 58 of the mortgage loans, representing approximately 52.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months prior to the related stated maturity date or anticipated repayment date. For 2 of the mortgage loans, representing in the aggregate approximately 0.3% of the pool of mortgage loans as of the cut-off date, this period is approximately 5 months prior to the related stated maturity date. For 3 of the mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the related stated maturity date. For 1 of the mortgage loans, representing in the aggregate approximately 0.2% of the pool of mortgage loans as of the cut-off date, this period is approximately 9 months prior to the related stated maturity date. For 3 of the mortgage loans, representing in the aggregate approximately 3.4% of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the related stated maturity date. For 2 of the mortgage loans, representing in the aggregate approximately 0.7% of the pool of mortgage loans as of the cut-off date, this period is approximately 24 months prior to the related stated maturity date. For 1 of the mortgage loans, representing in the aggregate approximately 0.2% of the pool of mortgage loans as of the cut-off date, this period is approximately 36 months prior to the related stated maturity date.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES

                                         AGGREGATE
                          NUMBER OF      PRINCIPAL     % OF INITIAL
                          MORTGAGED     BALANCE OF         POOL
      CURRENT USE        PROPERTIES   MORTGAGE LOANS     BALANCE
----------------------- ------------ ---------------- -------------
  Retail ..............       49       $287,671,940        35.2%
  Office ..............       22        212,955,522        26.1
  Multifamily .........       36        168,268,790        20.6
  Industrial ..........       15         85,759,464        10.5
  Manufactured Housing
    Community .........       11         44,812,853         5.5
  Storage..............        2          9,979,276         1.2
  Theater .............        1          7,205,188         0.9
                              --       ------------       -----
  Total ...............      136       $816,653,033       100.0%
                             ===       ============       =====

                               The mortgaged properties are located in 30 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                            GEOGRAPHIC DISTRIBUTION

                                          AGGREGATE
                           NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGED     BALANCE OF         POOL
          STATE           PROPERTIES   MORTGAGE LOANS     BALANCE
------------------------ ------------ ---------------- -------------
  California ...........       18       $127,743,265        15.6%
  Maryland .............        6         63,655,395         7.8
  Pennsylvania .........        4         58,011,987         7.1
  Nevada ...............        6         56,783,768         7.0
  Ohio .................        5         49,569,263         6.1
  Florida ..............        9         46,758,368         5.7
  Other States .........       88        414,130,986        50.7
                               --       ------------       -----
  Total ................      136       $816,653,033       100.0%
                              ===       ============       =====

                               ADDITIONAL ASPECTS OF CERTIFICATES

Denominations...............   The offered certificates will be offered in
                               minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
Settlement..................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders..........   On each distribution date, the paying agent
                               will prepare and make available to each
                               certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                               Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

Deal Information/Analytics...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                               o Bloomberg, L.P.

                               o the paying agent's website at
                                 www.etrustee.net.

                               In addition, certain information may be
                               available via the master servicer's website at www.firstunion.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination........   On any distribution date on which the aggregate
                               principal balance of the pool of mortgage loans remaining in the trust is less than 4% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                               See "Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status..................   Elections will be made to treat a portion of
                               the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates will
                                 represent "regular interests" in the upper-tier REMIC.

                               o The regular interests will be treated as newly
                                 originated debt instruments for federal income tax purposes.

                               o You will be required to report income on the
                                 regular interests represented by your
                                 certificates using the accrual method of accounting.

                               o One or more classes of offered certificates may
                                 be issued with original issue discount.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment............   The certificates will not constitute "mortgage
                               related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended.

                               See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                                       MOODY'S     S&P
                                                      ---------   ----
                               Class A-1 ..........      Aaa       AAA
                               Class A-2 ..........      Aaa       AAA
                               Class A-3 ..........      Aaa       AAA
                               Class B ............      Aa2       AA
                               Class C ............       A2        A
                               Class D ............       A3        A-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Maryland, Pennsylvania, Nevada, Ohio and Florida represent approximately 15.6%, 7.8%, 7.1%, 7.0%, 6.1%, and 5.7%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, 13 of the mortgaged properties representing approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California, and 5 of the mortgaged properties representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernadino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums and such higher premiums could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

     o The 2 largest mortgage loans represent, in the aggregate, approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans represent, in the aggregate, approximately 32.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                                        AGGREGATE
                                                                    PRINCIPAL BALANCE
                                            NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
              PROPERTY TYPE                      PROPERTIES               LOANS          POOL BALANCE
----------------------------------------   ---------------------   ------------------   -------------
Retail .................................             49               $287,671,940           35.2%
Office .................................             22               $212,955,522           26.1%
Multifamily ............................             36               $168,268,790           20.6%
Industrial .............................             15               $ 85,759,464           10.5%
Manufactured Housing Community .........             11               $ 44,812,853            5.5%

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o Twelve (12) groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represents more than 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o One (1) group of mortgage loans, comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represents, in the aggregate, approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o Four (4) mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 16 of the mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 1 group comprised of 2 mortgage loans, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing a specific percentage or control limitation. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to the mortgage loans, including the Festival at Bel Air mortgage loan (which represents approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). See "Description of the Mortgage Pool--The Festival at Bel Air Loan" in this prospectus supplement.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     One hundred eighteen (118) of the mortgage loans, representing approximately 95.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 5 mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only for an initial period ranging from 12 month to 36 months. One hundred eight (108) of these mortgage loans, representing approximately 83.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 5 of these mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. Ninety-three (93) of the mortgage loans, representing approximately 77.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 22 mortgage loans, representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. For example, 8 of the single-tenant mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are occupied by Walgreen's Inc. In addition, 1 of the single-tenant mortgage loans, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is occupied by Office Depot, Inc. See "Description of the Mortgage Pool--The Hamilton Mill Business Center Loan" in this prospectus supplement. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or the project developer has retained an option to purchase, a right of first refusal or right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 49 of the mortgage loans representing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionately larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Twenty-nine (29) of the mortgage loans, representing approximately 26.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant" and 4 of the mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have a "shadow anchor." Sixteen (16) of the mortgage loans, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgaged property securing 1 mortgage loan (representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 22 of the mortgage loans representing approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 31 of the mortgage loans, representing approximately 20.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 15 of the mortgage loans representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 9 of the mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictions contained in the condominium declaration for the related mortgaged property. The mortgaged property relating to the Dulles One Office loan (identified as Loan No. 104 on Annex A to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a deed of trust on 21 condominium units of a 25 condominium unit complex. Such mortgaged property could only be converted to an alternate use to the extent permission was obtained from all of the owners of the other condominium units. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 2 of the mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 4 mortgage loans, representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by first mortgage liens on both a fee and a leasehold interest in their respective mortgaged properties.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan (or in certain limited cases, an updated appraisal was obtained after origination). In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2002-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2002-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-C1 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The master servicer is one of the mortgage loan sellers and an affiliate of one of the underwriters. In addition, an affiliate of the master servicer owns substantially all of the partnership interests in the borrower under one mortgage loan (identified as Loan No. 100 on Annex A to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off-date. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. In addition, Wachovia Securities, Inc. (an underwriter and an affiliate of a mortgage loan seller and the master servicer) or one of its affiliates may purchase a portion of certain classes of certificates.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on the Class X-1, Class X-2, Class B, Class C and Class D Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 9 mortgage loans representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 5 months to 12 months prior to the stated maturity date and 3 mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without a yield maintenance charge at any time after a date ranging from 24 months to 36 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Except with respect to the mortgage loans sold to the depositor by LaSalle Bank National Association, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, one of the mortgage loan sellers has been placed on review for a possible downgrade of its financial ratings. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, or Class A-3 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which a secured creditor environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the related REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit such REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, in certain jurisdictions, particularly in New York, the trust may be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 15.6% and 5.7% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the recent terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In response to market uncertainties from a lack of terrorism risk insurance coverage, the United States House of Representatives and the United States Senate each passed legislation relating to terrorism insurance. Before becoming law, the two bills must be reconciled in conference and signed by the President, but the bills contain significant differences. The legislation passed by the United States House of Representatives would create a federal program to lend insurers money to cover losses from future terrorist attacks while the legislation passed by the United States Senate would provide direct government reinsurance of terrorism-related losses. The bills also differ on key triggers as to when the programs would apply and on tort reform issues. In the event that such legislation is not enacted into law, insurance coverage for terrorism-related losses may not be available at commercially reasonable prices. Even if such legislation is passed, it is not clear that all potential terrorism-related losses would be covered. In the event such losses are not covered by standard casualty insurance policies, the mortgage loan documents may not specifically require the borrowers to obtain coverage for acts of terrorism.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     In the case of 1 mortgage loan (identified as Loan No. 15 on Annex A to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan seller has received correspondence from the related borrower alleging a breach of certain of the lender's obligations under the relevant mortgage loan documents for which the borrower intends to pursue legal action. The borrower's allegations relate to obligations of the mortgage loan seller to disburse certain reserves in an amount up to $3,350,000, conditioned on the borrower's performance of applicable requirements. The mortgage loan seller, after inquiry which it considers appropriate, has informed us that it believes there is no merit to the borrower's claims and that any legal action should be vigorously contested.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties (other than mortgaged properties that were newly constructed) prior to the origination of the mortgage loans (or in certain limited cases, after origination) to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. The trust will consist primarily of 129 mortgage loans secured by 136 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $816,653,033 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

          (2) with respect to 2 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 2.5% of the Initial Pool Balance, on a leasehold estate in one or more commercial properties; and

          (3) with respect to 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, on a fee simple estate and a portion of a leasehold estate in one or more commercial properties; and

          (4) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 6.9% of the Initial Pool Balance, on overlapping leasehold and fee simple estates in one or more commercial properties (each of clauses (1) through (4), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about August 14, 2002 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), Wachovia Bank, National Association ("Wachovia"), LaSalle Bank National Association ("LaSalle") and Artesia Mortgage Capital Corporation ("Artesia") (each, a "Mortgage Loan Seller") pursuant to four mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between July 1998 and August 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. The borrower under each of those mortgage loans may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement), representing approximately 5.3% of the Initial Pool Balance, the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine debt. The lender for this mezzanine debt is an affiliate of the mortgage loan borrower. Upon a default under this mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the borrower.

     o In the case of 3 mortgage loans (identified as Loan Nos. 5, 14 and 123 on Annex A to this prospectus supplement), representing approximately 4.9% of the Initial Pool Balance, the related borrowers have unsecured indebtedness for borrowed money. In each case, the lender under the indebtedness is an affiliate or a constituent owner of the borrower.

     o In the case of 3 mortgage loans (identified as Loan Nos. 2, 30 and 100 on Annex A to this prospectus supplement), representing approximately 6.5% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender and LTV Ratio and debt service coverage ratio tests.

     o In the case of 2 mortgage loans (identified as Loan Nos. 36 and 43 on Annex A to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, the related borrowers are permitted to incur unsecured indebtedness other than in the ordinary course of business and without lender consent.

     o In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 2.9% of the Initial Pool Balance, one of the owners of the borrower has pledged its ownership interest in the related borrower as security for a preferred equity interest payable to certain other owners of the related borrower.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

TOP TEN MORTGAGE LOANS

     The following tables and summaries describe the 10 largest Mortgage Loans by Cut-off Date Balance.

                                                         % OF
                                                       INITIAL
                                        CUT-OFF DATE     POOL       UW         LTV
             PROPERTY NAME                 BALANCE     BALANCE     DSCR       RATIO        PROPERTY TYPE
-------------------------------------- -------------- --------- ---------- ---------- ----------------------
Aramark Tower ........................  $ 47,397,435      5.8%      1.65x      55.5%          CBD Office(1)
Festival at Bel Air ..................    42,985,046      5.3       1.30x      79.6%       Anchored Retail
Silverado Ranch Plaza ................    28,478,502      3.5       1.35x      78.6%       Anchored Retial
4th and Battery ......................    25,250,000      3.1       1.33x      66.8%            CBD Office
300 West Vine ........................    24,000,000      2.9       1.26x      75.0%            CBD Office
Evening Creek Apartments .............    22,100,000      2.7       1.21x      79.2%           Multifamily
Hamilton Mill Business Center ........    19,489,453      2.4       1.28x      71.7%  Warehouse/Industrial
Potomac Festival .....................    19,412,646      2.4       1.28x      70.8%       Anchored Retail
Russellville Commons .................    19,022,111      2.3       1.24x      79.9%           Multifamily
Shops at Wellington Green ............    18,000,000      2.2       1.55x      74.2%       Anchored Retail
                                        ------------    -----
Top 10 Total/Weighted Average ........  $266,135,193     32.6%      1.37x      72.0%
                                        ============    =====
All Loans Total/Weighted Average .....  $816,653,033    100.0%      1.35x      71.2%

----------
(1)   Central Business District ("CBD").

THE ARAMARK TOWER LOAN

              LOAN INFORMATION                            PROPERTY INFORMATION
-----------------------------------------      -------------------------------------------
Cut-off Date Balance          $47,397,435      Property Type                    CBD Office
% of Initial Pool Balance            5.8%      Location         Philadelphia, Pennsylvania
Origination Date            April 2, 2002      Square Footage                      633,448
Maturity Date                 May 1, 2012      Year Built                             1984
Mortgage Rate                      6.860%      Appraised Value                 $85,400,000
Annual Debt Service            $3,738,783      Occupancy                             97.3%
UW DSCR                             1.65x      Occupancy Date             February 2, 2002
Cut-off Date LTV                    55.5%      UW NOI                           $7,231,638
Balloon LTV                         48.3%      UW NCF                           $6,154,776

     The Loan. The Aramark Tower mortgage loan (the "Aramark Tower Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee and leasehold interests in a 32-story office building located in Philadelphia, Pennsylvania (the "Aramark Tower Property"). The Aramark Tower Loan was made to Girard Estate Fee and Girard Estate Leasehold, each, a special purpose entity (the "Aramark Tower Borrowers") controlled by Girard Estate. Established in 1831 by the will of Stephen Girard, Girard Estate is Pennsylvania's largest charitable estate with total assets of approximately $485 million.

     The Aramark Tower Loan has a remaining amortization term of 357 months, matures on May 1, 2012, and may not be voluntarily prepaid prior to February 1, 2012. The Aramark Tower Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Aramark Tower Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Aramark Tower Property is a 32-story Class A office property located in downtown Philadelphia, Pennsylvania. The Aramark Tower Property was built in 1984. The Aramark Tower Property contains approximately 633,448 square feet of leasable area. The Aramark Tower Property is located at 1101 Market Street, adjacent to the Pennsylvania Convention Center and above the Market East Regional Rail Station. As of February 2, 2002, the Aramark Tower Property was approximately 97.3% occupied.

     The lease for the largest tenant at the Aramark Tower Property (Aramark Corporation) expires in 2006. Pursuant to the terms of the Aramark Tower Loan, reserves specifically related to this space are required to be collected in the amount of $62,500/month for the first 2 years after the origination date and are subject to increases up to $140,000/month thereafter which will only be released upon the execution of a lease extension through at least 2014 which is acceptable to the related lender. In addition, the lease for the second largest tenant of the Aramark Tower Property (Philadelphia Authority for Industrial Development) expires in 2009. Pursuant to the terms of the Aramark Tower Loan, reserves specifically related to this space will be collected beginning in January 2007 in the amount of $56,000/month (capped at $850,000) which will only be released upon the execution of a lease extension through at least June 2014.

     The following table presents information relating to the lease rollover schedule at the Aramark Tower Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   ------------
2002 ....................        7,793            1.2%           7,793        1.2%
2003 ....................       21,133            3.3           28,926        4.6%
2004 ....................       48,185            7.6           77,111       12.2%
2005 ....................        2,423            0.4           79,534       12.6%
2006 ....................      303,294           47.9          382,828       60.4%
2007 ....................       11,614            1.8          394,442       62.3%
2008 ....................            0            0.0          394,442       62.3%
2009 ....................      179,396           28.3          573,838       90.6%
2010 ....................            0            0.0          573,838       90.6%
2011 ....................       19,806            3.1          593,644       93.7%
2012 ....................       22,632            3.6          616,276       97.3%
Thereafter ..............            0            0.0          616,276       97.3%
Current Vacancy .........       17,172            2.7          633,448      100.0%
                               -------          -----
Total ...................      633,448          100.0%
                               =======          =====

     One tenant of the Aramark Tower Property, Winstar Communications, Inc., is the subject of a bankruptcy proceeding. Winstar Communications, Inc. leases approximately 4% of the net rentable area of the Aramark Tower Property and was acquired by IDT Corp. in 2001.

     Property Management. Kennedy Wilson Pennsylvania Management, LTD manages the Aramark Tower Property.

     Lockbox and Reserves. The Aramark Town Loan documents require that the Aramark Tower Borrowers instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account and, upon the occurrence of an event of default, the tenant payments deposited into the lockbox account will be distributed pursuant to the terms of a cash management agreement. The Aramark Tower Loan documents require reserves for taxes, insurance, ongoing replacements, and tenant improvement/leasing commissions.

THE FESTIVAL AT BEL AIR LOAN

                 LOAN INFORMATION                                  PROPERTY INFORMATION
-----------------------------------------------       ------------------------------------------
Cut-off Date Balance                $42,985,046       Property Type              Anchored Retail
% of Initial Pool Balance                  5.3%       Location                 Bel Air, Maryland
Origination Date              December 21, 2001       Square Footage                     437,227
Maturity Date                   January 1, 2012       Year Built/Renovated             1989/2001
Mortgage Rate                            7.410%       Appraised Value                $54,000,000
Annual Debt Service                  $3,592,834       Occupancy                            93.7%
UW DSCR                                   1.30x       Occupancy Date              April 24, 2002
Cut-off Date LTV                          79.6%       UW NOI                          $4,986,048
Balloon LTV                               70.5%       UW NCF                          $4,653,756

     The Loan. The Festival at Bel Air mortgage loan (the "Festival at Bel Air Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Bel Air, Maryland (the "Festival at Bel Air Property"). The Festival at Bel Air Loan was made to Festival at Bel Air, LLC, a special purpose entity (the "Festival at Bel Air Borrower"), controlled by JBG Rosenfeld Retail Properties.

     The Festival at Bel Air Loan has a remaining amortization term of 353 months and matures on January 1, 2012, and may not be voluntarily prepaid prior to October 1, 2011. The Festival at Bel Air Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Festival at Bel Air Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The owner of the Festival at Bel Air Borrower has pledged its ownership interest in the Festival at Bel Air Borrower as collateral for a mezzanine loan in the amount of $1,000,000, made by an affiliate of one of the owners of the Festival at Bel Air Borrower (the "Festival at Bel Air Mezzanine Lender"). Pursuant to the mezzanine loan documents, the Festival at Bel Air Mezzanine Lender has the right to cure a default under the Festival at Bel Air Loan. In addition, if there is a material default under the Festival at Bel Air Loan, the Festival at Bel Air Mezzanine Lender may purchase the Festival at Bel Air Loan. In addition, the mortgage lender may not amend the terms of the Festival at Bel Air Loan if the amendment would affect the principal balance, the interest rate or the maturity date of the Festival at Bel Air Loan or adversely affects the mezzanine loan without the consent of the Festival at Bel Air Mezzanine Lender. Upon the occurrence of an event of default under the mezzanine loan documents, the Festival at Bel Air Mezzanine Lender may foreclose upon the membership interests of the mezzanine borrower pursuant to the terms of the related intercreditor agreement which would result in a change of control with respect to the Festival at Bel Air Borrower. In addition, the Festival at Bel Air Loan documents allow future additional mezzanine loans subject to certain conditions. See "Risk Factors--Ability to Incur Other Borrowings Entails Risks" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Subordinate Financing" in the prospectus.

     The Property. The Festival at Bel Air Property is an anchored retail center containing approximately 437,227 square feet of leasable area. The Festival at Bel Air Property was built in 1989 and renovated in 2001. Primary tenants include Kohl's (approximately 85,060 square feet), Klein's Super Thrift (approximately 52,800 square feet) and Marshall's (approximately 27,098 square feet). The Festival at Bel Air Property is located at 5 Bel Air Parkway in Hartford County, outside of the city of Baltimore, Maryland. As of April 24, 2002, the Festival at Bel Air Property was approximately 93.7% occupied.

     The following table presents information relating to the lease rollover schedule at the Festival at Bel Air Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   ------------
2002 ....................       29,432            6.7%          29,432        6.7%
2003 ....................       50,443           11.5           79,875       18.3%
2004 ....................       25,622            5.9          105,497       24.1%
2005 ....................       50,452           11.5          155,949       35.7%
2006 ....................       55,385           12.7          211,334       48.3%
2007 ....................            0            0.0          211,334       48.3%
2008 ....................        3,500            0.8          214,834       49.1%
2009 ....................       42,121            9.6          256,955       58.8%
2010 ....................       52,800           12.1          309,755       70.8%
2011 ....................       11,331            2.6          321,086       73.4%
2012 ....................        3,600            0.8          324,686       74.3%
Thereafter ..............       85,060           19.5          409,746       93.7%
Current Vacancy .........       27,481            6.3          437,227      100.0%
                                ------          -----
 Total ..................      437,227          100.0%
                               =======          =====

     One tenant of the Festival at Bel Air Property, Room Store (a subsidiary of Heilig-Meyers Company), is the subject of a bankruptcy proceeding (through the bankruptcy filing of Heilig-Meyers Company). Room Store leases approximately 5.6% of the net rentable area of the Festival at Bel Air Property. On the origination date, the Festival at Bel Air Borrower deposited with the lender a $475,000 cash escrow, equivalent to two years of tenant rents under the Room Store lease, until such time as the tenant affirms its lease or until the Festival at Bel Air Borrower leases the space to a replacement tenant with rent revenue not less than the existing rent revenue and a lease term not less than 3 years.

     Property Management. The Festival at Bel Air Property is managed by JBG Rosenfeld Retail, LLC, which is an affiliate of the Festival at Bel Air Borrower.

     Lockbox and Reserves. The Festival at Bel Air Loan documents require that the Festival at Bel Air Borrowers instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account and, upon the occurrence of an event of default, the tenant payments deposited into the lockbox account will be distributed pursuant to the terms of a cash management agreement. The Festival at Bel Air Loan documents require reserves for taxes, insurance and ongoing replacements.

THE SILVERADO RANCH PLAZA LOAN

               LOAN INFORMATION                            PROPERTY INFORMATION
-------------------------------------------      -------------------------------------
Cut-off Date Balance            $28,478,502      Property Type         Anchored Retail
% of Initial Pool Balance              3.5%      Location            Las Vegas, Nevada
Origination Date              June 28, 2002      Square Footage                234,306
Maturity Date                  July 1, 2007      Year Built                       2000
Mortgage Rate                        6.350%      Appraised Value           $36,220,000
Annual Debt Service              $2,128,046      Occupancy                       97.2%
UW DSCR                               1.35x      Occupancy Date           May 31, 2002
Cut-off Date LTV                      78.6%      UW NOI                     $3,083,481
Balloon LTV                           73.9%      UW NCF                     $2,875,818

     The Loan. The Silverado Ranch Plaza mortgage loan (the "Silverado Ranch Plaza Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Las Vegas, Nevada (the "Silverado Ranch Plaza Property"). The Silverado Ranch Plaza Loan was made to AIG Baker Silverado, L.L.C., a special purpose entity (the "Silverado Ranch Plaza Borrower") controlled by a partnership between AIG Global Real Estate Investment Corp. and Alex D. Baker.

     The Silverado Ranch Plaza Loan has a remaining amortization term of 359 months, matures on July 1, 2007, and may not be voluntarily prepaid prior to June 1, 2007. The Silverado Ranch Plaza Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Silverado Ranch Plaza Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Silverado Ranch Plaza Property is an anchored retail center totaling approximately 234,306 square feet and was built in 2000. Primary tenants include Nordstrom Rack (approximately 30,660 square feet), Marshall's (approximately 30,000 square feet), Michaels (approximately 23,783 square feet), PetsMart (approximately 19,235 square feet) and Pier 1 (approximately 10,646 square feet).Target Corporation serves as an additional anchor for the Silverado Ranch Plaza Property but the related land and improvements are not part of the Silverado Ranch Plaza Loan collateral. The Silverado Ranch Plaza Property is located at 9731 South Eastern Avenue in Clark County, approximately 6 miles from the Las Vegas Strip and 12 miles from the Las Vegas central business district. As of May 31, 2002, the Silverado Ranch Plaza Property was approximately 97.2% occupied.

     The following table presents information relating to the lease rollover schedule at the Silverado Ranch Plaza Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   ------------
2002 ....................            0            0.0%               0        0.0%
2003 ....................            0            0.0                0        0.0%
2004 ....................        2,000            0.5            2,000        0.5%
2005 ....................       16,100            4.0           18,100        4.5%
2006 ....................       16,274            4.0           34,374        8.5%
2007 ....................       28,197            6.9           62,571       15.4%
2008 ....................            0            0.0           62,571       15.4%
2009 ....................            0            0.0           62,571       15.4%
2010 ....................       30,000            7.4           92,571       22.8%
2011 ....................       73,243           18.0          165,814       40.8%
2012 ....................       20,640            5.1          186,454       45.9%
Thereafter ..............      204,391           50.3          390,845       96.3%
Current Vacancy .........       15,172            3.7          406,017      100.0%
                               -------          -----
Total ...................      406,017          100.0%
                               =======          =====

     Property Management. AIG Baker Management, L.L.C., which is an affiliate of the Silverado Ranch Plaza Borrower, manages the Silverado Ranch Plaza Property.

     Lockbox and Reserves. The Silverado Ranch Plaza Property Loan documents do not require a lockbox account. The Silverado Ranch Plaza Loan documents require reserves for taxes, insurance, ongoing replacements, and tenant improvement/leasing commissions.

THE 4TH AND BATTERY LOAN

               LOAN INFORMATION                         PROPERTY INFORMATION
------------------------------------------     -----------------------------------------
Cut-off Date Balance           $25,250,000     Property Type                  CBD Office
% of Initial Pool Balance             3.1%     Location              Seattle, Washington
Origination Date             July 16, 2002     Square Footage                    201,463
Maturity Date               August 1, 2012     Year Built/Renovated            1978/2001
Mortgage Rate                       7.150%     Appraised Value               $37,800,000
Annual Debt Service             $2,046,483     Occupancy                           96.1%
UW DSCR                              1.33x     Occupancy Date             April 11, 2002
Cut-off Date LTV                     66.8%     UW NOI                         $3,098,585
Balloon LTV                          58.5%     UW NCF                         $2,712,342

     The Loan. The 4th and Battery mortgage loan (the "4th and Battery Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in a twelve-story office building located in Seattle, Washington (the "4th and Battery Property"). The 4th and Battery Loan was made to Selig Real Estate Holdings Eight, LLC, a special purpose entity (the "4th and Battery Borrower") controlled by Martin Selig.

     The 4th and Battery Loan has a remaining amortization term of 360 months, matures on August 1, 2012, and may not be voluntarily prepaid prior to May 1, 2012. The 4th and Battery Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The 4th and Battery Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The 4th and Battery Property is a twelve-story Class A building located in downtown Seattle, Washington. The 4th and Battery Property was built in 1978 and renovated in

2001. The 4th and Battery Property contains approximately 201,463 square feet of gross leasable area. The 4th and Battery Property is located at 2401 4th Avenue, approximately four blocks from the Elliot Bay waterfront. As of April 11, 2002, the 4th and Battery Property was approximately 96.1% occupied.

     The largest tenant, Phillips Medical, renting 24.9% of the leaseable area, is vacating its leased space at the 4th and Battery Property on or about July 31, 2002. Vertis Neurosciences has agreed to lease 91.2% of the vacated space at $32/square foot for a 3 year term (with two 5 year options) beginning September 1, 2002. A tenant improvement/leasing commission reserve related to the Vertis Neuroscience space (the "Vertis Reserve") was funded on the origination date in the amount of $2,250,000 which will be released upon certain conditions including the delivery of an executed lease.

     The following table presents information relating to the lease rollover schedule at the 4th and Battery Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   ------------
2002 ....................       58,222           28.9%          58,222           28.9%
2003 ....................       17,638            8.8           75,860           37.7%
2004 ....................        2,049            1.0           77,909           38.7%
2005 ....................       18,108            9.0           96,017           47.7%
2006 ....................       94,443           46.9          190,460           94.5%
2007 ....................        1,120            0.6          191,580           95.1%
2008 ....................           --            0.0          191,580           95.1%
2009 ....................           --            0.0          191,580           95.1%
2010 ....................           --            0.0          191,580           95.1%
2011 ....................           --            0.0          191,580           95.1%
2012 ....................           --            0.0          191,580           95.1%
Thereafter ..............        2,020            1.0          193,600           96.1%
Current Vacancy .........        7,863            3.9          201,463          100.0%
                                ------          -----
Total ...................      201,463          100.0%
                               =======          =====

     One tenant of the 4th and Battery Property, 360 Communications Company, is the subject of a bankruptcy proceeding. 360 Communications Company leases approximately 7.9% of the net rentable area of the 4th and Battery Property.

     Property Management. The 4th and Battery Property is managed by Martin Selig Real Estate, which is an affiliate of the 4th and Battery Borrower.

     Lockbox and Reserves. The 4th and Battery Loan documents require that the 4th and Battery Borrower instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. The 4th and Battery Loan documents require reserves for ongoing replacements. In addition to the Vertis Reserve, a general tenant improvement/leasing commission reserve was established on the origination date with a beginning balance of $1,750,000 and monthly collections of $30,000, provided, however, that as long as a minimum balance of $1,750,000 is held in reserve, monthly escrows will not be collected.

THE 300 WEST VINE LOAN

                LOAN INFORMATION                          PROPERTY INFORMATION
--------------------------------------------     -----------------------------------
Cut-off Date Balance             $24,000,000     Property Type            CBD Office
% of Initial Pool Balance               2.9%     Location        Lexington, Kentucky
Origination Date            January 24, 2002     Square Footage              387,138
Maturity Date               February 1, 2012     Year Built                     1979
Mortgage Rate                         7.250%     Appraised Value         $32,000,000
Annual Debt Service               $2,004,932     Occupancy                     88.3%
UW DSCR                                1.26x     Occupancy Date        March 5, 2002
Cut-off Date LTV                       75.0%     UW NOI                   $2,928,657
Balloon LTV                            65.5%     UW NCF                   $2,519,341

     The Loan. The 300 West Vine mortgage loan (the "300 West Vine Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in a 23-story office building located in downtown Lexington, Kentucky (the "300 West Vine Property"). The 300 West Vine Loan was made to 300 West Vine, LLC, a special purpose entity (the "300 West Vine Borrower"), controlled by Robert P. Langley.

     The 300 West Vine Loan provides for interest-only payments for the first 12 months of its term and, thereafter, for fixed monthly payments of principal and interest based upon a 336 month amortization period and matures on February 1, 2012. The 300 West Vine Loan may not be voluntarily prepaid prior to November 1, 2011. The 300 West Vine Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The 300 West Vine Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     One owner of the 300 West Vine Borrower has pledged its ownership interest as security for a preferred equity interest payable to certain other owners of the 300 West Vine Borrower. In addition, the 300 West Vine Borrower has incurred additional unsecured debt in the amount of $1,451,000 from its affiliates. See "Risk Factors--Ability to Incur Other Borrowings Entails Risks" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Subordinate Financing" in the prospectus.

     The Property. The 300 West Vine Property is a 387,138 square foot, multi-tenant office building located in downtown Lexington, Kentucky. The 300 West Vine Property was built in 1979. The 300 West Vine Property contains approximately 387,138 square feet of leasable area, including approximately 25,768 square feet of storage space and a parking garage within the tower containing approximately 272 parking spaces. As of March 5, 2002, the 300 West Vine Property was approximately 88.3% leased.

     The following table presents information relating to the lease rollover schedule at the 300 West Vine Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................        1,073            0.3%           1,073        0.3%
2003 ....................       49,068           12.7           50,141       13.0%
2004 ....................        1,443            0.4           51,584       13.3%
2005 ....................       25,035            6.5           76,619       19.8%
2006 ....................        6,908            1.8           83,527       21.6%
2007 ....................       92,474           23.9          176,001       45.5%
2008 ....................            0            0.0          176,001       45.5%
2009 ....................            0            0.0          176,001       45.5%
2010 ....................            0            0.0          176,001       45.5%
2011 ....................       35,052            9.1          211,053       54.5%
2012 ....................            0            0.0          211,053       54.5%
Thereafter ..............      130,888           33.8          341,941       88.3%
Current Vacancy .........       45,197           11.7          387,138      100.0%
                               -------          -----
Total ...................      387,138          100.0%
                               =======          =====

     Property Management. The 300 West Vine Property is managed by Langley Properties Company, which is an affiliate of the 300 West Vine Borrower.

     Lockbox and Reserves. The 300 West Vine Borrower is required to instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account and upon the occurrence of an event of default, the tenant payments deposited into the lockbox account will be distributed pursuant to the terms of a cash management agreement. The 300 West Vine Loan documents require reserves for taxes, insurance, and ongoing replacements. In addition, the 300 West Vine Borrower obtained two letters of credit in an aggregate amount of $7,500,000 as reserves for various tenant improvement/leasing commissions, and such letters of credit may be released if certain leasing goals are satisfied.

THE EVENING CREEK APARTMENTS LOAN

               LOAN INFORMATION                              PROPERTY INFORMATION
-------------------------------------------      -----------------------------------------
Cut-off Date Balance            $22,100,000      Property Type                 Multifamily
% of Initial Pool Balance              2.7%      Location            San Diego, California
Origination Date              June 14, 2002      Number of Units                       139
Maturity Date                  July 1, 2009      Year Built                           2002
Mortgage Rate                        6.810%      Appraised Value               $27,900,000
Annual Debt Service              $1,730,673      Occupancy                           92.8%
UW DSCR                               1.21x      Occupancy Date              June 12, 2002
Cut-off Date LTV                      79.2%      UW NOI                         $2,121,119
Balloon LTV                           75.9%      UW NCF                         $2,086,369

     The Loan. The Evening Creek Apartments mortgage loan (the "Evening Creek Apartments Loan") was originated by Wachovia and is secured by a first lien deed of trust encumbering the fee interest in a multifamily complex located in San Diego, California (the "Evening Creek Apartments Property"). The Evening Creek Apartments Loan was made to Evening Creek Apartments, LLC, Willmann Import & Export Furniture, LLC and Oakwood, LLC, each a special purpose entity (collectively, the "Evening Creek Apartments Borrowers"). The Evening Creek Apartments Borrowers own the Evening Creek Apartments Property as tenants-in-common. The sponsor is Alvin J. Wolff, Jr., a principal of the Wolff Companies. The Wolff Companies, founded in 1946, are focused on the development and ownership of Class "A" multifamily properties, with ownership interests in and management of approximately 3,500 apartment units.

     The Evening Creek Apartments Loan provides for interest-only payments for the first 36 months of its term and, thereafter, for fixed monthly payments of principal and interest based upon a 360 month amortization period and matures on July 1, 2009. The Evening Creek Apartments Loan may not be voluntarily prepaid prior to May 1, 2009. The Evening Creek Apartments Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Evening Creek Apartments Loan is subject to Defeasance, in whole, on any due date on or after the fourth anniversary of the first due date.

     The Property. The Evening Creek Apartments Property is a 139 unit garden-style apartment complex consisting of 24 buildings, situated on approximately 7.47 acres and constructed in 2002. The Evening Creek Apartments Property is located at 10918 Evening Creek Drive East in San Diego County, California. As of June 12, 2002, the Evening Creek Apartments Property was approximately 92.8% occupied.

     Property Management. The Evening Creek Apartments Property is currently managed by Fairfield Properties L.P. The Evening Creek Apartments Borrowers may transfer the property management duties to Wolff Management Company. Wolff Management Company is an affiliate of Evening Creek Apartments, LLC and Oakwood, LLC and a subsidiary of the Wolff Companies.

     Lockbox and Reserves. At any time during the term of the Evening Creek Apartments Loan, (i) if the debt service coverage ratio, as computed by the lender, is less than 1.10x, or (ii) if an event of default under the Evening Creek Apartments Loan documents has occurred and is continuing, the Evening Creek Apartments Borrowers must notify the tenants that any and all payments due under the applicable tenant leases are to be paid directly into a lender-designated lockbox account. The Evening Creek Apartments Loan documents require reserves for taxes, insurance, on-going replacements and deferred maintenance.

THE HAMILTON MILL BUSINESS CENTER LOAN

               LOAN INFORMATION                            PROPERTY INFORMATION
------------------------------------------        ----------------------------------------
Cut-off Date Balance           $19,489,453        Property Type       Industrial Warehouse
% of Initial Pool Balance             2.4%        Location                 Buford, Georgia
Origination Date              June 7, 2002        Square Footage                   550,000
Maturity Date                 July 1, 2017        Year Built                          2002
Mortgage Rate                       7.460%        Appraised Value              $27,200,000
Annual Debt Service             $1,629,757        Occupancy                           100%
UW DSCR                              1.28x        Occupancy Date             July 10, 2002
Cut-off Date LTV                     71.7%        UW NOI                        $2,147,629
Balloon LTV                          56.0%        UW NCF                        $2,092,629

     The Loan. The Hamilton Mill Business Center mortgage loan (the "Hamilton Mill Business Center Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in an industrial warehouse facility located in Buford, Georgia (the "Hamilton Mill Business Center Property"). The Hamilton Mill Business Center Loan was made to HickHam L.L.C. and HMI Buford L.L.C., each a special purpose entity (the "Hamilton Mill Borrowers"). The Hamilton Mill Borrowers own the Hamilton Mill Business Center Property as tenants-in-common. HickHam, L.L.C. has two managing members, George Hicker and Carl M. Buck, Jr. HMI Buford, L.L.C. is 100% owned by Gerald Greenstein.

     The Hamilton Mill Business Center Loan has a remaining amortization term of 359 months, matures on July 1, 2017, and may not be voluntarily prepaid prior to July 1, 2016. The Hamilton Mill Business Center Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Hamilton Mill Business Center Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Hamilton Mill Business Center Property is an approximately 550,000 square foot industrial warehouse and was built in 2002. The Hamilton Mill Business Center Property is 100% leased to Office Depot, and the lease expires April 30, 2017. The Hamilton Mill Business Center Property is located 2500 Mill Center Parkway in Gwinnett County, approximately 30 miles northeast of Atlanta, Georgia. As of July 10, 2002, the Hamilton Mill Business Center Property was 100% occupied.

     Property Management. The Hamilton Mill Business Center Property is self-managed by the tenant.

     Lockbox and Reserves. The Hamilton Mill Business Center Loan documents require that the Hamilton Mill Borrowers instruct the tenant that any and all tenant payments due under the lease are to be paid directly into a lockbox account and, upon the occurrence of an event of default, the tenant payments deposited into the lockbox account will be distributed pursuant to the terms of a cash management agreement. The Hamilton Mill Business Center Loan documents do not require reserves for taxes, insurance, and ongoing replacements; but do require escrows for tenant improvement/leasing commissions in the amount of $500,000 in years 13 and 14 of the Hamilton Mill Business Center Loan and $1,000,000 in year 15.

THE POTOMAC FESTIVAL LOAN

                 LOAN INFORMATION                                 PROPERTY INFORMATION
-----------------------------------------------       ----------------------------------------
Cut-off Date Balance                $19,412,646       Property Type            Anchored Retail
% of Initial Pool Balance                  2.4%       Location            Woodbridge, Virginia
Origination Date              December 28, 2001       Square Footage                   251,959
Maturity Date                   January 1, 2012       Year Built                          1989
Mortgage Rate                            7.870%       Appraised Value              $27,400,000
Annual Debt Service                  $1,695,850       Occupancy                          97.0%
UW DSCR                                   1.28x       Occupancy Date            April 30, 2002
Cut-off Date LTV                          70.8%       UW NOI                        $2,348,115
Balloon LTV                               63.4%       UW NCF                        $2,175,538

     The Loan. The Potomac Festival mortgage loan (the "Potomac Festival Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering a fee interest in an anchored retail center located in Woodbridge, Virginia (the "Potomac Festival Property"). The Potomac Festival Loan was made to Potomac Festival Limited Partnership, a special purpose entity (the "Potomac Festival Borrower") controlled by Gary D. Rappaport.

     The Potomac Festival Loan has a remaining amortization term of 353 months, matures on January 1, 2012, and may not be voluntarily prepaid prior to October 1, 2011. The Potomac Festival Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Potomac Festival Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Potomac Festival Property is an anchored retail center totaling approximately 251,959 square feet. The Potomac Festival Property was built in 1989. Primary tenants include Babies R Us (approximately 35,402 square feet), Staples (approximately 26,288 square feet) and CompUSA (approximately 23,780 square feet). The Potomac Festival Property is located at 14651 Potomac Mills Road in Prince William County, Maryland, approximately 20 miles south of Washington, DC. As of April 30, 2002, the Potomac Festival Property was approximately 97% occupied.

     The following table presents information relating to the lease rollover schedule at the Potomac Festival Property:

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................        6,080            2.4%           6,080        2.4%
2003 ....................        9,702            3.9           15,782        6.3%
2004 ....................       58,098           23.1           73,880       29.3%
2005 ....................       70,753           28.1          144,633       57.4%
2006 ....................       18,827            7.5          163,460       64.9%
2007 ....................       10,606            4.2          174,066       69.1%
2008 ....................            0            0.0          174,066       69.1%
2009 ....................       14,505            5.8          188,571       74.8%
2010 ....................            0            0.0          188,571       74.8%
2011 ....................       16,300            6.5          204,871       81.3%
2012 ....................            0            0.0          204,871       81.3%
Thereafter ..............       39,438           15.7          244,309       97.0%
Current Vacancy .........        7,650            3.0          251,959      100.0%
                                ------          -----
Total ...................      251,959          100.0%
                               =======          =====

     Property Management. The Potomac Festival Property is managed by Rappaport Management Company, which is an affiliate of the Potomac Festival Borrower.

     Lockbox and Reserves. The Potomac Festival Loan documents require that the Potomac Festival Borrower instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. The Potomac Festival Loan documents require reserves for taxes, insurance and ongoing replacements. On the origination date, the Potomac Festival Borrower deposited with the lender a $147,256 cash escrow and a letter of credit in the amount of $500,000 for tenant improvements/leasing commissions and certain other obligations under various tenant leases which will be released no later than January 2005 or upon certain conditions.

THE RUSSELLVILLE COMMONS LOAN

               LOAN INFORMATION                            PROPERTY INFORMATION
------------------------------------------        ------------------------------------
Cut-off Date Balance           $19,022,111        Property Type            Multifamily
% of Initial Pool Balance             2.3%        Location            Portland, Oregon
Origination Date              May 31, 2002        Number of Units                  283
Maturity Date                 June 1, 2012        Year Built                      1999
Mortgage Rate                       6.960%        Appraised Value          $23,800,000
Annual Debt Service             $1,514,745        Occupancy                      89.4%
UW DSCR                              1.24x        Occupancy Date         July 15, 2002
Cut-off Date LTV                     79.9%        UW NOI                    $1,931,284
Balloon LTV                          69.7%        UW NCF                    $1,874,684

     The Loan. The Russellville Commons mortgage loan (the "Russellville Commons Loans") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in a multifamily complex located in Portland, Oregon (the "Russellville Commons Property"). The Russellville Commons Loan was made to Russellville, L.L.C., a special purpose entity (the "Russellville Commons Borrower") controlled by Wayne C. Rembold and Franklin D. Piacentini.

     The Russellville Commons Loan has a remaining amortization term of 358 months, matures on June 1, 2012, and may not be voluntarily prepaid prior to March 1, 2012. The Russellville

Commons Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Russellville Commons Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Russellville Commons Property is a Class-A garden-style multifamily complex that was built in 1999. The Russellville Commons Property is improved with 19 buildings consisting of 283 units. Amenities include a clubhouse, 24-hour fitness center and business center. The Russellville Commons Property is situated on approximately 7.78 acres located at 10320 Southeast Pine Street in Multnomah County, the southwest suburban area of Portland, Oregon. As of July 15, 2002, the Russellville Commons Property was approximately 89.4% occupied. The Russellville Commons Property currently benefits from a city property tax abatement through the 2009/2010 fiscal year as an incentive to lease space for the operation of a child care facility. However, the child care facility has not yet been constructed and the tax abatement may be lost if certain conditions are not met, including, among other things, the continued operation of a child care facility. In calculating statistical information contained herein, including UW DSCR and LTV Ratio, the related Mortgage Loan Seller included the benefits of the tax abatement in such calculations.

     Property Management. The Russellville Commons Property is managed by Summit Real Estate Management, Inc., which was established in 1979.

     Lockbox and Reserves. The Russellville Commons Loan documents do not require a lockbox account. The Russellville Commons Loan documents require reserves for taxes, insurance and ongoing replacements and a tax abatement escrow upon the occurrence of certain events.

THE SHOPS AT WELLINGTON GREEN LOAN

                LOAN INFORMATION                              PROPERTY INFORMATION
--------------------------------------------       ---------------------------------------
Cut-off Date Balance             $18,000,000       Property Type           Anchored Retail
% of Initial Pool Balance               2.2%       Location            Wellington, Florida
Origination Date                July 2, 2002       Square Footage                  130,849
Maturity Date                 August 1, 2012       Year Built                         2002
Mortgage Rate                         6.850%       Appraised Value             $24,250,000
Annual Debt Service               $1,415,360       Occupancy                         95.9%
UW DSCR                                1.55x       Occupancy Date              May 2, 2002
Cut-off Date LTV                       74.2%       UW NOI                       $2,236,271
Balloon LTV                            67.0%       UW NCF                       $2,192,221

     The Loan. The Shops at Wellington Green mortgage loan (the "Shops at Wellington Green Loan") was originated by Wachovia and is secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Shops at Wellington, Florida (the "Shops at Wellington Green Property"). The Shops at Wellington Green Loan was made to Cedar Development, Ltd., a special purpose entity (the "Shops at Wellington Green Borrower"). The sponsors are Robert Schmier and Douglas Feurring.

     The Shops at Wellington Green Loan provides for interest-only payments for the first 24 months of its term and, thereafter, for fixed monthly payments of principal and interest based upon a 360 month amortization period and matures on August 1, 2012. The Shops at Wellington Green Loan may not be voluntarily prepaid prior to June 1, 2012. The Shops at Wellington Green Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Shops at Wellington Green Loan is subject to Defeasance, in whole, on any due date on or after the fourth anniversary of the first due date.

     The Property. The Shops at Wellington Green Property is a one-story strip shopping center anchored by Linens 'n Things, Circuit City Stores and Barnes & Noble, Inc. The Shops at Wellington Green Property was built in 2002. The Shops at Wellington Green Property contains approximately 130,849 square feet of leasable area consisting of two one-story buildings situated on approximately 20.9 acres. The Shops at Wellington Green Property is located in Palm Beach County, in the West Palm Beach -- Boca Raton metropolitan statistical area. As of May 2, 2002, the Shops at Wellington Green Property was approximately 95.9% occupied and 100% leased.

     The following table presents information relating to the lease rollover schedule at the Shops at Wellington Green Property(1):

                                                              CUMULATIVE
                             SQUARE FEET      % OF TOTAL     SQUARE FEET     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      OF TOTAL SF
-------------------------   -------------   -------------   -------------   -------------
2002 ....................           0             0.0%               0            0.0%
2003 ....................           0             0.0                0            0.0%
2004 ....................           0             0.0                0            0.0%
2005 ....................           0             0.0                0            0.0%
2006 ....................           0             0.0                0            0.0%
2007 ....................           0             0.0                0            0.0%
2008 ....................           0             0.0                0            0.0%
2009 ....................       7,945             6.1            7,945            6.1%
2010 ....................           0             0.0            7,945            6.1%
2011 ....................           0             0.0            7,945            6.1%
2012 ....................      30,139            23.0           38,084           29.1%
Thereafter ..............      92,765            70.9          130,849          100.0%
Current Vacancy .........           0(1)          0.0                0            0.0%
                               --------         -----
Total ...................      130,849          100.0%
                               ========         =====

----------
(1) Net rentable area of 5,495 square feet, or approximately 4.2% of the total square feet, is currently vacant but subject to a lease pursuant to which the tenant is required to take occupancy and begin paying rent in October 2002. This lease expires in 2009. The information in the table concerning lease rollover includes the expiration of this lease and the information in the table concerning current vacancy does not include this space.

     Property Management. The Shops at Wellington Green Property is managed by Schmier and Feurring Properties, Inc. and by Schmier and Feurring Realty, Inc., each of which is an affiliate of the Shops at Wellington Green Borrower.

     Lockbox and Reserves. The Shops at Wellington Green Loan documents do not require a lockbox account. The Shops at Wellington Green Loan documents require reserves for taxes.

ARD LOANS

     Five (5) mortgage loans (the "ARD Loans"), representing approximately 2.3% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% (or in the case of an ARD Loan sold to the Depositor by Wachovia, initially the Initial Rate plus 2.50% and subject to a 0.25% increase annually) or the then current treasury rate plus a fixed margin set forth in the related Mortgage Note. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates.

     Additionally, an account was established at the origination of each ARD Loan or is required to be established upon the occurrence of the Anticipated Repayment Date into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. All of the mortgage loans have due dates that occur on the 1st day of each month. Fifty (50) mortgage loans, representing approximately 37.3% of the Initial Pool Balance, provides for a grace period of five days. Sixty-three (63) mortgage loans, representing approximately 51.6% of the Initial Pool Balance, provide for a grace period of seven days. Sixteen (16) mortgage loans, representing approximately 11.0% of the Initial Pool Balance, provide for a grace period of ten days. One hundred twenty-two (122) mortgage loans, representing approximately 96.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 7 mortgage loans, representing approximately 3.2% of the Initial Pool Balance, accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis").

     One hundred eight (108) mortgage loans, representing approximately 83.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates. In addition, the 5 ARD Loans, representing approximately 2.3% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower repays the mortgage loan on that date. Five (5) of the mortgage loans, representing approximately 9.7% of the Initial Pool Balance, provide for monthly payments of interest only for the first 12 months to 36 months of their respective terms followed by payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term based upon a 30-year amortization schedule, with the exception of one (1) mortgage loan which is based on a remaining term of 28 years. Eleven (11) mortgage loans, representing approximately 4.7% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the majority of the mortgage loans on an actual/360 Basis, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. These higher final payments will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

     Partial Releases. Six (6) of the mortgage loans (identified as Loan Nos. 3, 5, 18, 27, 56 and 105 on Annex A to this prospectus supplement), representing approximately 9.7% of the Initial Pool Balance, permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to defeasance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or defeasance in one of the following ways:

          (1) One hundred fifteen (115) of the mortgage loans, representing approximately 94.6% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

          (2) Fourteen (14) of the mortgage loans, representing approximately 5.4% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     With respect to mortgage loans originated by JPMorgan Chase, LaSalle and Wachovia that contain yield maintenance provisions, "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to mortgage loans originated by Artesia that contain yield maintenance provisions, "Yield Maintenance Charge" will generally be equal to:

          (1) an amount equal to the greater of (a) one percent of the principal amount prepaid; or (b) the amount obtained by subtracting (i) the sum of
     (A) the amount of principal being prepaid and (B) the amount of interest thereon accrued to the date of such prepayment, from (ii) the sum of the Current Values (as defined below) of the Amounts Payable. The "Current Value" of any Amount Payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Yield Maintenance Interest Rate in accordance with the following formula:

                         Current Value = Amount Payable
                                         --------------
                                           (1 + d/2)n

     where "d" is the Yield Maintenance Interest Rate expressed as a decimal and "n" is an exponent, which need not be an integer, equal to the number of semi-annual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year) between the date of such determination and the due date of the Amount Payable; or

          (2) an amount equal to the greater of (a) one percent of the mortgage loan balance at the time of prepayment; or (b) the amount obtained by subtracting (i) the amount of principal being prepaid, from (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the related maturity date or Anticipated Repayment Date, as applicable, including any balloon payment or assumed repayment on the Anticipated Repayment Date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate.

     The term "Yield Maintenance Interest Rate" has the meaning set forth in the related mortgage loan documents. The term "Amount Payable" means each scheduled payment of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     Five (5) of the mortgage loans, representing approximately 6.2% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 1 month prior to the stated maturity date or Anticipated Repayment Date. Fifty-four
(54) of the mortgage loans, representing approximately 36.4% of the

Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 2 months prior to the stated maturity date or Anticipated Repayment Date. Fifty-eight
(58) of the mortgage loans, representing approximately 52.0% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 3 months prior to the stated maturity date or Anticipated Repayment Date. Two (2) of the mortgage loans, representing approximately 0.3% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 5 months prior to the stated maturity date. Three (3) of the mortgage loans, representing approximately 0.7% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 6 months prior to the stated maturity date. One (1) of the mortgage loans, representing approximately 0.2% of the Initial Pool Balance, permits voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 9 months prior to the stated maturity date. Three
(3) of the mortgage loans, representing approximately 3.4% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 12 months prior to the stated maturity date. Two (2) of the mortgage loans, representing approximately 0.7% of the Initial Pool Balance, permit voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 24 months prior to the stated maturity date. One (1) of the mortgage loans, representing approximately 0.2% of the Initial Pool Balance, permits voluntary prepayment without the payment of a Yield Maintenance Charge on or after the date occurring approximately 36 months prior to the stated maturity date.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, any obligation to pay a Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 115 of the mortgage loans, representing approximately 94.6% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment
     Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder, (ii) obtained from S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000, and
(iii) obtained from Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer or the Master Servicer, as the case may be, will be required
(a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from Moody's and S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has
(x)(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a debt service coverage ratio less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-nine

(29) of the Mortgaged Properties, securing 26.5% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Oregon, Washington, Tennessee and Utah. Five (5) of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 9, 36, 66, 85 and 23 on Annex A to this prospectus supplement), representing approximately 5.1% of the Initial Pool Balance, have a "probable maximum loss" ("PML") of approximately 12%. 19%, 24%, 25% and 33%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. One (1) of these mortgage loans (identified as Loan No. 105 on Annex A to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance, has a PML that is approximately 22% and earthquake insurance has not been obtained: the land value of the related Mortgaged Property, as determined by an appraisal conducted at or about the time of origination, equals approximately 90% of the outstanding principal balance of the related mortgage loan. One (1) mortgage loan (identified as Loan No. 126 on Annex A to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance, has a PML that is approximately 28% and earthquake insurance has not been obtained; the LTV Ratio of the related mortgage loan, based on a January 2000 appraisal, is 61.0%, and the land value based on the related Mortgage Loan Seller's assessment of land values in the sub-market of the Mortgaged Property equals approximately 65% of the outstanding principal balance of the related mortgage loan. None of the 129 other Mortgaged Properties has a PML in excess of 20%.

     In the case of 11 mortgage loans representing approximately 2.1% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors -- Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to any mortgage loan secured by more than one Mortgaged Property, the information presented in this prospectus supplement assumes that the debt service coverage ratio and LTV Ratio with respect to each such Mortgaged Property is the same as the average debt service coverage ratio or LTV Ratio presented for such mortgage loans.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                         TYPE OF MORTGAGED PROPERTIES

                                                   AGGREGATE
                                   NUMBER OF        CUT-OFF            % OF                          WTD. AVG.
                                   MORTGAGED          DATE         INITIAL POOL      WTD. AVG.     CUT-OFF DATE     WTD. AVG.
         PROPERTY TYPE            PROPERTIES        BALANCE           BALANCE         UW DSCR        LTV RATIO      OCCUPANCY
------------------------------   ------------   ---------------   --------------   ------------   --------------   ----------
RETAIL:
 Anchored ....................         29        $215,761,140          26.40%           1.37x          72.00%         95.80%
 Shadow Anchored (1) .........          4          18,972,469           2.30            1.32x          66.00%         98.10%
 Unanchored ..................         16          52,938,331           6.50            1.37x          68.40%         97.80%
                                       --        ------------         ------            ----           -----          -----
SUBTOTAL: ....................         49        $287,671,940          35.20%           1.37x          71.00%         96.30%
OFFICE:
 CBD .........................          8        $140,862,233          17.20%           1.42x           66.0%         94.00%
 Suburban ....................         14          72,093,289           8.80            1.31x          72.60%         93.20%
                                       --        ------------         ------            ----           -----          -----
SUBTOTAL: ....................         22        $212,955,522          26.10%           1.39x          68.20%         93.70%
MULTIFAMILY:
 Garden ......................         32        $153,944,987          18.90%           1.27x          76.50%         93.40%
 Mid/High Rise ...............          2          13,015,609           1.60            1.68x          67.20%         95.30%
 Suburban ....................          2           1,308,194           0.20            1.39x          74.80%         93.60%
                                       --        ------------         ------            ----           -----          -----
SUBTOTAL: ....................         36        $168,268,790          20.60%           1.31x          75.70%         93.60%
INDUSTRIAL:
 Flex ........................          3        $  7,015,862           0.90%           1.33x          67.10%         97.50%
 Warehouse/Distribution                12          78,743,601           9.60            1.32x          70.90%         98.40%
                                       --        ------------         ------            ----           -----          -----
SUBTOTAL: ....................         15        $ 85,759,464          10.50%           1.32x          70.60%         98.30%
MANUFACTURED HOUSING
 COMMUNITY: ..................         11        $ 44,812,853           5.50%           1.31x          73.20%         94.00%
STORAGE: .....................          2        $  9,979,276           1.20%           1.58x          62.00%         96.70%
THEATER-MULTIPLEX: ...........          1        $  7,205,188           0.90%           1.31x          70.00%      N/A
                                       --        ------------         ------
TOTAL/WEIGHTED AVERAGE:               136        $816,653,033          100.0%         1.35X            71.20%         95.20%
                                      ===        ============         ======

----------
(1) A Mortgaged Property is classified by the applicable Mortgage Loan Seller as shadow anchored if it is in close proximity to a significant retail property that effectively "anchors" such Mortgaged Property.

                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                      STATED
                             NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
          RANGE OF            MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
       MORTGAGE RATES          LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
6.220% - 6.999% ...........      28      $256,881,005        31.5%        6.7191%      108         1.42x      69.8%        60.6%
7.000% - 7.249% ...........      36       202,286,681        24.8         7.1279%      123         1.37x      70.4%        56.8%
7.250% - 7.499% ...........      32       213,456,525        26.1         7.3757%      123         1.29x      73.5%        61.0%
7.500% - 7.749% ...........      19        68,760,994         8.4         7.6321%      120         1.27x      73.4%        60.0%
7.750% - 7.999% ...........      10        61,528,964         7.5         7.8293%      114         1.32x      69.6%        60.7%
8.000% - 8.800% ...........       4        13,738,865         1.7         8.5613%      110         1.31x      68.9%        54.7%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%        59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                         MORTGAGED PROPERTIES BY STATE

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE       % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGED        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
           STATE             PROPERTIES      BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
--------------------------- ------------ --------------- --------- ------------ ----------- ---------- ---------- ------------
California ................       18      $127,743,265      15.6%      7.2064%      118         1.29x      71.4%       57.3%
Maryland ..................        6        63,655,395       7.8       7.2842%      120         1.33x      74.7%       61.3%
Pennsylvania ..............        4        58,011,987       7.1       7.0106%      116         1.62x      56.0%       48.4%
Nevada ....................        6        56,783,768       7.0       6.5735%       89         1.35x      75.5%       68.3%
Ohio ......................        5        49,569,263       6.1       7.2286%      117         1.38x      75.0%       64.8%
Florida ...................        9        46,758,368       5.7       6.9235%      115         1.42x      74.9%       63.5%
Michigan ..................        7        36,594,347       4.5       7.2880%      127         1.42x      65.7%       47.7%
Virginia ..................        8        35,288,940       4.3       7.5911%      115         1.41x      65.3%       57.1%
Georgia ...................        6        34,298,930       4.2       7.3542%      153         1.31x      72.5%       59.2%
Washington ................        4        33,255,265       4.1       7.1477%      111         1.31x      68.5%       60.8%
Kentucky ..................        3        31,397,717       3.8       7.1057%      114         1.27x      75.3%       65.0%
Tennessee .................        3        30,375,938       3.7       7.3716%      115         1.32x      70.1%       61.8%
Mississippi ...............        6        29,340,883       3.6       7.4033%      112         1.26x      77.2%       68.1%
Colorado ..................        5        28,025,000       3.4       7.1610%      120         1.27x      73.5%       64.4%
New York ..................        7        25,460,042       3.1       7.2370%      150         1.37x      70.1%       40.1%
Oregon ....................        2        22,422,111       2.7       6.9054%      118         1.25x      79.1%       68.9%
Alabama ...................        3        16,589,462       2.0       7.2862%      116         1.33x      75.3%       65.6%
North Carolina ............        4        16,396,864       2.0       7.6053%      107         1.36x      64.9%       54.1%
Texas .....................        9        16,168,794       2.0       7.4975%      130         1.30x      71.1%       53.0%
Arizona ...................        3        11,163,739       1.4       6.9330%       96         1.34x      72.0%       63.9%
Missouri ..................        1        10,160,000       1.2       7.7000%      120         1.21x      79.9%       71.0%
Delaware ..................        2         8,981,625       1.1       7.0767%      117         1.41x      66.9%       58.6%
Illinois ..................        2         7,517,057       0.9       7.7148%      116         1.27x      75.1%       66.3%
North Dakota ..............        5         4,989,989       0.6       7.1500%       57         1.29x      80.5%       76.5%
Massachusetts .............        1         3,200,078       0.4       7.5900%      113         1.56x      55.2%       38.8%
New Jersey ................        1         3,200,000       0.4       6.2200%      120         1.63x      59.3%       50.6%
South Carolina ............        1         2,925,000       0.4       6.9500%      120         1.28x      76.0%       66.2%
Kansas ....................        1         2,682,498       0.3       7.7500%      116         1.23x      77.8%       69.3%
Utah ......................        2         2,388,513       0.3       7.2035%       86         1.37x      52.5%       32.7%
Maine .....................        2         1,308,194       0.2       7.2060%      118         1.39x      74.8%       65.7%
                                  --      ------------     -----
TOTAL/WEIGHTED AVERAGE.....      136      $816,653,033     100.0%      7.1835%      117       1.35X        71.2%       59.6%
                                 ===      ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

              RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                      STATED
                             NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
     RANGE OF REMAINING       MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
      TERMS (MOS.)(1)          LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
46 - 79 ...................      10      $ 50,255,945         6.2%        6.6830%       59         1.33x      75.7%        70.8%
80 - 99 ...................       4        34,097,127         4.2         7.4458%       86         1.25x      76.1%        71.1%
100 - 109 .................       2        13,054,425         1.6         7.5330%      104         1.22x      74.8%        66.8%
110 - 119 .................      77       502,911,611        61.6         7.2731%      116         1.37x      70.9%        61.6%
120 - 149 .................      24       152,413,419        18.7         6.9315%      120         1.36x      71.0%        61.5%
150 - 199 .................      10        58,769,051         7.2         7.2147%      178         1.29x      67.0%        24.4%
200 - 237 .................       2         5,151,454         0.6         7.7896%      237         1.24x      69.2%         2.9%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%        59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                               YEARS OF MATURITY

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                      STATED
                             NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
                              MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
    YEARS OF MATURITY(1)       LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
2006 ......................       1      $  3,338,060         0.4%        7.5200%       46         1.33x      59.9%        57.6%
2007 ......................       4        42,461,538         5.2         6.5462%       59         1.32x      78.7%        74.4%
2008 ......................       3         3,371,629         0.4         7.3466%       73         1.39x      58.6%        47.4%
2009 ......................       4        23,901,598         2.9         6.8651%       83         1.23x      78.0%        74.2%
2010 ......................       2        11,280,248         1.4         8.6723%       93         1.30x      70.1%        61.9%
2011 ......................       8        32,654,945         4.0         7.2469%      109         1.30x      71.7%        61.2%
2012 ......................      93       632,371,091        77.4         7.1985%      117         1.37x      71.1%        61.9%
2013 ......................       1         2,858,930         0.4         7.0100%      128         1.41x      50.2%        38.7%
2014 ......................       1           494,490         0.1         7.6000%      137         1.20x      45.2%         0.0%
2016 ......................       1         6,761,915         0.8         7.1500%      172         1.32x      74.3%        47.8%
2017 ......................       7        49,932,683         6.1         7.2219%      178         1.29x      66.1%        22.2%
2018 ......................       2         2,074,453         0.3         7.2528%      195         1.24x      64.8%         0.0%
2022 ......................       2         5,151,454         0.6         7.7896%      237         1.24x      69.2%         2.9%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%        59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan or, in the 2 cases described below, an adjusted total annual debt service. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. For purposes of determining the UW DSCR for 2 mortgage loans (identified as Loan Nos. 90 and 120 on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the principal balances of the mortgage loans were reduced by taking into account amounts reserved until the achievement of certain income levels by the related Mortgaged Properties.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective

Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented and Annex A attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                      STATED
                             NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
   RANGE OF DEBT SERVICE      MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
      COVERAGE RATIOS          LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
1.14x - 1.19x .............       3      $ 14,896,169         1.8%        7.2566%      179         1.15x      66.2%        0.0%
1.20x - 1.24x .............      21       106,586,624        13.1         7.1954%      112         1.22x      77.5%       65.7%
1.25x - 1.29x .............      37       238,406,951        29.2         7.3588%      119         1.27x      74.4%       64.3%
1.30x - 1.34x .............      24       210,101,482        25.7         7.2717%      117         1.32x      74.0%       64.0%
1.35x - 1.39x .............      11        70,437,031         8.6         6.8505%       95         1.36x      72.8%       64.1%
1.40x - 1.49x .............      12        40,567,564         5.0         6.8853%      136         1.45x      62.3%       36.4%
1.50x - 1.59x .............       9        48,683,411         6.0         7.1400%      117         1.55x      64.4%       55.9%
1.60x - 1.97x .............      12        86,973,800        10.7         6.8956%      117         1.71x      55.5%       48.0%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%       59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans.

     An "LTV Ratio" for any mortgage loan, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date or, in the 2 cases described below, an adjusted principal balance (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan (or in limited cases with respect to certain Artesia mortgage loans, an updated appraisal). The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the anticipated principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. For purposes of determining the LTV Ratios as of the cut-off date for 2 mortgage loans (identified as Loan Nos. 90 and 120 on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain income levels by the related Mortgaged Properties.

     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                                                      STATED
          RANGE OF           NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
      LTV RATIOS AS OF        MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
      THE CUT-OFF DATE         LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
33.6% - 49.9% .............       3      $ 11,187,609         1.4%        7.1374%      117         1.88x      46.3%        38.3%
50.0% - 54.9% .............       8        21,613,225         2.6         7.0091%      132         1.57x      51.8%        27.9%
55.0% - 59.9% .............      13        86,846,195        10.6         7.0039%      117         1.59x      56.5%        46.2%
60.0% - 64.9% .............      15        55,634,554         6.8         7.1201%      117         1.48x      63.3%        52.9%
65.0% - 69.9% .............      11        81,637,253        10.0         7.1762%      129         1.32x      66.6%        45.9%
70.0% - 74.9% .............      37       210,108,493        25.7         7.4042%      127         1.32x      72.7%        60.0%
75.0% - 80.5% .............      42       349,625,704        42.8         7.1195%      107         1.28x      78.3%        69.6%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%        59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
          RANGE OF                                                                    STATED
      LTV RATIOS AS OF       NUMBER OF     AGGREGATE        % OF                    REMAINING               CUT-OFF     LTV RATIO
     THE MORTGAGE LOAN        MORTGAGE      CUT-OFF        INITIAL      MORTGAGE       TERM        UW         DATE         AT
       MATURITY DATES          LOANS     DATE BALANCE   POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ----------- ---------- ----------- ------------
0.0% - 29.9% ..............      12      $ 39,878,574         4.9%        7.1842%      183         1.32x      62.0%        2.1%
30.0% - 39.9% .............       3         7,536,957         0.9         7.2935%      118         1.51x      52.3%       38.0%
40.0% - 49.9% .............      17       110,308,367        13.5         7.0831%      118         1.57x      57.9%       46.8%
50.0% - 59.9% .............      23       136,066,267        16.7         7.0904%      124         1.41x      65.8%       56.3%
60.0% - 76.5% .............      74       522,862,868        64.0         7.2272%      110         1.29x      76.4%       67.9%
                                 --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117       1.35X        71.2%       59.6%
                                ===      ============       =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                                             % OF                   STATED
                                NUMBER OF     AGGREGATE    INITIAL                REMAINING               CUT-OFF     LTV RATIO
           RANGE OF              MORTGAGE      CUT-OFF       POOL     MORTGAGE       TERM        UW         DATE         AT
    CUT-OFF DATES BALANCES        LOANS     DATE BALANCE   BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY(1)
------------------------------ ----------- -------------- --------- ------------ ----------- ---------- ----------- ------------
$425,679 - $1,000,000.........       9      $  6,003,219      0.7%      7.6178%      102         1.40x      61.6%        44.9%
$1,000,001 - $2,000,000.......      16        24,035,654      2.9       7.2277%      129         1.46x      63.0%        43.4%
$2,000,001 - $5,000,000.......      59       201,651,194     24.7       7.2647%      116         1.33x      70.2%        57.6%
$5,000,001 - $10,000,000......      24       171,354,517     21.0       7.1994%      125         1.36x      71.5%        55.3%
$10,000,001 - $15,000,000.....       8        97,503,096     11.9       7.2301%      118         1.34x      70.6%        60.7%
$15,000,001 - $25,000,000.....       9       171,994,371     21.1       7.2001%      120         1.30x      75.5%        66.6%
$25,000,001 - $47,397,435.....       4       144,110,983     17.6       6.9741%      105         1.43x      69.2%        61.8%
                                    --      ------------    -----
TOTAL/WEIGHTED AVERAGE .......     129      $816,653,033    100.0%      7.1835%      117       1.35X        71.2%        59.6%
                                   ===      ============    =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                   RANGE OF CURRENT OCCUPANCY RATES (1)(2)(3)

                              NUMBER OF     AGGREGATE        % OF
          RANGE OF            MORTGAGE       CUT-OFF        INITIAL
  CURRENT OCCUPANCY RATES    PROPERTIES   DATE BALANCE   POOL BALANCE
--------------------------- ------------ -------------- --------------
60.0% - 74.9% .............        1      $  7,400,000         0.9%
75.0% - 84.9% .............        4        22,734,666         2.8
85.0% - 89.9% .............       13        87,651,770        10.8
90.0% - 94.9% .............       25       174,264,124        21.5
95.0% - 100.0% ............       92       517,397,286        63.9
                                  --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....      135      $809,447,845       100.0%
                                 ===      ============       =====

                                                 WEIGHTED AVERAGES
                            ------------------------------------------------------------
                                            STATED
                                          REMAINING               CUT-OFF     LTV RATIO
          RANGE OF            MORTGAGE       TERM        UW         DATE         AT
  CURRENT OCCUPANCY RATES       RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY(4)
--------------------------- ------------ ----------- ---------- ----------- ------------
60.0% - 74.9% .............     6.6500%      120         1.32x      78.7%        68.0%
75.0% - 84.9% .............     7.2267%      112         1.40x      61.5%        52.0%
85.0% - 89.9% .............     7.2046%      116         1.37x      72.2%        62.9%
90.0% - 94.9% .............     7.0964%      108         1.33x      74.4%        66.3%
95.0% - 100.0% ............     7.1952%      121         1.36x      70.3%        57.0%
TOTAL/WEIGHTED AVERAGE.....     7.1709%      117       1.35X        71.2%        59.6%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Calculations exclude any theatres.

(4) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                     RANGE OF YEARS BUILT/RENOVATED (1)(2)

                              NUMBER OF     AGGREGATE        % OF
       RANGE OF YEARS         MORTGAGE       CUT-OFF        INITIAL
     BUILT/RENOVATED(1)      PROPERTIES   DATE BALANCE   POOL BALANCE
--------------------------- ------------ -------------- --------------
1960 - 1971 ...............       10      $ 38,027,485         4.7%
1972 - 1981 ...............       10        56,509,881         6.9
1982 - 1986 ...............       12        96,996,318        11.9
1987 - 1991 ...............       12        43,968,481         5.4
1992 - 1996 ...............        9        61,164,463         7.5
1997 - 2001 ...............       72       438,028,161        53.6
2002 - 2002 ...............       11        81,958,243        10.0
                                  --      ------------       -----
TOTAL/WEIGHTED AVERAGE.....      136      $816,653,033       100.0%
                                 ===      ============       =====

                                                 WEIGHTED AVERAGES
                            ------------------------------------------------------------
                                            STATED
                                          REMAINING               CUT-OFF     LTV RATIO
       RANGE OF YEARS         MORTGAGE       TERM        UW         DATE         AT
     BUILT/RENOVATED(1)         RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY(3)
--------------------------- ------------ ----------- ---------- ----------- ------------
1960 - 1971 ...............     6.9330%      115         1.46x      70.8%        60.6%
1972 - 1981 ...............     7.2038%      111         1.30x      72.8%        63.7%
1982 - 1986 ...............     7.0592%      121         1.52x      61.4%        49.1%
1987 - 1991 ...............     7.5669%      124         1.32x      67.9%        49.9%
1992 - 1996 ...............     7.2258%      115         1.35x      67.9%        55.8%
1997 - 2001 ...............     7.2066%      115         1.32x      73.5%        62.3%
2002 - 2002 ...............     7.0719%      126         1.33x      73.5%        62.4%
TOTAL/WEIGHTED AVERAGE.....     7.1835%      117       1.35X        71.2%        59.6%

----------
(1) Range of Years Built/Renovated references the earlier of the year built or, with respect to renovated properties, the year of the most recent renovation with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                  PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                                                                     STATED
                                                                                    REMAINING
                             NUMBER OF     AGGREGATE        % OF                     LOCKOUT               CUT-OFF     LTV RATIO
                              MORTGAGE      CUT-OFF        INITIAL      MORTGAGE      TERM        UW         DATE         AT
    PREPAYMENT PROVISION       LOANS     DATE BALANCE   POOL BALANCE      RATE       (MOS.)      DSCR     LTV RATIO   MATURITY(1)
--------------------------- ----------- -------------- -------------- ------------ ---------- ---------- ----------- ------------
Lockout with
 defeasance ...............     115      $772,676,933        94.6%        7.1728%      117        1.35x      71.4%        59.8%
Lockout period followed
 by yield maintenance .....      14        43,976,100         5.4         7.3705%      116        1.43x      66.8%        55.5%
                                ---      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%        7.1835%      117      1.35X        71.2%        59.6%
                                ===      ============       =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loans.

                              AMORTIZATION TYPES

                             NUMBER OF     AGGREGATE        % OF
                              MORTGAGE      CUT-OFF        INITIAL
     AMORTIZATION TYPES        LOANS     DATE BALANCE   POOL BALANCE
--------------------------- ----------- -------------- --------------
Balloon Mortgage
 Loans(1) .................     108      $680,388,604        83.3%
Partial Interest-only,
 Amortizing Balloon
 Mortgage Loans(3) ........       5        79,150,000         9.7
Fully Amortizing
 Mortgage Loans ...........      11        38,163,627         4.7
ARD Loans(1) ..............       5        18,950,802         2.3
                                ---      ------------       -----
TOTAL/WEIGHTED AVERAGE.....     129      $816,653,033       100.0%
                                ===      ============       =====

                                                  WEIGHTED AVERAGES
                            --------------------------------------------------------------
                                            STATED
                                           REMAINING               CUT-OFF     LTV RATIO
                              MORTGAGE       TERM         UW         DATE          AT
     AMORTIZATION TYPES         RATE      (MOS.) (2)     DSCR     LTV RATIO   MATURITY (2)
--------------------------- ------------ ------------ ---------- ----------- -------------
Balloon Mortgage
 Loans(1) .................     7.2128%       114         1.36x      71.1%        62.0%
Partial Interest-only,
 Amortizing Balloon
 Mortgage Loans(3) ........     6.9365%       104         1.38x      74.8%        68.2%
Fully Amortizing
 Mortgage Loans ...........     7.1835%       186         1.29x      63.3%         0.8%
ARD Loans(1) ..............     7.1637%       137         1.29x      74.1%        56.3%
TOTAL/WEIGHTED AVERAGE.....     7.1835%       117       1.35X        71.2%        59.6%

----------
(1) Excludes the mortgage loans which are paid interest-only for a portion of their terms.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3) These mortgage loans provide for monthly payments of interest-only for a period ranging from 12 months to 36 months at the beginning of the terms of the mortgage loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, Wachovia, LaSalle and Artesia. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Wachovia is an affiliate of one of the Underwriters. LaSalle is the paying agent and is also an affiliate of one of the Underwriters.

JPMORGAN CHASE

     JPMorgan Chase is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of December 31, 2001, on a pro forma basis reflecting the merger of the two banks, JPMorgan Chase had total assets of approximately $693 billion and total stockholder's equity of approximately $41 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge upon written request to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

WACHOVIA

     Wachovia is a national banking association whose principal offices are in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of December 31, 2001 Wachovia had total assets of $232.8 billion. Wachovia is acting as the Master Servicer. Wachovia Securities, Inc. is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

LASALLE

     LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of June 30, 2002, LaSalle had total assets of $57.5 billion. LaSalle is acting as the paying agent for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     LaSalle Bank National Association is rated "Aa3" by Moody's and "AA-" by S&P. On May 22, 2002, Moody's placed ABN AMRO Bank, N.V. and certain of its affiliates (including LaSalle) on review for possible downgrade.

ARTESIA

     Artesia is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by Standard & Poor's and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 351 billion EUR ($316 billion) and a stock market capitalization of approximately 19 billion EUR ($17 billion) as of December 2001.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination (or in certain limited cases, after origination with respect to certain ESAs), the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent in payment of principal and/or interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date and, to the Mortgage Loan Seller's knowledge, no other material default exists under the mortgage loan after giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with the assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

          (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) no mortgage loan or any of the related mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense;

          (p) each mortgage loan document complied in all material respects with all applicable state or federal laws, including usury, to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

          (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (ii) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property, would materially and adversely affect the value of such property or the ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or of a material document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, S&P, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a Mortgage Loan which is cross-collateralized with other Mortgage Loans may require the repurchase of or substitution for such other Mortgage Loans to the extent described under "--Repurchase of Cross-Collateralized Mortgage Loans."

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not less than the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by Moody's or S&P to any class of Certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (b) through (d) and (f) through (p), and (z) the remaining term to stated maturity referred to in clause (e) above is required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Mortgage Loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan") such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the trust fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions", unless, (i) the debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (ii) the loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

LOCK BOX ACCOUNTS

     With respect to 50 mortgage loans (the "Lock Box Loans"), representing approximately 52.3% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 7 Lock Box Loans, representing approximately 13.3% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 2 Lock Box Loans, representing approximately 3.1% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 38 Lock Box Loans, representing approximately 28.8% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lock Box Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) required debt service coverage ratio levels not being maintained, (iii) the date 24 months prior to the Anticipated Repayment Date or (iv) the related Anticipated Repayment Date). With respect to 3 Lock Box Loans, representing approximately 7.1% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") will consist of the following 19 classes: the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1, Class X-2 and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $816,653,032.

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) until the Distribution Date in August 2004, the sum of the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

          (2) after the Distribution Date in August 2004 through and including the Distribution Date in August 2005, the sum of (a) the lesser of $135,497,000 and the Certificate Balance of the Class A-2 Certificates and
     (b) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

          (3) after the Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $94,073,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $987,000 and the Certificate Balance of the Class J Certificates;

          (4) after the Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $29,339,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $1,514,000 and the Certificate Balance of the Class H Certificates;

          (5) after the Distribution Date in August 2007 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $404,256,000 and the Certificate Balance of the Class A-3 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $7,543,000 and the Certificate Balance of the Class G Certificates;

          (6) after the Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $356,026,000 and the Certificate Balance of the Class A-3 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E Certificates and (c) the lesser of $10,305,000 and the Certificate Balance of the Class F Certificates; and

          (7) after the Distribution Date in August 2009, $0.

The initial Notional Amount of the Class X-2 Certificates will be approximately $731,945,000.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $106,165,032.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2002-C1 and its telephone number is
(312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advances as may arise from its willful misfeasance, negligence or bad faith.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in September 2002 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate (without regard to the proviso in the definition thereof on page S-94) for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Non-Offered Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (z) on the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero, (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero and (3) following reduction of the Certificate Balance of the Class A-1 and Class A-2 Certificates to zero, to the Class A-3 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     third, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate

Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-ninth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     fortieth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2 and Class A-3 Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to the WAC Rate less    %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to the lesser of    % and the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately    %
and    % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent a separate Class X-1 Component for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent another separate Class X-1 Component for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in August 2009, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

          (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates; and

          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in August 2009, all or a designated portion of the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance or designated portion thereof makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in August 2009, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate Class X-2 Component for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in August 2009, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

     (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and

     (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated
portion thereof, comprises such Class X-2 Component and (y)   %.

    CLASS X-2 COMPONENT RELATING TO THE
  FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
  ---------------------------------------     --------------------------
  A-2
  A-3
  B
  C
  D
  E
  F
  G
  H
  J

     After the Distribution Date in August 2009, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date or Prepayment Interest Shortfalls resulting from involuntary principal prepayments (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to mortgage loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 and Class X-2 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

    CLASS DESIGNATION         ASSUMED FINAL DISTRIBUTION DATE
    -----------------         -------------------------------
  Class A-1 .............             April 12, 2007
  Class A-2 .............            January 12, 2012
  Class A-3 .............             July 12, 2012
  Class B ...............            August 12, 2012
  Class C ...............            August 12, 2012
  Class D ...............            August 12, 2012

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be July 12, 2037, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation will be made to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation will be made first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, then to the Class A-2 Certificates until their Certificate Balance has been reduced to zero and then to the Class A-3 Certificates until their Certificate Balance has been reduced to zero. Allocation to the Class A-1, Class A-2 and Class A-3

Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-3 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-3 Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2 and Class A-3 Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 60 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan (plus principal and interest on any secured subordinate debt relating to such mortgage loan) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The Determination Date for each Distribution Date is the fourth business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, Moody's, S&P, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate and loan-by-loan amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate and loan-by-loan amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, beginning in September 2002, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, Moody's, S&P, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificates as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balances of all classes of Certificates (other than the Class X-1 and Class X-2 Certificates and the Residual Certificates), each determined as of the prior Distribution Date. None of the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificates will be allocated among the holders of such Certificates in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 4% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN:
Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0022% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and
(2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer;

          (F) any obligation of the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and

          (G) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 60-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent, Moody's and S&P. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified thereof (provided that if such written notice has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification of a monetary term of a mortgage loan (excluding waivers of Default Interest and late penalties constituting additional servicing compensation);

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

     (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents; and

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability to Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

THE MASTER SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation and is also one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of June 30, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 7,186 commercial and multifamily loans, totaling approximately $52.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will be the initial Special Servicer. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high-yielding real estate related loans and equity investments. The Special Servicer and its affiliates have regional offices located across the United States in Florida, Georgia, Oregon and California. As of May 31, 2002 the Special Servicer and its affiliates were managing a portfolio which included an original count of 13,600 assets in most states with an

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original face value of over $80 billion, most of which are commercial real estate assets. Included in this managed portfolio are $78 billion of commercial real estate assets representing 95 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and S&P confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.04% to 0.12%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.05081% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification and defeasance fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans,
(2) 50% of any assumption fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of

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interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications, all assumption fees and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of any assumption fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan. The Special Servicer will also be entitled to receive default interest paid by the borrowers on all mortgage loans. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan, in connection with the related Mortgage Loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (i) subsequent to a default under the related mortgage loan documents, (ii) in connection with insurance proceeds or condemnation proceeds, (iii) pursuant to applicable law or a court order, or (iv) at the request or with the consent of the Directing Certificateholder), then, the Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses for such Due Period, but in no event greater than such Prepayment Interest Shortfalls. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property fire and hazard insurance required by the terms of the mortgage loan documents in the amounts, and from an insurer meeting the requirements set forth therein or, if the borrower does not so maintain such coverage, the Master Servicer will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Master

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Servicer in accordance with the Servicing Standards. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest therein and the insurance is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (the "Additional Exclusions"),
(B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, (C) if the Special Servicer determines that insurance covering the Additional Exclusions is available at a commercially reasonable price in or around the region in which the Mortgaged Property is located, the Master Servicer shall require the borrower to maintain such insurance, and if the borrower fails to maintain such insurance, shall cause such insurance to be maintained and (D) if the Special Servicer, with the consent of the Directing Certificateholder, determines in accordance with the Servicing Standards that insurance covering the Additional Exclusions is not available at a commercially reasonable price, inform the Rating Agencies as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust. If the Special Servicer does not enforce a terrorism insurance requirement, the Special Servicer will forward to the related borrower a forbearance letter that reserves the Special Servicer's right to enforce the terrorism insurance requirement at a later date.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard

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insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

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          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates), pro rata, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the Mortgage Loan Sellers, Moody's, S&P, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the mortgage loan in default, plus accrued and unpaid interest on such balance, all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of

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real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more once every 12 months and (B) less than $2,000,000 once every 24 months, in each case commencing in calendar year 2003 unless a physical inspection has been performed by the Special Servicer within the last 12 or 24 months, as applicable and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is

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required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged
Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and S&P that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or S&P to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing

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Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the

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     Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 60 days of such removal;

          (g) Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

          (h) Moody's downgrades the then current ratings of any class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or

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other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, as evidenced by a letter from each of Moody's and S&P;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as

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     evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and S&P, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, amend the Servicing Standards.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

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                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

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Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans will also affect the Class B, Class C and Class D Certificates to the extent the WAC Rate would be reduced below the fixed Pass-Through Rate for that class for one or more future periods and therefore may also affect the yield on the Class B, Class C and Class D Certificates.

     The yield on the Class B, Class C and Class D Certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate of the mortgage loans. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in September 2002;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges are included in any allocations or calculations;

          (g) the Closing Date is August 14, 2002;

          (h) the ARD Loans prepay on their Anticipated Repayment Dates;

          (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                     ------        ------        ------        ------       -------
Initial Percentage .................         100           100           100           100           100
August 12, 2003 ....................          83            83            83            83            83
August 12, 2004 ....................          64            64            64            63            63
August 12, 2005 ....................          44            43            42            42            41
August 12, 2006 ....................          15            13            12            11            10
August 12, 2007 ....................           0             0             0             0             0
August 12, 2008 ....................           0             0             0             0             0
August 12, 2009 ....................           0             0             0             0             0
August 12, 2010 ....................           0             0             0             0             0
August 12, 2011 ....................           0             0             0             0             0
August 12, 2012 ....................           0             0             0             0             0
August 12, 2013 ....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        2.59          2.57          2.55          2.53          2.51
Estimated Month of First Principal .   9/12/2002     9/12/2002     9/12/2002     9/12/2002     9/12/2002
Estimated Month of Maturity ........   4/12/2007     3/12/2007     3/12/2007     2/12/2007     1/12/2007

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                            0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                            ------        ------        ------        ------       -------
Initial Percentage ........................         100           100           100           100           100
August 12, 2003 ...........................         100           100           100           100           100
August 12, 2004 ...........................         100           100           100           100           100
August 12, 2005 ...........................         100           100           100           100           100
August 12, 2006 ...........................         100           100           100           100           100
August 12, 2007 ...........................          74            74            73            73            72
August 12, 2008 ...........................          67            66            64            63            62
August 12, 2009 ...........................          45            44            42            41            40
August 12, 2010 ...........................          31            30            28            27            25
August 12, 2011 ...........................          16            14            12            10             9
August 12, 2012 ...........................           0             0             0             0             0
August 12, 2013 ...........................           0             0             0             0             0
Weighted Average Life (Years)(1) ..........        6.99          6.92          6.86          6.80          6.75
Estimated Month of First Principal ........   4/12/2007     3/12/2007     3/12/2007     2/12/2007     1/12/2007
Estimated Month of Maturity ...............   1/12/2012     1/12/2012    12/12/2011    12/12/2011    12/12/2011

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                            0% CPR        3% CPR        6% CPR         9% CPR         12% CPR
----                                            ------        ------        ------         ------         -------
Initial Percentage ........................         100           100            100            100            100
August 12, 2003 ...........................         100           100            100            100            100
August 12, 2004 ...........................         100           100            100            100            100
August 12, 2005 ...........................         100           100            100            100            100
August 12, 2006 ...........................         100           100            100            100            100
August 12, 2007 ...........................         100           100            100            100            100
August 12, 2008 ...........................         100           100            100            100            100
August 12, 2009 ...........................         100           100            100            100            100
August 12, 2010 ...........................         100           100            100            100            100
August 12, 2011 ...........................         100           100            100            100            100
August 12, 2012 ...........................           0             0              0              0              0
August 12, 2013 ...........................           0             0              0              0              0
Weighted Average Life (Years)(1) ..........        9.67          9.67           9.66           9.66           9.65
Estimated Month of First Principal ........   1/12/2012     1/12/2012     12/12/2011     12/12/2011     12/12/2011
Estimated Month of Maturity ...............   7/12/2012     7/12/2012      7/12/2012      7/12/2012      7/12/2012

----------
(1) The weighted average life of each of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                     ------        ------        ------        ------       -------
Initial Percentage .................         100           100           100           100           100
August 12, 2003 ....................         100           100           100           100           100
August 12, 2004 ....................         100           100           100           100           100
August 12, 2005 ....................         100           100           100           100           100
August 12, 2006 ....................         100           100           100           100           100
August 12, 2007 ....................         100           100           100           100           100
August 12, 2008 ....................         100           100           100           100           100
August 12, 2009 ....................         100           100           100           100           100
August 12, 2010 ....................         100           100           100           100           100
August 12, 2011 ....................         100           100           100           100           100
August 12, 2012 ....................           0             0             0             0             0
August 12, 2013 ....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.97          9.97          9.97          9.96          9.96
Estimated Month of First Principal .   7/12/2012     7/12/2012     7/12/2012     7/12/2012     7/12/2012
Estimated Month of Maturity ........   8/12/2012     8/12/2012     8/12/2012     8/12/2012     8/12/2012

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                     ------        ------        ------        ------       -------
Initial Percentage .................         100           100           100           100           100
August 12, 2003 ....................         100           100           100           100           100
August 12, 2004 ....................         100           100           100           100           100
August 12, 2005 ....................         100           100           100           100           100
August 12, 2006 ....................         100           100           100           100           100
August 12, 2007 ....................         100           100           100           100           100
August 12, 2008 ....................         100           100           100           100           100
August 12, 2009 ....................         100           100           100           100           100
August 12, 2010 ....................         100           100           100           100           100
August 12, 2011 ....................         100           100           100           100           100
August 12, 2012 ....................           0             0             0             0             0
August 12, 2013 ....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.99          9.99          9.99          9.99          9.99
Estimated Month of First Principal .   8/12/2012     8/12/2012     8/12/2012     8/12/2012     8/12/2012
Estimated Month of Maturity ........   8/12/2012     8/12/2012     8/12/2012     8/12/2012     8/12/2012

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----                                     ------        ------        ------        ------       -------
Initial Percentage .................         100           100           100           100           100
August 12, 2003 ....................         100           100           100           100           100
August 12, 2004 ....................         100           100           100           100           100
August 12, 2005 ....................         100           100           100           100           100
August 12, 2006 ....................         100           100           100           100           100
August 12, 2007 ....................         100           100           100           100           100
August 12, 2008 ....................         100           100           100           100           100
August 12, 2009 ....................         100           100           100           100           100
August 12, 2010 ....................         100           100           100           100           100
August 12, 2011 ....................         100           100           100           100           100
August 12, 2012 ....................           0             0             0             0             0
August 12, 2013 ....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.99          9.99          9.99          9.99          9.99
Estimated Month of First Principal .   8/12/2012     8/12/2012     8/12/2012     8/12/2012     8/12/2012
Estimated Month of Maturity ........   8/12/2012     8/12/2012     8/12/2012     8/12/2012     8/12/2012

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests therein.

     The Lower-Tier REMIC will hold the mortgage loans, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest therein. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and proceeds thereof and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the [Class A-1, Class A-2, Class A-3, Class B, Class C and Class D] Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield

Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A)of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans ... secured by an interest in real property which is ... residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 47 mortgage loans representing approximately 26.1% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of Wachovia Securities, Inc. ("Wachovia Securities"), ABN AMRO Incorporated ("ABN AMRO") and Deutsche Bank Securities Inc. ("DBSI", and together with JPMSI, Wachovia Securities and ABN AMRO, the "Underwriters"), the Depositor and JPMorgan Chase Bank, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

CLASS                   JPMSI     WACHOVIA SECURITIES     ABN AMRO      DBSI
-----                   -----     -------------------     --------      ----
Class A-1 ..........   $                  $                 $         $
Class A-2 ..........   $                  $                 $         $
Class A-3 ..........   $                  $                 $         $
Class B ............   $                  $                 $         $
Class C ............   $                  $                 $         $
Class D ............   $                  $                 $         $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to
be approximately $   , will be    % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2002. Wachovia Securities, Inc. or one of its affiliates may purchase a portion of certain classes of the offered certificates, purchase certain offered certificates for its own account or sell the offered certificates to one of its affiliates. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft and for the Underwriters by Mayer, Brown, Rowe & Maw. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                CLASS              MOODY'S              S&P
                -----              -------              ---
                  A-1                Aaa                AAA
                  A-2                Aaa                AAA
                  A-3                Aaa                AAA
                   B                 Aa2                AA
                   C                  A2                 A
                   D                  A3                 A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings, Inc. ("Fitch"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered

Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis ...........................................................   S-59
300 West Vine Borrower .................................................   S-52
300 West Vine Loan .....................................................   S-52
300 West Vine Property .................................................   S-52
4th and Battery Borrower ...............................................   S-51
4th and Battery Loan ...................................................   S-51
4th and Battery Property ...............................................   S-51
ABN AMRO ...............................................................   S-136
Actual/360 Basis .......................................................   S-59
Additional Exclusions ..................................................   S-117
Administrative Cost Rate ...............................................   S-94
Advances ...............................................................   S-100
Amount Payable .........................................................   S-61
Anticipated Repayment Date .............................................   S-59
Appraisal Reduction ....................................................   S-101
Appraisal Reduction Event ..............................................   S-101
Aramark Tower Borrowers ................................................   S-46
Aramark Tower Loan .....................................................   S-46
Aramark Tower Property .................................................   S-46
ARD Loans ..............................................................   S-59
Artesia ................................................................   S-44
Asset Status Report ....................................................   S-111
Assumed Final Distribution Date ........................................   S-97
Assumed Scheduled Payment ..............................................   S-95
Authenticating Agent ...................................................   S-83
Available Distribution Amount ..........................................   S-87
Base Interest Fraction .................................................   S-96
CBD ....................................................................   S-46
Certificate Account ....................................................   S-86
Certificate Balance ....................................................   S-81
Certificate Owner ......................................................   S-82
Certificate Registrar ..................................................   S-83
Certificateholders .....................................................   S-44
Certificates ...........................................................   S-81
Class A Certificates ...................................................   S-81
Class X Certificates ...................................................   S-81
Class X-1 Components ...................................................   S-92
Class X-1 Strip Rate ...................................................   S-92
Class X-2 Component ....................................................   S-93
Class X-2 Strip Rate ...................................................   S-93
Clearstream, Luxembourg ................................................   S-83
Closing Date ...........................................................   S-44
CMSA Investor Reporting Package ........................................   S-105
Code ...................................................................   S-134
Collateral Support Deficit .............................................   S-99
Compensating Interest Payment ..........................................   S-116
Constant Prepayment Rate ...............................................   S-129
Controlling Class ......................................................   S-112
Controlling Class Certificateholder ....................................   S-112
Corrected Mortgage Loan ................................................   S-111
CPR ....................................................................   S-129
Cross-Over Date ........................................................   S-91
Crossed Loan ...........................................................   S-79
Current Value ..........................................................   S-61
Cut-off Date Balance ...................................................   S-44
DBSI ...................................................................   S-136
Defeasance .............................................................   S-62
Defeasance Lockout Period ..............................................   S-62
Depositor ..............................................................   S-44
Depositories ...........................................................   S-83
Determination Date .....................................................   S-85
Direct Participants ....................................................   S-83
Directing Certificateholder ............................................   S-112
Discount Rate ..........................................................   S-60
Distributable Certificate Interest .....................................   S-94
Distribution Account ...................................................   S-86
Distribution Date ......................................................   S-85
DTC ....................................................................   S-82
Due Period .............................................................   S-88
Effective Gross Income .................................................   S-68
ERISA ..................................................................   S-138
ERISA Plan .............................................................   S-138
ESA ....................................................................   S-74
Euroclear ..............................................................   S-83
Evening Creek Apartments Borrowers .....................................   S-54
Evening Creek Apartments Loan ..........................................   S-54
Evening Creek Apartments Property ......................................   S-54
Events of Default ......................................................   S-123
Excess Interest ........................................................   S-94
Excess Interest Distribution Account ...................................   S-87
Excluded Plan ..........................................................   S-139
Exemption ..............................................................   S-138
Fairfield ..............................................................   S-54
Festival at Bel Air Borrower ...........................................   S-48
Festival at Bel Air Loan ...............................................   S-48
Festival at Bel Air Mezzanine Lender ...................................   S-48
Festival at Bel Air Property ...........................................   S-48
FIRREA .................................................................   S-74
Fitch ..................................................................   S-138
Form 8-K ...............................................................   S-66
Gain on Sale Reserve Account ...........................................   S-87
Hamilton Mill Borrowers ................................................   S-55
Hamilton Mill Business Center Loan .....................................   S-55
Hamilton Mill Business Center Property .................................   S-55
Indirect Participants ..................................................   S-84

                                                                            PAGE
                                                                            ----
Initial Pool Balance ...................................................   S-44
Initial Rate ...........................................................   S-59
Initial Resolution Period ..............................................   S-77
Insurance and Condemnation Proceeds ....................................   S-86
Interest Distribution Amount ...........................................   S-94
Interest Reserve Account ...............................................   S-86
IRS ....................................................................   S-120
JPMorgan Chase .........................................................   S-44
JPMSI ..................................................................   S-136
LaSalle ................................................................   S-44
Liquidation Fee ........................................................   S-115
Liquidation Fee Rate ...................................................   S-115
Liquidation Proceeds ...................................................   S-86
LNR ....................................................................   S-113
Lock Box Accounts ......................................................   S-79
Lock Box Loans .........................................................   S-79
Lockout Period .........................................................   S-60
Lower-Tier Distribution Account ........................................   S-86
Lower-Tier REMIC .......................................................   S-134
Lower-Tier REMIC Regular Interests .....................................   S-134
LTV Ratio ..............................................................   S-70
MAI ....................................................................   S-78
Master Servicer ........................................................   S-113
Master Servicer Remittance Date ........................................   S-100
Moody's ................................................................   S-137
Mortgage ...............................................................   S-44
Mortgage Asset Seller ..................................................   S-44
Mortgage Loan Seller ...................................................   S-44
Mortgage Note ..........................................................   S-44
Mortgage Rate ..........................................................   S-94
Mortgaged Property .....................................................   S-44
Net Aggregate Prepayment Interest Shortfall ............................   S-94
Net Mortgage Rate ......................................................   S-94
Net Operating Income ...................................................   S-69
NOI ....................................................................   S-69
Non-Offered Certificates ...............................................   S-81
Non-Offered Subordinate Certificates ...................................   S-98
Nonrecoverable Advance .................................................   S-101
Notional Amount ........................................................   S-81
Offered Certificates ...................................................   S-81
OID ....................................................................   S-134
Operating Statements ...................................................   S-69
Option Price ...........................................................   S-119
P&I Advance ............................................................   S-100
PAR ....................................................................   S-74
Participants ...........................................................   S-83
Pass-Through Rate ......................................................   S-91
Paying Agent ...........................................................   S-83
Paying Agent Fee .......................................................   S-83
Paying Agent Fee Rate ..................................................   S-83
Percentage Interest ....................................................   S-82
Periodic Payments ......................................................   S-87
Permitted Investments ..................................................   S-87
Plan ...................................................................   S-138
PML ....................................................................   S-64
Pooling and Servicing Agreement ........................................   S-81
Potomac Festival Borrower ..............................................   S-56
Potomac Festival Loan ..................................................   S-56
Potomac Festival Property ..............................................   S-56
Prepayment Assumption ..................................................   S-134
Prepayment Interest Excess .............................................   S-116
Prepayment Interest Shortfall ..........................................   S-116
Primary Collateral .....................................................   S-79
Prime Rate .............................................................   S-101
Principal Balance Certificates .........................................   S-81
Principal Distribution Amount ..........................................   S-95
Principal Shortfall ....................................................   S-95
Purchase Agreements ....................................................   S-44
Purchase Option ........................................................   S-119
Purchase Price .........................................................   S-77
qualified mortgage .....................................................   S-77
Qualified Substitute Mortgage Loan .....................................   S-78
Rated Final Distribution Date ..........................................   S-97
Record Date ............................................................   S-86
Regular Certificates ...................................................   S-134
regular interests ......................................................   S-134
Reimbursement Rate .....................................................   S-101
Related Proceeds .......................................................   S-101
Release Date ...........................................................   S-62
Release H.15 ...........................................................   S-60
REMIC ..................................................................   S-134
REMIC Provisions .......................................................   S-134
REO Account ............................................................   S-118
REO Loan ...............................................................   S-96
REO Property ...........................................................   S-110
Residual Certificates ..................................................   S-81
residual interests .....................................................   S-134
Restricted Group .......................................................   S-138
Revised Rate ...........................................................   S-59
Rules ..................................................................   S-84
Russellville Commons Borrower ..........................................   S-57
Russellville Commons Loans .............................................   S-57
Russellville Commons Property ..........................................   S-57
S&P ....................................................................   S-137
Scheduled Principal Distribution Amount ................................   S-95

                                                                            PAGE
                                                                            ----
Senior Certificates ....................................................   S-81
Servicing Advances .....................................................   S-100
Servicing Fee ..........................................................   S-114
Servicing Fee Rate .....................................................   S-114
Servicing Standards ....................................................   S-110
Shops at Wellington Green Borrower .....................................   S-58
Shops at Wellington Green Loan .........................................   S-58
Shops at Wellington Green Property .....................................   S-58
Silverado Ranch Plaza Borrower .........................................   S-50
Silverado Ranch Plaza Loan .............................................   S-50
Silverado Ranch Plaza Property .........................................   S-50
Similar Law ............................................................   S-138
Special Servicing Fee ..................................................   S-114
Special Servicing Fee Rate .............................................   S-114
Specially Serviced Mortgage Loans ......................................   S-110
Stated Principal Balance ...............................................   S-95
Statement to Certificateholders ........................................   S-103
Subordinate Certificates ...............................................   S-81
Subordinate Offered Certificates .......................................   S-81
Terms and Conditions ...................................................   S-85
The Chase Manhattan Corporation ........................................   S-73
Treasury Rate ..........................................................   S-60
Trustee ................................................................   S-44
Trustee Fee ............................................................   S-108
Trustee Fee Rate .......................................................   S-108
Underwriters ...........................................................   S-136
Underwriting Agreement .................................................   S-136
Underwritten Cash Flow .................................................   S-68
Underwritten Cash Flow Debt Service Coverage Ratio .....................   S-68
Underwritten NOI .......................................................   S-68
Unscheduled Principal Distribution Amount ..............................   S-95
Upper-Tier Distribution Account ........................................   S-86
Upper-Tier REMIC .......................................................   S-134
UW DSCR ................................................................   S-68
UW NCF .................................................................   S-68
UW NOI .................................................................   S-68
Vertis Reserve .........................................................   S-51
Voting Rights ..........................................................   S-106
WAC Rate ...............................................................   S-93
Wachovia ...............................................................   S-44
Wachovia Securities ....................................................   S-136
Withheld Amounts .......................................................   S-86
Withheld Loans .........................................................   S-86
Workout Fee ............................................................   S-114
Workout Fee Rate .......................................................   S-114
Yield Maintenance Charge ...............................................   S-60
Yield Maintenance Interest Rate ........................................   S-61
Yield Maintenance Period ...............................................   S-60

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 LOAN #        ORIGINATOR      PROPERTY NAME                              STREET ADDRESS
 ------        ----------      -------------                              --------------
    1            JPMCB         Aramark Tower                              1101 Market Street
    2            JPMCB         Festival at Bel Air                        5 Bel Air South Parkway
    3            JPMCB         Silverado Ranch Plaza                      9731 South Eastern Avenue
    4            JPMCB         4th & Battery Office                       2401 4th Avenue
    5            JPMCB         300 West Vine                              300 West Vine Street
    6           Wachovia       Evening Creek Apartments                   10918 Evening Creek Drive East
    7            JPMCB         Hamilton Mill Business Center              2500 Mill Center Parkway
    8            JPMCB         Potomac Festival                           14651 Potomac Mills Road
    9            JPMCB         Russellville Commons                       10320 Southeast Pine Street
   10           Wachovia       Shops at Wellington Green                  10500-10590 Forest Hill Blvd.
   11            JPMCB         Akron Centre Plaza                         50 South Main Street
   12           LaSalle        IAC Excel Building                         11099 South La Cienega Blvd.
   13           Wachovia       St. Andrews Club                           4249 North Commerce Street
   14            JPMCB         Paradise Cove MHP                          28128 Pacific Coast Highway
   15           LaSalle        Donelson Corporate Center                  3055 Lebanon Pike
   16           LaSalle        Park 42                                    3600-3700 Park 42 Drive
   17             AMCC         1600 Pearl Street                          1600-1630 Pearl Street
   18            JPMCB         The Crossings at Taylor                    23859 - 23877 Eureka Road
   19            JPMCB         The Electric Farm                          1501-1609 East McFadden Avenue
   20            JPMCB         Westbrook Village                          4000 Westbrook Drive
   21           Wachovia       Lambert Pointe I & II                      601 - 613 Lambert Pointe Drive
   22             AMCC         2800 Mitchell Drive                        2800 Mitchell Drive
   23           LaSalle        Mid Memphis Tower                          1407 Union Ave
   24            JPMCB         Ocean East                                 2300 Southeast Ocean Boulevard
   25           LaSalle        Baymeadows                                 110 Pine Knoll Drive
   26            JPMCB         Athens Town Center                         661 Highway 72 West
   27            JPMCB         Carpenter Plaza                            3090-3200 Carpenter Road
   28             AMCC         Tennessee Park Apartments                  2315 Mercury Boulevard
   29           Wachovia       Orangewood Shadows                         3165 E. University Drive
   30           LaSalle        Raleigh Theater                            5501 Atlantic Springs Road
   31            JPMCB         Ridgeview Plaza                            2633-2659 Annapolis Road
   32            JPMCB         The Fortress New York                      49-20 Fifth Street
   33            JPMCB         Las Vegas MHP Portfolio                    Various
  33.1           JPMCB         Desert Inn MHP                             4505 East Desert Inn Road
  33.2           JPMCB         Heritage Village MHP                       1515 South Mojave Road
   34            JPMCB         The Container Store                        145 Westchester Avenue
   35           LaSalle        Glenview Medical Office Building           2401 Ravine Way
   36            JPMCB         Western Plaza                              1611-1717 South Western Avenue & 2300-2348 Venice Blvd.
   37           LaSalle        Longwood                                   2012 West 2nd Street
   38             AMCC         Newbury Park Village                       1015 and 1025 Broadbeck Drive
   39           LaSalle        Bellwood Apts                              3635 Gaslight Curve
   40           Wachovia       Coral Colony Apartments                    17255 Southwest 95th Avenue
   41            JPMCB         Silverside Carr II                         405 Silverside Road
   42           LaSalle        Cedarstone                                 5600 Keele Street
   43            JPMCB         Snowden Commons Business Center            5850 Waterloo Road
   44            JPMCB         Exel Logistics-245 Salem Church Rd         245 Salem Church Road
   45            JPMCB         San Joaquin MHP                            336 East Alluvial Ave
   46           LaSalle        Lotus Building                             26525-26555 American Drive
   47           LaSalle        Ommen Apartments                           Various
  47.1          LaSalle        Ommen North Manor                          2814 -2822 7th Street North & 2821 8th St North
  47.2          LaSalle        Ommen Plum Tree                            1130 23rd Street South
  47.3          LaSalle        Ommen Sunchase                             4301 & 4313 SW 9th Avenue
  47.4          LaSalle        Ommen The Arbor                            1526 Twenty-First Avenue South
  47.5          LaSalle        Ommen Brandy Hill                          1431 35th Street South
   48           Wachovia       Rancho Alta Mira Plaza                     4900, 4950, 4990 West Craig Road
   49             AMCC         Crossing Palms Shopping Center             39522 & 39532 10th Street West 820 W. Avenue P
   50             AMCC         1738 Pearl Street                          1738 Pearl Street
   51           LaSalle        LaVilita                                   6262 142nd Avenue, North
   52            JPMCB         Las Posas Courtyard Medical                3801 Las Posas Road
   53            JPMCB         Shaker Square/ Eastgate Apartments         2544-2630 & 2525-2653 Eastgate Road
   54           Wachovia       Oakwood Club Apartments                    726 North McDonald Road
   55           Wachovia       Bradford Park Apartments                   1804 Bradford Drive
   56            JPMCB         Clock Tower Place                          1410 Forest Drive
   57             AMCC         NSI Building                               12881 Bradley Avenue
   58            JPMCB         Gatehouse Apartments                       1825 Liberty Road
   59           Wachovia       Lindbergh Crossing                         2350 Cheshire Bridge Road
   60             AMCC         Temecula  Pads H & O                       40810 Winchester Road 26480 Ynez Road
   61             AMCC         One Monaco Park                            6795 East Tennessee Avenue
   62           LaSalle        Pittsford Square                           3240-3246 Monroe Ave
   63             AMCC         1251 Sunshine Way                          1251-1291 Sunshine Way
   64             AMCC         Two Monaco Park                            6825 East Tennessee Avenue
   65            JPMCB         Walton Ridge MHP                           1360 Foxrun Court
   66            JPMCB         Arcadia Plaza                              444 East Huntington Drive
   67           LaSalle        Walgreens San Bernadino                    4041 Sierra Way
   68            JPMCB         Value City Furniture                       2675 North Fairfield Road
   69            JPMCB         Walgreens, Delta Township                  3915 West Saginaw Highway
   70             AMCC         1468 Pearl Street                          1454-1474 Pearl Street
   71           LaSalle        Walgreens Acworth                          5230 Dallas Highway
   72            JPMCB         Exel Logistics-34 E. Main                  34 East Main Street
   73           LaSalle        Walgreens Amarillo                         2601 S Georgia Street
   74           LaSalle        Greentree Apartments                       2000 Oak Grove Road
   75             AMCC         Baker Towne Square                         700 Campbell Street
   76            JPMCB         Monteray Place Phase II                    10511-10520 Monteray Place Circle
   77            JPMCB         Saguaro Vista Center                       7760-7822 E. Speedway Boulevard
   78             AMCC         Park Villa Apartments                      2095 Burton Plaza Lane
   79            JPMCB         Medway Plaza                               98, 108, 114 Main Street (Route 109)
   80           Wachovia       Meadowbrook Gardens Apartments             1059 Pompton Avenue
   81           LaSalle        Walgreens Fresno                           510 East Nees Avenue
   82           LaSalle        Walgreens Benbrook                         8651 Benbrook Highway
   83           Wachovia       Mini U Storage                             13901 Smoketown Road
   84           Wachovia       The Shops at Southern Pines                280-290 Turner Street
   85             AMCC         Cummins NW Building                        811 SW Grady Way
   86            JPMCB         Silverside Carr Executive Center           501 Silverside Road
   87            JPMCB         286 Spring Street                          286 Spring Street
   88           Wachovia       Walgreens - Sumter, SC                     1000 Broad St
   89            JPMCB         Woodbine Food Lion _ Manassas              13550 Dumfries Road
   90             AMCC         Gold River Apartments                      9100 Tuolumne Drive
   91           LaSalle        Walgreens Andover                          440 N Andover Rd
   92           LaSalle        Gulf Grove                                 2057 Waveland Ave.
   93           LaSalle        Shop N Go                                  11123-11149 Lee Highway
   94           LaSalle        Key Whitman Building                       2801 Lemmon Ave.
   95             AMCC         Ashley Woods Apartments                    3900 Northside Drive
   96            JPMCB         New Concept Business Park                  6656-6660 Dobbin Road
   97           LaSalle        Chapoton Manor Apartments                  22300 Englehardt Avenue
   98            JPMCB         Los Cien Professional Office               4107 North Himes Avenue
   99            JPMCB         53 South Commerce Center                   10700-10798 Northwest 53rd Street
   100          Wachovia       Rockett's View Apartments                  2823 E. Main Street
   101          LaSalle        Creek & Pines                              885 Middleline Road
   102          Wachovia       CVS - Commack, NY                          175 Wicks Road
   103           JPMCB         West Belt Market                           9105 West Sam Houston Parkway North
   104           JPMCB         Dulles One Office                          1101 Elden Street
   105            AMCC         Southgate Shopping Center                  3750 South State Street
   106          LaSalle        CVS Statesville                            1789 Turnersburg Highway
   107           JPMCB         Magnolia Oaks Apartments                   2804 DuBarry Road
   108           JPMCB         Parkview Shopping Center                   1700 Parkview Drive
   109           JPMCB         Eckerd - Davie                             2920 Davie Road
   110          LaSalle        Village of Red Hill                        South Fourth Street
   111           JPMCB         Sloss Docks Warehouse                      3201-3313 1st Avenue North
   112           JPMCB         FM 1960 Plaza                              1998 FM 1960 West
   113           JPMCB         High Park Village II                       2510, 2520, 2540 East Arkansas Lane
   114          LaSalle        Shady Oaks & Village                       Various
  114.1         LaSalle        Shady Village MHP                          2490 West Washington Street
  114.2         LaSalle        Shady Oaks MHP                             Route 6A1
   115           JPMCB         Barrett Shops                              1881 North Cobb Parkway
   116           JPMCB         Belmont Crossing                           6201 Belmont Road
   117          LaSalle        Appleton & Rangeway                        2 Carle St & 13 Hathaway St
  117.1         LaSalle        Appleton Apartments                        13 Hathaway St
  117.2         LaSalle        Rangeway East Apartments                   2 Carle St
   118           JPMCB         Plaza Pines MHP                            1280 Lakeview Road
   119          Wachovia       West Hialeah Apartments                    1225 West 30th Street
   120            AMCC         Blue Fountain Apartments                   1901-1909 North Forest Park Avenue
   121           JPMCB         Northridge Plaza                           3900 North Rancho Drive
   122            AMCC         Ravine Apartments                          1601-1784 West Gift Street
   123            AMCC         Commerce Industries Building               28294 Beck Road
   124            AMCC         Wyda Gardens                               2117-2119 Wyda Way
   125            AMCC         A-1 Striping & Paving Warehouse            5535 Brystone
   126            AMCC         Eleventh & Pine Street Office Building     1535 Eleventh Avenue
   127            AMCC         Orem Retail                                266 & 268 North State Street
   128            AMCC         27 & 29 Sarah Drive                        27 & 29 Sarah Drive
   129            AMCC         Union Hills Center                         18434 North 99th Avenue

                                                                                                NUMBER OF
 LOAN #   CITY                    STATE          ZIP CODE      COUNTY                          PROPERTIES    PROPERTY TYPE
 ------   ----                    -----          --------      ------                          ----------    -------------
    1     Philadelphia              PA            19107        Philadelphia                         1        Office
    2     Bel Air                   MD            21015        Hartford                             1        Retail
    3     Las Vegas                 NV            89123        Clark                                1        Retail
    4     Seattle                   WA            98121        King                                 1        Office
    5     Lexington                 KY            40507        Fayette                              1        Office
    6     San Diego                 CA            92128        San Diego                            1        Multifamily
    7     Buford                    GA            30518        Gwinnet                              1        Industrial
    8     Woodbridge                VA            22192        Prince William                       1        Retail
    9     Portland                  OR            97216        Multnomah                            1        Multifamily
   10     Wellington                FL            33414        Palm Beach                           1        Retail
   11     Akron                     OH            44308        Summit                               1        Office
   12     Los Angeles               CA            90045        Los Angeles                          1        Industrial
   13     Las Vegas                 NV            89032        Clark                                1        Multifamily
   14     Malibu                    CA            90265        Los Angeles                          1        Manufactured Housing
   15     Nashville                 TN            37214        Davidson                             1        Office
   16     Cincinnati                OH            45241        Hamilton                             1        Office
   17     Boulder                   CO            80302        Boulder                              1        Retail
   18     Taylor                    MI            48180        Wayne                                1        Retail
   19     Santa Ana                 CA            92705        Orange                               1        Industrial
   20     Brooklyn                  OH            44144        Cuyahoga                             1        Multifamily
   21     Hazelwood                 MO            63042        St. Louis                            1        Industrial
   22     Walnut Creek              CA            94598        Contra Costa                         1        Office
   23     Memphis                   TN            38103        Shelby                               1        Office
   24     Stuart                    FL            34996        Martin                               1        Retail
   25     Ridgeland                 MS            39157        Madison                              1        Multifamily
   26     Athens                    AL            35611        Limestone                            1        Retail
   27     Pittsfield Township       MI            48197        Washtenaw                            1        Retail
   28     Murfreesboro              TN            37127        Rutherford                           1        Multifamily
   29     Mesa                      AZ            85213        Maricopa                             1        Manufactured Housing
   30     Raleigh                   NC            27616        Wake                                 1        Theater
   31     Hanover                   MD            21076        Anne Arundel                         1        Retail
   32     Long Island City          NY            11101        Queens                               1        Storage
   33     Las Vegas                 NV           Various       Clark                                2        Manufactured Housing
  33.1    Las Vegas                 NV            89121        Clark                                1        Manufactured Housing
  33.2    Las Vegas                 NV            89104        Clark                                1        Manufactured Housing
   34     White Plains              NY            10601        Westchester                          1        Retail
   35     Glenview                  IL            60025        Cook                                 1        Office
   36     Los Angeles               CA            90019        Los Angeles                          1        Retail
   37     Long Beach                MS            39560        Harrison                             1        Multifamily
   38     Thousand Oaks             CA            91320        Ventura                              1        Retail
   39     Montgomery                AL            36116        Montgomery                           1        Multifamily
   40     Miami                     FL            33157        Dade                                 1        Multifamily
   41     Wilmington                DE            19809        New Castle                           1        Office
   42     Jackson                   MS            39206        Hinds                                1        Multifamily
   43     Columbia                  MD            21045        Howard                               1        Office
   44     Mechanicsburg             PA            17050        Cumberland                           1        Industrial
   45     Fresno                    CA            93720        Fresno                               1        Manufactured Housing
   46     Southfield                MI            48034        Oakland                              1        Office
   47     Fargo                     ND            58103        Cass                                 5        Multifamily
  47.1    Fargo                     ND            58102        Cass                                 1        Multifamily
  47.2    Fargo                     ND            58103        Cass                                 1        Multifamily
  47.3    Fargo                     ND            58103        Cass                                 1        Multifamily
  47.4    Fargo                     ND            58103        Cass                                 1        Multifamily
  47.5    Fargo                     ND            58103        Cass                                 1        Multifamily
   48     Las Vegas                 NV            89130        Clark                                1        Retail
   49     Palmdale                  CA            93551        Los Angeles                          1        Retail
   50     Boulder                   CO            80302        Boulder                              1        Retail
   51     Clearwater                FL            33760        Pinellas                             1        Multifamily
   52     Camarillo                 CA            93010        Ventura                              1        Office
   53     Toledo                    OH            43614        Lucas                                1        Multifamily
   54     Spokane                   WA            99216        Spokane                              1        Multifamily
   55     Greenville                NC            27858        Pitt                                 1        Multifamily
   56     Annapolis                 MD            21403        Anne Arundel                         1        Retail
   57     Sylmar                    CA            91342        Los Angeles                          1        Industrial
   58     Lexington                 KY            40505        Fayette                              1        Multifamily
   59     Atlanta                   GA            30324        Fulton                               1        Retail
   60     Temecula                  CA            92591        Riverside                            1        Retail
   61     Denver                    CO            80224        Denver                               1        Office
   62     Pittsford                 NY            14534        Monroe                               1        Retail
   63     Anaheim                   CA            92806        Orange                               1        Industrial
   64     Denver                    CO            80224        Denver                               1        Office
   65     Pontiac                   MI            48340        Oakland                              1        Manufactured Housing
   66     Arcadia                   CA            91006        Los Angeles                          1        Office
   67     San Bernadino             CA            92407        San Bernardino                       1        Retail
   68     Beavercreek               OH            45432        Greene                               1        Retail
   69     Lansing                   MI            48917        Eaton                                1        Retail
   70     Boulder                   CO            80302        Boulder                              1        Retail
   71     Acworth                   GA            30073        Cobb                                 1        Retail
   72     New Kingstown             PA            17072        Cumberland                           1        Industrial
   73     Amarillo                  TX            79109        Potter                               1        Retail
   74     Hattiesburg               MS            39402        Lamar                                1        Multifamily
   75     Baker City                OR            97814        Baker                                1        Retail
   76     Louisville                KY            40272        Jefferson                            1        Multifamily
   77     Tucson                    AZ            85710        Pima                                 1        Retail
   78     Atlanta                   GA            30319        DeKalb                               1        Multifamily
   79     Medway                    MA            02053        Norfolk                              1        Retail
   80     Cedar Grove               NJ            07009        Essex                                1        Multifamily
   81     Fresno                    CA            93720        Fresno                               1        Retail
   82     Benbrook                  TX            76126        Tarrant                              1        Retail
   83     Woodbridge                VA            22192        Prince William                       1        Storage
   84     Southern Pines            NC            28387        Moore                                1        Retail
   85     Renton                    WA            98055        King                                 1        Industrial
   86     Wilmington                DE            19809        New Castle                           1        Office
   87     New York                  NY            10013        New York                             1        Office
   88     Sumter                    SC            29150        Sumter                               1        Retail
   89     Manassas                  VA            20112        Prince William                       1        Retail
   90     Sacramento                CA            95826        Sacramento                           1        Multifamily
   91     Andover                   KS            67002        Butler                               1        Retail
   92     Waveland                  MS            39576        Hancock                              1        Multifamily
   93     Fairfax                   VA            22030        Fairfax                              1        Retail
   94     Dallas                    TX            75204        Dallas                               1        Office
   95     Macon                     GA            31210        Bibb                                 1        Multifamily
   96     Columbia                  MD            21045        Howard                               1        Industrial
   97     St. Clair Shores          MI            48080        Macomb                               1        Multifamily
   98     Tampa                     FL            33607        Hillsborough                         1        Office
   99     Sunrise                   FL            33351        Broward                              1        Industrial
   100    Richmond                  VA            23223        Richmond City                        1        Multifamily
   101    Ballston Spa              NY            12020        Saratoga                             1        Manufactured Housing
   102    Commack                   NY            11725        Suffolk                              1        Retail
   103    Houston                   TX            77064        Harris                               1        Retail
   104    Herndon                   VA            20170        Fairfax                              1        Office
   105    Salt Lake City            UT            84115        Salt Lake                            1        Retail
   106    Statesville               NC            28625        Iredell                              1        Retail
   107    Gautier                   MS            39553        Jackson                              1        Multifamily
   108    Chesapeake                VA            23320        Chesapeake City                      1        Retail
   109    Davie                     FL            33314        Broward                              1        Retail
   110    Red Hill                  PA            18076        Montgomery                           1        Manufactured Housing
   111    Birmingham                AL            35222        Jefferson                            1        Industrial
   112    Houston                   TX            77090        Harris                               1        Retail
   113    Arlington                 TX            76014        Tarrant                              1        Retail
   114    Stephenville              TX            76401        Erath                                2        Manufactured Housing
  114.1   Stephenville              TX            76401        Erath                                1        Manufactured Housing
  114.2   Stephenville              TX            76401        Erath                                1        Manufactured Housing
   115    Kennesaw                  GA            30152        Cobb                                 1        Retail
   116    Richmond                  VA            23832        Chesterfield                         1        Retail
   117    Waterville                ME            04901        Keenebec                             2        Multifamily
  117.1   Waterville                ME            04901        Keenebec                             1        Multifamily
  117.2   Waterville                ME            04901        Keenebec                             1        Multifamily
   118    Clearwater                FL            33756        Pinellas                             1        Manufactured Housing
   119    Hialeah                   FL            33012        Dade                                 1        Multifamily
   120    Baltimore                 MD            21207        Baltimore City                       1        Multifamily
   121    Las Vegas                 NV            89130        Clark                                1        Retail
   122    Peoria                    IL            61604        Peoria                               1        Multifamily
   123    Wixom                     MI            48393        Oakland                              1        Industrial
   124    Sacramento                CA            95825        Sacramento                           1        Multifamily
   125    Houston                   TX            77041        Harris                               1        Industrial
   126    Seattle                   WA            98122        King                                 1        Office
   127    Orem                      UT            84057        Utah                                 1        Retail
   128    Farmingdale               NY            11735        Suffolk                              1        Industrial
   129    Sun City                  AZ            85373        Maricopa                             1        Retail

                                                                      YEAR                                        UNIT OF
 LOAN #   PROPERTY SUBTYPE                       YEAR BUILT         RENOVATED                TOTAL SF/UNITS       MEASURE
 ------   ----------------                       ----------         ---------                --------------       -------
    1     CBD                                       1984                                         633,448        Square Feet
    2     Anchored                                  1989              2001                       437,227        Square Feet
    3     Anchored                                  2000                                         234,306        Square Feet
    4     CBD                                       1978              2001                       201,463        Square Feet
    5     CBD                                       1979                                         387,138        Square Feet
    6     Garden                                    2002                                             139           Units
    7     Warehouse/Distribution                    2002                                         550,000        Square Feet
    8     Anchored                                  1989                                         251,959        Square Feet
    9     Garden                                    1999                                             283           Units
   10     Anchored                                  2002                                         130,849        Square Feet
   11     CBD                                       1982                                         195,623        Square Feet
   12     Warehouse/Distribution                    1994                                         221,167        Square Feet
   13     Garden                                    2001                                             336           Units
   14     Manufactured Housing                      1962              2001                           271           Pads
   15     CBD                                       1973              1999                       233,539        Square Feet
   16     Suburban                                  1945              2000                       283,315        Square Feet
   17     Unanchored                                2001                                          60,126        Square Feet
   18     Anchored                                  1995                                         246,851        Square Feet
   19     Warehouse/Distribution                    1969                                         231,042        Square Feet
   20     Mid/High Rise                             1968                                             634           Units
   21     Warehouse/Distribution                    1999                                         201,523        Square Feet
   22     Suburban                                  1961              1996                        82,455        Square Feet
   23     CBD                                       1975              1998                       199,535        Square Feet
   24     Anchored                                  1972              1997                       113,328        Square Feet
   25     Garden                                    1975              1999                           264           Units
   26     Anchored                                  1988              2001                       209,562        Square Feet
   27     Anchored                                  1968              1997                       209,280        Square Feet
   28     Garden                                    2001                                             216           Units
   29     Manufactured Housing                      1981                                             474           Pads
   30     Multiplex                                 1988              1998                        67,473        Square Feet
   31     Anchored                                  1985                                         161,936        Square Feet
   32     Storage                                   1931              1987                            76           Units
   33     Manufactured Housing                                                                       201             0
  33.1    Manufactured Housing                      1978                                              87           Pads
  33.2    Manufactured Housing                      1978                                             114           Pads
   34     Unanchored                                2000                                          23,684        Square Feet
   35     Suburban                                  2000                                          46,460        Square Feet
   36     Anchored                                  1960              1993                       115,341        Square Feet
   37     Garden                                    1971              2001                           200           Units
   38     Shadow Anchored                           2001                                          23,112        Square Feet
   39     Garden                                    1972              1998                           276           Units
   40     Garden                                    1971                                             197           Units
   41     Suburban                                  1999                                          57,789        Square Feet
   42     Garden                                    1975              2001                           217           Units
   43     Suburban                                  2001                                          46,326        Square Feet
   44     Warehouse/Distribution                    1985                                         252,000        Square Feet
   45     Manufactured Housing                      1972                                             196           Pads
   46     Suburban                                  2000                                          50,057        Square Feet
   47     Garden                                                                                     198           Units
  47.1    Garden                                    1962                                              72           Units
  47.2    Garden                                    1978                                              18           Units
  47.3    Garden                                    1987                                              36           Units
  47.4    Garden                                    1969                                              24           Units
  47.5    Garden                                    1999                                              48           Units
   48     Shadow Anchored                           2001                                          35,452        Square Feet
   49     Anchored                                  2001                                          30,895        Square Feet
   50     Unanchored                                1949              2000                        22,808        Square Feet
   51     Garden                                    1984              2001                            91           Units
   52     Suburban                                  1984              1994                        40,427        Square Feet
   53     Garden                                    1971                                             194           Units
   54     Garden                                 1996 & 1993          1996                           140           Units
   55     Garden                                  1994-1997                                          226           Units
   56     Unanchored                                1986                                          46,900        Square Feet
   57     Warehouse/Distribution                    1966              1999                        89,400        Square Feet
   58     Garden                                    1970              1998                           199           Units
   59     Shadow Anchored                           1998                                          27,057        Square Feet
   60     Shadow Anchored                           2002                                          21,300        Square Feet
   61     Suburban                                  1978              2002                        66,162        Square Feet
   62     Unanchored                                2000                                          33,537        Square Feet
   63     Warehouse/Distribution                    1977                                          64,403        Square Feet
   64     Suburban                                  1974              2002                        65,017        Square Feet
   65     Manufactured Housing                      1999                                             155           Pads
   66     Suburban                                  1985                                          44,985        Square Feet
   67     Anchored                                  2001                                          15,120        Square Feet
   68     Unanchored                                1980              2001                        65,621        Square Feet
   69     Anchored                                  2001                                          14,725        Square Feet
   70     Unanchored                                2001                                          15,280        Square Feet
   71     Anchored                                  2001                                          15,120        Square Feet
   72     Warehouse/Distribution                    1981                                         179,200        Square Feet
   73     Anchored                                  2001                                          14,490        Square Feet
   74     Garden                                    1976              2001                           133           Units
   75     Anchored                                  2001                                          31,350        Square Feet
   76     Garden                                    2001                                             114           Units
   77     Anchored                                  1979                                          86,505        Square Feet
   78     Garden                                    1965              2000                            92           Units
   79     Unanchored                                1963              1983                       111,134        Square Feet
   80     Garden                                    1964              2002                            66           Units
   81     Anchored                                  2001                                          15,120        Square Feet
   82     Anchored                                  2002                                          14,490        Square Feet
   83     Self Storage                              1999                                          58,230        Square Feet
   84     Anchored                                  2001                                          36,742        Square Feet
   85     Flex                                      1975              1990                        46,600        Square Feet
   86     Suburban                                  1950              1985                        41,405        Square Feet
   87     CBD                                       1910              1991                        21,775        Square Feet
   88     Anchored                                  2001                                          15,120        Square Feet
   89     Anchored                                  1990                                          74,288        Square Feet
   90     Garden                                    1970              2001                            60           Units
   91     Anchored                                  2001                                          14,490        Square Feet
   92     Garden                                    1986              2001                           100           Units
   93     Unanchored                                1988              2001                        25,855        Square Feet
   94     Suburban                                  1984              1999                        26,196        Square Feet
   95     Garden                                    1985              2002                            96           Units
   96     Flex                                      1983                                          38,280        Square Feet
   97     Garden                                    1954              2001                           100           Units
   98     Suburban                                  1987                                          26,716        Square Feet
   99     Warehouse/Distribution                    2001                                          48,879        Square Feet
   100    Mid/High Rise                             1840              1999                            36           Units
   101    Manufactured Housing                      1973              2000                           150           Pads
   102    Anchored                                  2001                                          10,880        Square Feet
   103    Anchored                                  2000                                          17,764        Square Feet
   104    Suburban                                  1990                                          30,388        Square Feet
   105    Unanchored                                1941              1995                        57,630        Square Feet
   106    Anchored                                  1999                                          10,125        Square Feet
   107    Garden                                    1972                                             109           Units
   108    Anchored                                  1985              1997                        83,711        Square Feet
   109    Unanchored                                1999                                          10,908        Square Feet
   110    Manufactured Housing                      2000                                              61           Pads
   111    Flex                                      1955              2000                       122,004        Square Feet
   112    Unanchored                                1977              1996                        41,190        Square Feet
   113    Anchored                                  1984                                          24,581        Square Feet
   114    Manufactured Housing                                                                       200           Pads
  114.1   Manufactured Housing                      1970              2001                           111           Pads
  114.2   Manufactured Housing                      1984              2001                            89           Pads
   115    Unanchored                                1997                                          14,648        Square Feet
   116    Anchored                                  1987                                          37,200        Square Feet
   117    Suburban                                                                                    74           Units
  117.1   Suburban                                  1920              1970                            39           Units
  117.2   Suburban                                  1987                                              35           Units
   118    Manufactured Housing                      1960                                             113           Pads
   119    Garden                                    1971                                              36           Units
   120    Garden                                    1965              2002                            55           Units
   121    Unanchored                                1998                                          12,000        Square Feet
   122    Garden                                    1969                                              59           Units
   123    Warehouse/Distribution                    1997              2001                        16,400        Square Feet
   124    Garden                                    1989                                              20           Units
   125    Warehouse/Distribution                    1998              2002                        22,000        Square Feet
   126    CBD                                       1906              1984                        17,783        Square Feet
   127    Unanchored                            1989 and 1993                                     18,000        Square Feet
   128    Warehouse/Distribution                    1961              1998                        14,000        Square Feet
   129    Unanchored                                1985                                          10,137        Square Feet

                                         OCCUPANCY              APPRAISED       APPRAISAL
 LOAN #      OCCUPANCY % (1,11)            DATE                 VALUE ($)          DATE          CURRENT LTV % (14)
 ------      ------------------            ----                 ---------          ----          ------------------
    1               97.3                 02/02/02                85,400,000      02/18/02               55.5
    2               93.7                 04/24/02                54,000,000      11/28/01               79.6
    3               97.2                 05/31/02                36,220,000      04/25/02               78.6
    4               96.1                 04/11/02                37,800,000      04/17/02               66.8
    5               88.3                 03/05/02            32,000,000 (10)     11/21/01               75.0
    6               92.8                 06/12/02                27,900,000      05/22/02               79.2
    7               100.0                07/10/02                27,200,000      05/01/02               71.7
    8               97.0                 04/30/02                27,400,000      12/14/01               70.8
    9               89.4                 07/15/02                23,800,000      04/19/02               79.9
   10               95.9                 05/02/02                24,250,000      05/16/02               74.2
   11               95.9                 05/31/02                22,500,000      04/10/02               79.1
   12               98.7                 03/01/02                22,500,000      04/02/02               73.7
   13               90.2                 06/20/02                20,500,000      06/12/02               76.1
   14               100.0                03/01/02                22,500,000      04/03/02               66.6
   15               83.3                 04/30/02                21,200,000      05/30/01               63.7
   16               87.0                 04/05/02                16,300,000      11/21/01               79.9
   17               98.4                 05/14/02                16,250,000      05/17/02               73.8
   18               96.5                 03/31/02                17,920,000      11/26/01               66.1
   19               95.7                 05/24/02                15,600,000      03/19/02               72.4
   20               94.3                 06/01/02                16,600,000      03/05/02               64.5
   21               94.3                 04/16/02                12,710,000      08/30/01               79.9
   22               94.3                 04/23/02                15,100,000      05/29/02               64.2
   23               97.2                 05/01/02                12,550,000      01/07/02               74.0
   24               95.2                 03/25/02                11,550,000      01/18/02               79.8
   25               93.6                 05/16/02                11,800,000      11/30/00               77.9
   26               92.5                 03/29/02                11,800,000      12/21/01               76.4
   27               86.5                 07/11/02                18,400,000      01/28/02               48.8
   28               97.2                 04/17/02                 9,900,000      03/26/02               76.7
   29               73.4                 06/28/02                 9,400,000      05/22/02               78.7
   30               100.0                03/31/02                10,300,000      03/18/00               70.0
   31               97.0                 03/01/02                13,900,000      01/15/02               51.3
   32               100.0                04/30/02                10,600,000      05/21/02               65.8
   33                                                             9,050,000                             76.4
  33.1              100.0                04/30/02                 3,700,000      03/25/02
  33.2              90.4                 04/30/02                 5,350,000      03/25/02
   34               100.0                03/31/02                 9,100,000      09/10/01               74.3
   35               95.8                 04/30/02                 8,800,000      12/03/01               76.4
   36               100.0                04/03/02                10,700,000      03/20/02               60.6
   37               95.5                 04/16/02                 8,000,000      12/27/01               79.8
   38               100.0                06/06/02                 8,700,000      05/08/02               71.3
   39               96.7                 03/31/02                 7,625,000      03/25/02               79.9
   40               95.9                 05/20/02                 7,900,000      05/24/02               76.0
   41               88.0                 05/01/02                 8,500,000      03/26/02               70.4
   42               96.8                 05/16/02                 7,350,000      09/25/01               79.5
   43               94.7                 05/01/02                 7,450,000      08/27/01               76.0
   44               100.0                03/25/02                 9,780,000      11/02/01               55.8
   45               100.0                04/30/02                 6,450,000      04/01/02               79.7
   46               100.0                04/22/02                 6,500,000      11/23/01               76.8
   47                                                             6,200,000      02/06/02               80.5
  47.1              93.1                 04/01/02                 1,700,000      02/06/02
  47.2              100.0                04/01/02                   600,000      02/06/02
  47.3              97.2                 04/01/02                 1,100,000      02/06/02
  47.4              100.0                04/01/02                   700,000      02/06/02
  47.5              100.0                03/01/02                 2,100,000      02/06/02
   48               92.5                 04/23/02                 8,500,000      04/23/02               56.4
   49               100.0                05/30/02                 7,200,000      06/01/02               65.6
   50               100.0                06/10/02                 6,500,000      05/17/02               72.3
   51               96.7                 05/01/02                 6,000,000      03/25/02               77.4
   52               96.6                 04/22/02                 6,000,000      03/08/02               74.9
   53               95.4                 06/04/02                 5,800,000      10/15/01               75.1
   54               91.4                 06/17/02                 5,500,000      06/06/02               79.1
   55               78.8                 06/07/02                 7,400,000      06/04/02               58.8
   56               100.0                06/04/02                 6,250,000      12/19/01               66.9
   57               100.0                12/31/01                 5,800,000      02/03/00               70.3
   58               92.0                 04/30/02                 5,400,000      10/09/01               74.2
   59               100.0                04/09/02                 5,250,000      05/01/02               76.2
   60               100.0                05/30/02                 6,750,000      03/28/02               58.9
   61               98.9                 06/22/02                 5,200,000      05/20/02               75.0
   62               87.1                 06/10/02                 5,400,000      02/25/02               72.2
   63               100.0                06/03/02                 5,730,000      03/05/01               67.5
   64               95.6                 06/22/02                 5,300,000      05/20/02               72.2
   65               99.4                 05/21/02                 4,800,000      11/30/01               79.0
   66               100.0                04/02/02                 5,325,000      12/05/01               71.0
   67               100.0                02/01/02                 4,975,000      03/01/02               74.8
   68               100.0                03/31/02                 5,400,000      12/07/01               68.6
   69               100.0                04/18/02                 5,200,000      03/14/02               70.9
   70               100.0                05/07/02                 4,900,000      05/17/02               73.5
   71               100.0                03/01/02                 4,700,000      03/11/02               76.2
   72               100.0                03/25/02                 6,820,000      11/02/01               51.7
   73               100.0                03/01/02                 4,600,000      03/01/02               74.7
   74               96.2                 04/17/02                 4,300,000      12/26/01               79.3
   75               100.0                05/17/02                 4,570,000      06/17/02               74.4
   76               93.9                 03/25/02                 4,300,000      04/01/02               78.8
   77               94.0                 05/01/02                 5,575,000      04/15/01               59.9
   78               96.7                 06/13/02                 4,600,000      03/07/02               70.6
   79               100.0                04/06/02                 5,800,000      11/01/01               55.2
   80               100.0                04/24/02                 5,400,000      04/29/02               59.3
   81               100.0                01/01/02                 4,320,000      02/08/02               74.0
   82               100.0                01/01/02                 3,975,000      02/01/02               76.5
   83               88.9                 06/01/02                 5,650,000      05/22/02               53.1
   84               89.1                 02/25/02                 5,200,000      06/25/02               57.7
   85               100.0                05/02/02                 4,350,000      03/22/02               68.9
   86               77.4                 06/30/02                 5,000,000      03/26/02               59.9
   87               95.1                 06/05/02                 4,900,000      11/14/01               60.8
   88               100.0                06/18/02                 3,850,000      04/02/02               76.0
   89               90.3                 07/01/02                 5,700,000      11/16/01               50.2
   90               98.3                 05/31/02                 3,360,000      05/07/02               72.9
   91               100.0                03/06/02                 3,450,000      01/29/02               77.8
   92               96.0                 02/19/02                 3,700,000      12/27/01               72.3
   93               100.0                05/29/02                 4,500,000      11/12/01               57.6
   94               95.8                 04/16/02                 4,000,000      12/28/01               64.8
   95               89.6                 04/23/02                 3,250,000      02/25/02               79.7
   96               93.1                 02/21/02                 3,400,000      01/10/02               74.8
   97               96.0                 04/30/02                 3,350,000      02/08/02               74.9
   98               95.5                 03/07/02                 3,300,000      02/20/02               72.4
   99               100.0                03/31/02                 3,200,000      10/05/01               74.3
   100              100.0                02/01/02                 2,900,000      01/15/02               79.9
   101              92.7                 02/27/02                 3,150,000      11/28/01               71.3
   102              100.0                06/21/02                 2,700,000      01/29/02               80.0
   103              87.8                 04/25/02                 2,825,000      09/27/01               74.8
   104              95.8                 03/01/02                 3,260,000      02/04/02               62.6
   105              83.7                 05/20/02                 3,480,000      08/28/00               54.4
   106              100.0                01/01/02                 2,600,000      01/07/02               70.8
   107              92.7                 04/30/02                 3,000,000      01/21/02               61.3
   108              92.5                 05/24/02                 5,100,000      08/01/01               33.6
   109              100.0                05/01/02                 2,500,000      09/17/01               65.4
   110              100.0                12/31/01                 2,040,000      11/19/01               80.0
   111              100.0                04/14/02                 2,950,000      09/17/01               50.1
   112              100.0                05/31/02                 2,250,000      01/03/02               65.1
   113              100.0                06/01/02                 2,258,000      05/01/02               63.5
   114              90.0                 06/01/02                 1,900,000      04/11/02               73.6
  114.1             86.5                 06/01/02                   851,915      04/11/02
  114.2             94.4                 06/01/02                 1,048,085      04/11/02
   115              100.0                05/07/02                 2,500,000      12/18/01               55.7
   116              100.0                05/01/02                 1,700,000      10/26/01               79.6
   117              93.2                                          1,750,000                             74.8
  117.1             92.3                 04/01/02                   600,000      03/20/02
  117.2             94.3                 04/01/02                 1,150,000      03/20/02
   118              97.3                 02/28/02                 2,400,000      03/22/02               54.1
   119              100.0                05/01/02                 1,600,000      05/24/02               75.0
   120              98.2                 06/17/02                 1,550,000      05/28/02               58.1
   121              87.5                 06/01/02                 1,639,500      10/24/01               60.6
   122              98.3                 04/30/02                 1,250,000      03/08/02               63.9
   123              100.0                03/11/02                 1,250,000      03/02/98               63.3
   124              95.0                 03/01/02                   975,000      06/11/99               73.5
   125              100.0                03/01/02                 1,060,000      05/24/00               64.8
   126              94.8                 06/12/02                 1,080,000      01/26/00               61.0
   127              100.0                05/23/02                 1,095,000      01/24/00               45.2
   128              100.0                12/31/01                   700,000      05/19/98               62.6
   129              86.0                 12/28/01                   850,000      10/01/98               50.1

                                                                                                     CURRENT
                     ORIGINAL             ORIGINAL             CURRENT         % OF INITIAL          BALANCE           CROSSED
 LOAN #          BALANCE ($) (15)       LOAN/UNIT ($)        BALANCE ($)       POOL BALANCE        PER UNIT ($)        LOAN (2)
 ------          ----------------       -------------        -----------       ------------        ------------        --------
    1                47,500,000                  75           47,397,435           5.8%                    75
    2                43,200,000                  99           42,985,046           5.3%                    98
    3                28,500,000                 122           28,478,502           3.5%                   122
    4                25,250,000                 125           25,250,000           3.1%                   125
    5                24,000,000                  62           24,000,000           2.9%                    62
    6                22,100,000             158,993           22,100,000           2.7%               158,993
    7                19,500,000                  35           19,489,453           2.4%                    35
    8                19,500,000                  77           19,412,646           2.4%                    77
    9                19,050,000              67,314           19,022,111           2.3%                67,216
   10                18,000,000                 138           18,000,000           2.2%                   138
   11                17,800,000                  91           17,789,634           2.2%                    91
   12                16,600,000                  75           16,580,527           2.0%                    75
   13                15,600,000              46,429           15,600,000           1.9%                46,429
   14                15,000,000              55,351           14,989,868           1.8%                55,313
   15                13,600,000                  58           13,496,522           1.7%                    58
   16                13,040,000                  46           13,016,900           1.6%                    46
   17                12,000,000                 200           12,000,000           1.5%                   200
   18                12,000,000                  49           11,846,324           1.5%                    48
   19                11,300,000                  49           11,293,481           1.4%                    49
   20                10,700,000              16,877           10,700,000           1.3%                16,877
   21                10,160,000                  50           10,160,000           1.2%                    50
   22                 9,700,000                 118            9,700,000           1.2%                   118
   23                 9,320,000                  47            9,290,012           1.1%                    47
   24                 9,240,000                  82            9,213,112           1.1%                    81
   25                 9,200,000              34,848            9,186,540           1.1%                34,798
   26                 9,050,000                  43            9,019,485           1.1%                    43
   27                 9,000,000                  43            8,978,173           1.1%                    43
   28                 7,600,000              35,185            7,589,403           0.9%                35,136
   29                 7,400,000              15,612            7,400,000           0.9%                15,612
   30                 7,391,000                 110            7,205,188           0.9%                   107
   31                 7,250,000                  45            7,134,621           0.9%                    44
   32                 7,000,000              92,105            6,979,276           0.9%                91,833
   33                 6,925,000              34,453            6,915,153           0.8%                34,404
  33.1
  33.2
   34                 6,825,000                 288            6,761,915           0.8%                   286
   35                 6,735,000                 145            6,718,800           0.8%                   145
   36                 6,500,000                  56            6,486,534           0.8%                    56
   37                 6,400,000              32,000            6,383,916           0.8%                31,920
   38                 6,200,000                 268            6,200,000           0.8%                   268
   39                 6,100,000              22,101            6,092,028           0.7%                22,073
   40                 6,000,000              30,457            6,000,000           0.7%                30,457
   41                 6,000,000                 104            5,987,505           0.7%                   104        A
   42                 5,850,000              26,959            5,846,409           0.7%                26,942
   43                 5,700,000                 123            5,664,168           0.7%                   122
   44                 5,500,000                  22            5,459,602           0.7%                    22
   45                 5,150,000              26,276            5,142,677           0.6%                26,238
   46                 5,000,000                 100            4,990,563           0.6%                   100
   47                 5,000,000              25,253            4,989,989           0.6%                25,202
  47.1
  47.2
  47.3
  47.4
  47.5
   48                 4,800,000                 135            4,797,089           0.6%                   135
   49                 4,750,000                 154            4,720,789           0.6%                   153
   50                 4,700,000                 206            4,700,000           0.6%                   206
   51                 4,650,000              51,099            4,643,047           0.6%                51,022
   52                 4,500,000                 111            4,491,460           0.5%                   111
   53                 4,400,000              22,680            4,357,517           0.5%                22,461
   54                 4,350,000              31,071            4,350,000           0.5%                31,071
   55                 4,350,000              19,248            4,350,000           0.5%                19,248
   56                 4,200,000                  90            4,179,873           0.5%                    89
   57                 4,130,000                  46            4,075,060           0.5%                    46
   58                 4,050,000              20,352            4,008,122           0.5%                20,141
   59                 4,000,000                 148            4,000,000           0.5%                   148
   60                 4,000,000                 188            3,975,380           0.5%                   187
   61                 3,900,000                  59            3,900,000           0.5%                    59
   62                 3,900,000                 116            3,897,807           0.5%                   116
   63                 3,900,000                  61            3,867,885           0.5%                    60
   64                 3,825,000                  59            3,825,000           0.5%                    59
   65                 3,800,000              24,516            3,792,311           0.5%                24,467
   66                 3,800,000                  84            3,781,388           0.5%                    84
   67                 3,730,000                 247            3,723,188           0.5%                   246
   68                 3,750,000                  57            3,705,211           0.5%                    56
   69                 3,704,000                 252            3,685,861           0.5%                   250
   70                 3,600,000                 236            3,600,000           0.4%                   236
   71                 3,586,000                 237            3,579,683           0.4%                   237
   72                 3,550,000                  20            3,523,925           0.4%                    20
   73                 3,442,500                 238            3,435,967           0.4%                   237
   74                 3,420,000              25,714            3,411,405           0.4%                25,650
   75                 3,400,000                 108            3,400,000           0.4%                   108
   76                 3,400,000              29,825            3,389,596           0.4%                29,733
   77                 3,370,000                  39            3,338,060           0.4%                    39
   78                 3,250,000              35,326            3,247,811           0.4%                35,302
   79                 3,240,000                  29            3,200,078           0.4%                    29
   80                 3,200,000              48,485            3,200,000           0.4%                48,485
   81                 3,200,000                 212            3,198,148           0.4%                   212
   82                 3,050,000                 210            3,042,578           0.4%                   210
   83                 3,000,000                  52            3,000,000           0.4%                    52
   84                 3,000,000                  82            3,000,000           0.4%                    82
   85                 3,000,000                  64            2,996,226           0.4%                    64
   86                 3,000,000                  72            2,994,120           0.4%                    72        A
   87                 3,000,000                 138            2,979,591           0.4%                   137
   88                 2,925,000                 193            2,925,000           0.4%                   193
   89                 2,880,000                  39            2,858,930           0.4%                    38
   90                 2,700,000              45,000        2,700,000 (14)          0.3%                45,000
   91                 2,689,000                 186            2,682,498           0.3%                   185
   92                 2,680,000              26,800            2,673,334           0.3%                26,733
   93                 2,600,000                 101            2,591,446           0.3%                   100
   94                 2,600,000                  99            2,591,256           0.3%                    99
   95                 2,600,000              27,083            2,588,998           0.3%                26,969
   96                 2,550,000                  67            2,541,687           0.3%                    66
   97                 2,517,000              25,170            2,510,346           0.3%                25,103
   98                 2,400,000                  90            2,390,090           0.3%                    89
   99                 2,400,000                  49            2,377,816           0.3%                    49
   100                2,320,000              64,444            2,315,609           0.3%                64,322
   101                2,250,000              15,000            2,244,532           0.3%                14,964
   102                2,160,000                 199            2,158,676           0.3%                   198
   103                2,125,000                 120            2,114,211           0.3%                   119
   104                2,050,000                  67            2,042,038           0.3%                    67
   105                2,100,000                  36            1,894,024           0.2%                    33
   106                1,850,000                 183            1,841,676           0.2%                   182
   107                1,850,000              16,972            1,839,279           0.2%                16,874
   108                1,725,000                  21            1,714,947           0.2%                    20
   109                1,675,000                 154            1,636,207           0.2%                   150
   110                1,632,000              26,754            1,631,026           0.2%                26,738
   111                1,500,000                  12            1,477,950           0.2%                    12
   112                1,475,000                  36            1,465,594           0.2%                    36
   113                1,450,000                  59            1,433,163           0.2%                    58
   114                1,400,000               7,000            1,399,190           0.2%                 6,996
  114.1
  114.2
   115                1,400,000                  96            1,392,985           0.2%                    95
   116                1,360,000                  37            1,353,324           0.2%                    36
   117                1,310,000              17,703            1,308,194           0.2%                17,678
  117.1
  117.2
   118                1,300,000              11,504            1,298,097           0.2%                11,488
   119                1,200,000              33,333            1,200,000           0.1%                33,333
   120                1,150,000              20,909        1,150,000 (14)          0.1%                20,909
   121                1,000,000                  83              993,023           0.1%                    83
   122                  800,000              13,559              798,257           0.1%                13,530
   123                  840,000                  51              790,770           0.1%                    48
   124                  735,000              36,750              716,880           0.1%                35,844
   125                  725,000                  33              686,835           0.1%                    31
   126                  720,000                  40              659,039           0.1%                    37
   127                  580,000                  32              494,490           0.1%                    27
   128                  485,000                  35              438,246           0.1%                    31
   129                  450,000                  44              425,679           0.1%                    42

                                                                      NET
               RELATED          INTEREST                            MORTGAGE                                   MONTHLY DEBT
 LOAN #      BORROWER (3)        RATE %        ADMIN. FEE %        RATE % (4)         ACCRUAL TYPE              SERVICE ($)
 ------      ------------        ------        ------------        ----------         ------------              -----------
    1                            6.8600           0.04220           6.81780            Actual/360                311,565.25
    2                            7.4100           0.07220           7.33780            Actual/360                299,402.83
    3                            6.3500           0.04220           6.30780            Actual/360                177,337.18
    4                            7.1500           0.09220           7.05780            Actual/360                170,540.21
    5                            7.2500           0.04220           7.20780            Actual/360                167,077.67
    6             F              6.8100           0.04220           6.76780            Actual/360                144,222.71
    7                            7.4600           0.04220           7.41780            Actual/360                135,813.12
    8                            7.8700           0.04220           7.82780            Actual/360                141,320.86
    9                            6.9600           0.04220           6.91780            Actual/360                126,228.78
   10                            6.8500           0.04220           6.80780            Actual/360                117,946.66
   11                            7.2300           0.07220           7.15780            Actual/360                121,186.01
   12                            7.8400           0.04220           7.79780            Actual/360                119,958.49
   13                            6.5000           0.04220           6.45780            Actual/360                 98,602.61
   14                            6.7400           0.04220           6.69780            Actual/360                 97,190.03
   15                            7.4780           0.04220           7.43580            Actual/360                 94,888.38
   16                            7.6000           0.04220           7.55780            Actual/360                 92,072.15
   17             K              7.1500           0.04220           7.10780            Actual/360                 81,048.82
   18             B              7.2900           0.04220           7.24780            Actual/360                 95,136.16
   19             C              7.2600           0.09220           7.16780            Actual/360                 77,162.58
   20                            6.7000           0.09220           6.60780            Actual/360                 69,044.74
   21                            7.7000           0.04220           7.65780            Actual/360                 72,436.75
   22                            6.6000           0.04220           6.55780            Actual/360                 61,949.91
   23                            7.3900           0.04220           7.34780            Actual/360                 64,466.23
   24                            7.0100           0.04220           6.96780            Actual/360                 61,536.02
   25             E              7.4500           0.04220           7.40780            Actual/360                 64,773.89
   26                            7.2100           0.09220           7.11780            Actual/360                 61,491.61
   27                            7.1000           0.12220           6.97780              30/360                   60,482.88
   28                            7.1600           0.08220           7.07780            Actual/360                 51,382.28
   29                            6.6500           0.04220           6.60780            Actual/360                 47,505.40
   30                            8.6000           0.04220           8.55780            Actual/360                 60,013.23
   31                            6.6300           0.09220           6.53780            Actual/360                 63,674.56
   32                            7.0000           0.04220           6.95780            Actual/360                 62,917.98
   33             C              7.0800           0.09220           6.98780            Actual/360                 46,444.86
  33.1
  33.2
   34                            7.1500           0.09220           7.05780            Actual/360                 48,892.72
   35                            7.7700           0.04220           7.72780            Actual/360                 48,343.48
   36                            7.0200           0.04220           6.97780            Actual/360                 43,332.01
   37             G              7.6000           0.04220           7.55780            Actual/360                 45,188.78
   38             I              7.1600           0.04220           7.11780              30/360                   56,283.43
   39                            7.4200           0.04220           7.37780            Actual/360                 42,318.43
   40             L              6.6800           0.04220           6.63780            Actual/360                 41,189.86
   41             D              7.0000           0.04220           6.95780            Actual/360                 39,918.15
   42             E              7.0600           0.04220           7.01780            Actual/360                 39,156.21
   43                            7.4500           0.07220           7.37780            Actual/360                 39,660.25
   44             A              7.7800           0.09220           7.68780            Actual/360                 41,651.47
   45             C              7.0800           0.09220           6.98780            Actual/360                 34,540.22
   46                            7.3700           0.07220           7.29780            Actual/360                 34,516.72
   47                            7.1500           0.04220           7.10780            Actual/360                 33,770.34
  47.1
  47.2
  47.3
  47.4
  47.5
   48                            7.1000           0.04220           7.05780            Actual/360                 32,257.53
   49             I              7.3300           0.04220           7.28780              30/360                   43,575.47
   50             K              7.1500           0.04220           7.10780            Actual/360                 31,744.12
   51                            6.8720           0.04220           6.82980            Actual/360                 30,537.87
   52                            7.3500           0.04220           7.30780            Actual/360                 31,003.75
   53                            6.9000           0.04220           6.85780            Actual/360                 30,818.16
   54             F              6.7900           0.04220           6.74780            Actual/360                 28,329.78
   55                            6.5000           0.04220           6.45780            Actual/360                 30,703.23
   56                            7.0100           0.07220           6.93780            Actual/360                 27,970.92
   57                            8.8000           0.04220           8.75780            Actual/360                 32,638.33
   58                            6.5000           0.04220           6.45780            Actual/360                 27,345.89
   59                            6.9400           0.04220           6.89780            Actual/360                 26,451.11
   60             I              7.3200           0.04220           7.27780              30/360                   36,672.53
   61             J              7.1900           0.04220           7.14780            Actual/360                 26,446.35
   62                            7.3400           0.04220           7.29780            Actual/360                 26,843.36
   63                            7.7300           0.04220           7.68780            Actual/360                 27,886.20
   64             J              7.1900           0.04220           7.14780            Actual/360                 25,937.77
   65                            7.1100           0.04220           7.06780            Actual/360                 25,562.84
   66                            7.4800           0.04220           7.43780            Actual/360                 26,518.13
   67                            7.4900           0.04220           7.44780            Actual/360                 26,055.16
   68             B              7.8300           0.04220           7.78780            Actual/360                 30,970.92
   69                            7.6900           0.04220           7.64780            Actual/360                 30,270.97
   70             K              7.1500           0.04220           7.10780            Actual/360                 24,314.65
   71                            7.6200           0.10220           7.51780            Actual/360                 25,369.15
   72             A              7.7800           0.09220           7.68780            Actual/360                 26,884.13
   73                            7.3500           0.04220           7.30780            Actual/360                 23,717.87
   74             G              7.6000           0.04220           7.55780            Actual/360                 24,147.76
   75                            6.6000           0.04220           6.55780            Actual/360                 21,714.40
   76                            6.8000           0.09220           6.70780            Actual/360                 22,165.46
   77                            7.5200           0.04220           7.47780            Actual/360                 23,609.70
   78                            6.7500           0.04220           6.70780            Actual/360                 21,079.44
   79                            7.5900           0.04220           7.54780            Actual/360                 26,279.81
   80                            6.2200           0.04220           6.17780            Actual/360                 19,640.56
   81                            7.2500           0.04220           7.20780            Actual/360                 21,829.64
   82                            7.7250           0.04220           7.68280            Actual/360                 21,797.91
   83                            6.8400           0.04220           6.79780            Actual/360                 20,898.16
   84                            7.0000           0.04220           6.95780            Actual/360                 19,959.07
   85             H              7.5700           0.04220           7.52780            Actual/360                 21,120.43
   86             D              7.2300           0.04220           7.18780            Actual/360                 20,424.61
   87                            7.4500           0.04220           7.40780            Actual/360                 22,072.26
   88                            6.9500           0.04220           6.90780            Actual/360                 19,361.98
   89                            7.0100           0.04220           6.96780            Actual/360                 20,373.62
   90                            7.1500           0.04220           7.10780            Actual/360                 18,235.99
   91                            7.7500           0.04220           7.70780            Actual/360                 19,264.33
   92             G              7.6400           0.04220           7.59780            Actual/360                 18,996.53
   93                            7.3050           0.04220           7.26280            Actual/360                 17,833.68
   94                            7.2200           0.04220           7.17780            Actual/360                 17,683.71
   95                            7.4400           0.04220           7.39780            Actual/360                 19,112.42
   96                            7.3400           0.04220           7.29780            Actual/360                 17,551.43
   97                            7.4000           0.04220           7.35780            Actual/360                 17,427.20
   98                            7.5700           0.04220           7.52780            Actual/360                 17,845.21
   99                            7.1500           0.09220           7.05780            Actual/360                 17,193.04
   100                           7.3600           0.04220           7.31780            Actual/360                 15,999.95
   101                           7.7300           0.04220           7.68780            Actual/360                 16,088.19
   102                           7.2400           0.04220           7.19780            Actual/360                 14,790.78
   103                           7.3200           0.09220           7.22780            Actual/360                 14,597.28
   104                           7.8900           0.04220           7.84780            Actual/360                 15,673.14
   105                           7.1000           0.04220           7.05780            Actual/360                 16,407.57
   106                           7.3100           0.04220           7.26780            Actual/360                 12,695.64
   107                           6.8700           0.04220           6.82780            Actual/360                 12,922.39
   108                           7.2000           0.04220           7.15780            Actual/360                 11,709.10
   109                           7.2000           0.04220           7.15780              30/360                   14,257.93
   110                           7.1500           0.04220           7.10780            Actual/360                 11,022.64
   111                           7.2000           0.04220           7.15780            Actual/360                 11,810.24
   112                           8.0400           0.04220           7.99780            Actual/360                 12,374.24
   113                           7.6500           0.09220           7.55780            Actual/360                 13,565.57
   114                           7.2500           0.10220           7.14780            Actual/360                  9,550.47
  114.1
  114.2
   115                           7.6300           0.09220           7.53780            Actual/360                 10,464.55
   116                           7.4700           0.04220           7.42780            Actual/360                  9,481.40
   117                           7.2060           0.04220           7.16380            Actual/360                  8,897.45
  117.1
  117.2
   118                           6.9600           0.09220           6.86780            Actual/360                  8,614.04
   119            L              6.6250           0.04220           6.58280            Actual/360                  8,196.47
   120                           6.7000           0.04220           6.65780            Actual/360                  7,909.22
   121                           8.0700           0.12220           7.94780            Actual/360                  7,764.59
   122                           7.2500           0.04220           7.20780            Actual/360                  5,782.46
   123                           7.5000           0.04220           7.45780            Actual/360                  6,207.53
   124                           7.7500           0.04220           7.70780            Actual/360                  5,265.64
   125                           7.8500           0.04220           7.80780            Actual/360                  5,523.82
   126                           7.5000           0.04220           7.45780            Actual/360                  5,800.28
   127            H              7.6000           0.04220           7.55780              30/360                    5,409.69
   128                           7.4500           0.04220           7.40780              30/360                    3,892.32
   129                           7.2500           0.04220           7.20780            Actual/360                  3,252.64

              ANNUAL DEBT                             FIRST
 LOAN #     SERVICE ($) (5)     NOTE DATE        PAYMENT DATE (5)        REM. TERM (6)         REM. AMORT          SEASONING
 ------     ---------------     ---------        ----------------        -------------         ----------          ---------
    1          3,738,783         04/02/02            06/01/02                 117                 357                  3
    2          3,592,834         12/21/01            02/01/02                 113                 353                  7
    3          2,128,046         06/28/02            08/01/02                 59                  359                  1
    4          2,046,483         07/16/02            09/01/02                 120                 360                  0
    5          2,004,932         01/24/02            03/01/02                 114                 336                  6
    6          1,730,673         06/14/02            08/01/02                 83                  360                  1
    7          1,629,757         06/07/02            08/01/02                 179                 359                  1
    8          1,695,850         12/28/01            02/01/02                 113                 353                  7
    9          1,514,745         05/31/02            07/01/02                 118                 358                  2
   10          1,415,360         07/02/02            09/01/02                 120                 360                  0
   11          1,454,232         06/11/02            08/01/02                 119                 359                  1
   12          1,439,502         05/10/02            07/01/02                 118                 358                  2
   13          1,183,231         07/16/02            09/01/02                 120                 360                  0
   14          1,166,280         06/26/02            08/01/02                 119                 359                  1
   15          1,138,661         08/14/01            10/01/01                 114                 349                  11
   16          1,104,866         04/11/02            06/01/02                 117                 357                  3
   17            972,586         07/08/02            09/01/02                 120                 360                  0
   18          1,141,634         12/28/01            02/01/02                 113                 233                  7
   19            925,951         06/25/02            08/01/02                 119                 359                  1
   20            828,537         06/28/02            08/01/02                 119                 360                  1
   21            869,241         07/19/02            09/01/02                 120                 360                  0
   22            743,399         08/01/02            09/01/02                 120                 360                  0
   23            773,595         02/28/02            04/01/02                 115                 355                  5
   24            738,432         03/27/02            05/01/02                 116                 356                  4
   25            777,287         02/08/01            04/01/01                 103                 343                  17
   26            737,899         02/13/02            04/01/02                 115                 355                  5
   27            725,795         04/24/02            06/01/02                 117                 357                  3
   28            616,587         05/07/02            07/01/02                 118                 358                  2
   29            570,065         07/19/02            09/01/02                 120                 360                  0
   30            720,159         04/20/00            06/01/00                 93                  273                  27
   31            764,095         02/25/02            04/01/02                 175                 175                  5
   32            755,016         07/01/02            08/01/02                 179                 179                  1
   33            557,338         05/30/02            07/01/02                 118                 358                  2
  33.1
  33.2
   34            586,713         11/01/01            01/01/02                 172                 292                  8
   35            580,122         03/22/02            05/01/02                 116                 356                  4
   36            519,984         04/30/02            06/01/02                 117                 357                  3
   37            542,265         03/11/02            05/01/02                 116                 356                  4
   38            675,401         07/01/02            09/01/02                 180                 180                  0
   39            507,821         05/03/02            07/01/02                 118                 358                  2
   40            494,278         07/12/02            09/01/02                 120                 300                  0
   41            479,018         04/29/02            06/01/02                 117                 357                  3
   42            469,875         06/24/02            08/01/02                 119                 359                  1
   43            475,923         10/05/01            12/01/01                 111                 351                  9
   44            499,818         12/21/01            02/01/02                 113                 293                  7
   45            414,483         05/30/02            07/01/02                 118                 358                  2
   46            414,201         04/22/02            06/01/02                 117                 357                  3
   47            405,244         04/29/02            06/01/02                 57                  357                  3
  47.1
  47.2
  47.3
  47.4
  47.5
   48            387,090         06/03/02            08/01/02                 119                 359                  1
   49            522,906         05/15/02            07/01/02                 178                 178                  2
   50            380,929         07/08/02            09/01/02                 120                 360                  0
   51            366,454         05/09/02            07/01/02                 58                  358                  2
   52            372,045         04/25/02            06/01/02                 117                 357                  3
   53            369,818         11/09/01            01/01/02                 112                 292                  8
   54            339,957         07/18/02            09/01/02                 60                  360                  0
   55            368,439         07/18/02            09/01/02                 120                 270                  0
   56            335,651         01/31/02            03/01/02                 114                 354                  6
   57            391,660         05/10/00            07/01/00                 94                  334                  26
   58            328,151         11/28/01            01/01/02                 112                 292                  8
   59            317,413         07/12/02            09/01/02                 120                 360                  0
   60            440,070         05/15/02            07/01/02                 178                 178                  2
   61            317,356         07/08/02            09/01/02                 120                 360                  0
   62            322,120         06/14/02            08/01/02                 119                 359                  1
   63            334,634         06/07/01            08/01/01                 107                 347                  13
   64            311,253         07/08/02            09/01/02                 120                 360                  0
   65            306,754         04/26/02            06/01/02                 117                 357                  3
   66            318,218         12/27/01            02/01/02                 113                 353                  7
   67            312,662         04/16/02            06/01/02                 117                 357                  3
   68            371,651         12/28/01            02/01/02                 113                 233                  7
   69            363,252         04/26/02            06/01/02                 237                 237                  3
   70            291,776         07/08/02            09/01/02                 120                 360                  0
   71            304,430         04/11/02            06/01/02                 117                 357                  3
   72            322,610         12/21/01            02/01/02                 113                 293                  7
   73            284,614         04/25/02            06/01/02                 117                 357                  3
   74            289,773         03/11/02            05/01/02                 116                 356                  4
   75            260,573         08/01/02            09/01/02                 120                 360                  0
   76            265,986         03/28/02            05/01/02                 116                 356                  4
   77            283,316         05/16/01            07/01/01                 46                  346                  14
   78            252,953         06/21/02            08/01/02                 119                 359                  1
   79            315,358         12/31/01            02/01/02                 113                 233                  7
   80            235,687         07/16/02            09/01/02                 120                 360                  0
   81            261,956         06/25/02            08/01/02                 119                 359                  1
   82            261,575         03/26/02            05/01/02                 116                 356                  4
   83            250,778         07/22/02            09/01/02                 120                 300                  0
   84            239,509         07/11/02            09/01/02                 120                 360                  0
   85            253,445         05/07/02            07/01/02                 118                 358                  2
   86            245,095         04/29/02            06/01/02                 117                 357                  3
   87            264,867         01/14/02            03/01/02                 114                 294                  6
   88            232,344         07/12/02            09/01/02                 120                 360                  0
   89            244,483         01/14/02            03/01/02                 128                 294                  6
   90            218,832         07/10/02            09/01/02                 120                 360                  0
   91            231,172         03/28/02            05/01/02                 116                 356                  4
   92            227,958         03/11/02            05/01/02                 116                 356                  4
   93            214,004         02/22/02            04/01/02                 115                 355                  5
   94            212,205         02/26/02            04/01/02                 115                 355                  5
   95            229,349         03/27/02            05/01/02                 116                 296                  4
   96            210,617         02/15/02            04/01/02                 115                 355                  5
   97            209,126         03/22/02            05/01/02                 116                 356                  4
   98            214,143         03/28/02            05/01/02                 116                 296                  4
   99            206,316         11/09/01            01/01/02                 112                 292                  8
   100           191,999         05/01/02            06/01/02                 117                 357                  3
   101           193,058         04/01/02            05/01/02                 116                 356                  4
   102           177,489         06/21/02            08/01/02                 119                 353                  1
   103           175,167         12/21/01            02/01/02                 113                 353                  7
   104           188,078         03/28/02            05/01/02                 116                 296                  4
   105           196,891         08/27/98            10/01/98                 73                  193                  47
   106           152,348         02/01/02            03/01/02                 114                 354                  6
   107           155,069         02/28/02            04/01/02                 115                 295                  5
   108           140,509         11/01/01            01/01/02                 112                 352                  8
   109           171,095         10/31/01            12/01/01                 195                 195                  9
   110           132,272         06/19/02            08/01/02                 119                 359                  1
   111           141,723         11/15/01            01/01/02                 112                 232                  8
   112           148,491         03/06/02            05/01/02                 236                 236                  4
   113           162,787         03/11/02            05/01/02                 176                 176                  4
   114           114,606         06/24/02            08/01/02                 119                 359                  1
  114.1
  114.2
   115           125,575         02/08/02            04/01/02                 115                 295                  5
   116           113,777         12/21/01            02/01/02                 113                 353                  7
   117           106,769         05/06/02            07/01/02                 118                 358                  2
  117.1
  117.2
   118           103,368         05/06/02            07/01/02                 118                 358                  2
   119            98,358         07/12/02            09/01/02                 120                 300                  0
   120            94,911         08/01/02            09/01/02                 120                 300                  0
   121            93,175         12/21/01            02/01/02                 113                 293                  7
   122            69,390         05/02/02            07/01/02                 118                 298                  2
   123            74,490         07/22/98            09/01/98                 72                  252                  48
   124            63,188         07/30/99            09/01/99                 84                  324                  36
   125            66,286         09/08/98            11/01/98                 74                  254                  46
   126            69,603         12/02/98            02/01/99                 77                  197                  43
   127            64,916         12/23/98            02/01/99                 137                 137                  43
   128            46,708         09/10/98            11/01/98                 194                 194                  46
   129            39,032         11/17/98            02/01/99                 77                  257                  43

             PAYMENT       GRACE        MATURITY/          FINAL                 MATURITY/ARD         MATURITY
 LOAN #     DUE DATE      PERIOD      ARD DATE (7)        MAT DATE              BALANCE ($) (6)      LTV % (6)
 ------     --------      ------      ------------        --------              ---------------      ---------
    1           1            7          05/01/12                                   41,284,541          48.3
    2           1            5          01/01/12                                   38,065,419          70.5
    3           1            7          07/01/07                                   26,783,849          73.9
    4           1            5          08/01/12                                   22,111,777          58.5
    5           1           10          02/01/12                                   20,948,527          65.5
    6           1            7          07/01/09                                   21,165,297          75.9
    7           1            7          07/01/17                                   15,237,455          56.0
    8           1           10          01/01/12                                   17,378,585          63.4
    9           1            7          06/01/12                                   16,599,415          69.7
   10           1            7          08/01/12                                   16,246,961          67.0
   11           1            7          07/01/12                                   15,622,557          69.4
   12           1            5          06/01/12                                   14,792,275          65.7
   13           1            7          08/01/12                                   13,423,168          65.5
   14           1           10          07/01/12                                   12,994,472          57.8
   15           1            5          02/01/12                                   11,910,948          56.2
   16           1            5          05/01/12                                   11,553,477          70.9
   17           1            5          08/01/12                                   10,508,566          64.7
   18           1            7          01/01/12                                    8,250,434          46.0
   19           1            7          07/01/12                                    9,925,400          63.6
   20           1            7          07/01/12                                    9,452,156          56.9
   21           1            7          08/01/12                                    9,022,300          71.0
   22           1            5          08/01/12                                    8,369,713          55.4
   23           1            5          03/01/12                                    8,214,160          65.5
   24           1            7          04/01/12                                    8,062,312          69.8
   25           1            5          03/01/11                                    8,187,793          69.4
   26           1            7          03/01/12                                    7,939,288          67.3
   27           1           10          05/01/12                                    7,741,186          42.1
   28           1            5          06/01/12                                    6,657,364          67.2
   29           1            7          08/01/12                                    6,393,962          68.0
   30           1            5          05/01/10                                    6,196,471          60.2
   31           1            7          03/01/17                                      123,717          0.9
   32           1           10          07/01/17                                      131,062          1.2
   33           1            7          06/01/12                                    6,053,381          66.9
  33.1
  33.2
   34           1            7          12/01/16          12/01/26                  4,350,396          47.8
   35           1            5          04/01/12                                    5,991,539          68.1
   36           1            7          05/01/12                                    5,673,695          53.0
   37           1            5          04/01/12                                    5,669,658          70.9
   38           1            5          08/01/17                                            0          0.0
   39           1            5          06/01/12                                    5,379,298          70.5
   40           1            7          08/01/12                                    4,752,078          60.2
   41           1            7          05/01/12                                    5,234,477          61.6
   42           1            5          07/01/12                                    5,111,586          69.5
   43           1            7          11/01/11                                    5,027,796          67.5
   44           1            7          01/01/12                                    4,502,729          46.0
   45           1            7          06/01/12                                    4,501,792          69.8
   46           1            5          05/01/12                                    4,404,348          67.8
   47           1            5          05/01/07                                    4,744,770          76.5
  47.1
  47.2
  47.3
  47.4
  47.5
   48           1            7          07/01/12                                    4,198,545          49.4
   49           1            5          06/01/17                                            0          0.0
   50           1            5          08/01/12                                    4,115,855          63.3
   51           1            5          06/01/07                                    4,398,057          73.3
   52           1            7          05/01/12                                    3,961,885          66.0
   53           1            7          12/01/11                                    3,508,072          60.5
   54           1            7          08/01/07                                    4,189,757          76.2
   55           1            7          08/01/12                                    3,199,881          43.2
   56           1            7          02/01/12                                    3,662,196          58.6
   57           1            5          06/01/10                                    3,761,269          64.8
   58           1            7          12/01/11                                    3,188,089          59.0
   59           1            7          08/01/12                                    3,483,482          66.4
   60           1            5          06/01/17                                            0          0.0
   61           1            5          08/01/12                                    3,418,846          65.7
   62           1            5          07/01/12                                    3,432,645          63.6
   63           1            5          07/01/11                                    3,465,445          60.5
   64           1            5          08/01/12                                    3,353,098          63.3
   65           1            7          05/01/12                                    3,324,821          69.3
   66           1            7          01/01/12                                    3,354,261          63.0
   67           1            5          05/01/12                                    3,295,678          66.2
   68           1            7          01/01/12          01/01/22                  2,627,873          48.7
   69           1           10          05/01/22                                      150,629          2.9
   70           1            5          08/01/12                                    3,152,569          64.3
   71           1            5          05/01/12                                    3,178,791          67.6
   72           1            7          01/01/12                                    2,906,307          42.6
   73           1            5          05/01/12                                    3,030,841          65.9
   74           1            5          04/01/12                                    3,029,723          70.5
   75           1            5          08/01/12          08/01/32                  2,933,714          64.2
   76           1            7          04/01/12                                    2,949,991          68.6
   77           1            7          06/01/06                                    3,211,007          57.6
   78           1            5          07/01/12                                    2,816,237          61.2
   79           1            7          01/01/12                                    2,251,485          38.8
   80           1            7          08/01/12                                    2,731,670          50.6
   81           1            5          07/01/12                                    2,810,006          65.0
   82           1            5          04/01/12                                    2,710,322          68.2
   83           1            7          08/01/12                                    2,388,161          42.3
   84           1           10          08/01/12                                    2,616,789          50.3
   85           1            5          06/01/12                                    2,655,572          61.0
   86           1            7          05/01/12                                    2,633,096          52.7
   87           1           10          02/01/12                                    2,431,688          49.6
   88           1            7          08/01/12          01/01/21                  2,547,976          66.2
   89           1            7          04/01/13                                    2,204,973          38.7
   90           1            5          08/01/12                                    2,364,426          70.4
   91           1            5          04/01/12                                    2,390,994          69.3
   92           1            5          04/01/12                                    2,376,533          64.2
   93           1            7          03/01/12                                    2,286,515          50.8
   94           1            5          03/01/12                                    2,281,493          57.0
   95           1            5          04/01/12                                    2,108,587          64.9
   96           1            7          03/01/12                                    2,244,563          66.0
   97           1            5          04/01/12                                    2,218,565          66.2
   98           1            7          04/01/12                                    1,953,997          59.2
   99           1            7          12/01/11                                    1,928,420          60.3
   100          1            7          05/01/12                                    2,043,095          70.5
   101          1            5          04/01/12                                    1,999,664          63.5
   102          1            7          07/01/12          01/01/22                  1,883,840          69.8
   103          1            7          01/01/12                                    1,868,151          66.1
   104          1            7          04/01/12                                    1,684,858          51.7
   105          1           10          09/01/08                                    1,434,562          41.2
   106          1            5          02/01/12                                    1,625,714          62.5
   107          1            7          03/01/12                                    1,474,427          49.1
   108          1            7          12/01/11                                    1,512,062          29.6
   109          1            7          11/01/18                                            0          0.0
   110          1            5          07/01/12                                    1,429,378          70.1
   111          1            7          12/01/11                                    1,028,213          34.9
   112          1            7          04/01/22                                       65,636          2.9
   113          1            7          04/01/17                                       31,803          1.4
   114          1            5          07/01/12                                    1,229,377          64.7
  114.1
  114.2
   115          1            7          03/01/12                                    1,142,091          45.7
   116          1            7          01/01/12                                    1,200,171          70.6
   117          1            5          06/01/12                                    1,148,894          65.7
  117.1
  117.2
   118          1            7          06/01/12                                    1,132,768          47.2
   119          1            7          08/01/12                                      948,739          59.3
   120          1            5          08/01/12                                      911,396          58.8
   121          1            7          01/01/12                                      825,564          50.4
   122          1            5          06/01/12                                      645,037          51.6
   123          1           10          08/01/08                                      682,415          54.6
   124          1           10          08/01/09                                      653,559          67.0
   125          1           10          10/01/08                                      595,094          56.1
   126          1           10          01/01/09                                      498,905          46.2
   127          1           10          01/01/14                                            0          0.0
   128          1           10          10/01/18                                            0          0.0
   129          1           10          01/01/09                                      362,727          42.7

                           REMAINING
                          PREPAYMENT                                                               MOST RECENT    MOST RECENT
 LOAN #           PROVISION (PAYMENTS) (8,17)               2000 NOI ($)       2001 NOI ($)          NOI ($)       NOI DATE
 ------           ---------------------------               ------------       ------------          -------       --------
    1                 LO(24),Def(89),O(4)                     8,967,448          9,043,176          9,043,176      12/31/01
    2                 LO(24),Def(85),O(4)                     5,238,246                             5,130,046      10/31/01
    3                 LO(24),Def(33),O(2)                                        1,898,656          2,448,723      04/30/02
    4                 LO(24),Def(92),O(4)                     2,495,993          2,840,005          2,850,582      02/28/02
    5                 LO(24),Def(86),O(4)                     2,101,392          2,236,170          2,222,899      03/31/02
    6                 LO(47),Def(33),O(3)
    7                LO(24),Def(142),O(13)
    8                 LO(24),Def(85),O(4)                     2,180,287          2,316,410          2,620,831      03/31/02
    9                 LO(24),Def(90),O(4)                     1,383,326          1,941,522          1,998,347      03/31/02
   10                 LO(48),Def(69),O(3)
   11                 LO(24),Def(91),O(4)                     2,230,082          2,320,732          2,347,147      03/31/02
   12                 LO(33),Def(82),O(3)                       681,153          1,305,661            627,611      02/28/02
   13                 LO(48),Def(69),O(3)                                                           1,722,222      06/30/02
   14                 LO(24),Def(91),O(4)                     1,624,970          1,709,472          1,826,074      05/31/02
   15                 LO(24),Def(88),O(2)                       546,148          1,619,229          1,930,477      04/30/02
   16                 LO(32),Def(82),O(3)                       677,926            886,841            886,841      12/31/01
   17                 LO(36),Def(81),O(3)                                        1,557,864          1,461,846      05/31/02
   18                 LO(24),Def(85),O(4)                       650,358          1,311,363          1,311,363      12/31/01
   19             LO(58),Grtr1%orYM2(57),O(4)                 1,269,335          1,445,135          1,479,144      03/31/02
   20                 LO(24),Def(91),O(4)                     1,821,619          1,671,546          1,689,451      04/30/02
   21                 LO(48),Def(69),O(3)
   22                 LO(36),Def(81),O(3)                     1,566,283          1,486,118          1,486,118      12/31/01
   23                 LO(30),Def(82),O(3)                     1,310,354          1,266,822          1,266,822      12/31/01
   24                 LO(24),Def(88),O(4)                       858,275          1,044,948          1,044,948      12/31/01
   25                 LO(24),Def(76),O(3)                       658,666            932,776          1,064,496      04/30/02
   26                 LO(24),Def(87),O(4)                       896,045            928,056            958,341      03/31/02
   27             LO(57),Grtr1%orYM2(56),O(4)                 1,286,293          1,453,014          1,453,014      12/31/01
   28                 LO(34),Def(81),O(3)                       203,223            624,604            624,604      12/31/01
   29                 LO(24),Def(92),O(4)                       653,490            766,666            766,666      12/31/01
   30                 LO(24),Def(66),O(3)                                        1,109,767          1,109,767      12/31/01
   31                LO(24),Def(147),O(4)                     1,342,417          1,436,164          1,281,315      03/31/02
   32                LO(24),Def(142),O(13)                    1,404,568          1,209,770          1,209,770      12/31/01
   33             LO(57),Grtr1%orYM2(57),O(4)                   757,229            775,854            756,579      03/31/02
  33.1
  33.2
   34                LO(24),Def(144),O(4)                                                             889,366      03/31/02
   35                 LO(31),Def(82),O(3)
   36                 LO(24),Def(89),O(4)                     1,029,449          1,095,741          1,078,433      03/31/02
   37                 LO(31),Def(82),O(3)                       825,880            766,226            766,226      12/31/01
   38                LO(36),Def(141),O(3)                                          -68,614            344,805      05/31/02
   39                 LO(33),Def(82),O(3)                       792,265            765,485            761,528      02/28/02
   40                 LO(24),Def(93),O(3)                       644,112            646,684            865,739      04/30/02
   41                 LO(24),Def(89),O(4)                       349,489            492,528            528,585      02/28/02
   42                 LO(34),Def(82),O(3)                                          477,228            541,664      03/31/02
   43                 LO(24),Def(83),O(4)                                          203,492            554,077      03/31/02
   44                 LO(24),Def(85),O(4)                       930,756          1,009,263          1,009,263      03/31/02
   45             LO(57),Grtr1%orYM2(57),O(4)                   550,382            611,827            596,951      03/31/02
   46                 LO(32),Def(82),O(3)                                                             500,641      03/31/02
   47                 LO(32),Def(22),O(3)                                          625,405            625,405      12/31/01
  47.1
  47.2
  47.3
  47.4
  47.5
   48                 LO(47),Def(69),O(3)
   49                LO(34),Def(140),O(4)                                         -179,674            218,518      05/30/02
   50                 LO(36),Def(81),O(3)                                          445,094            505,854      05/31/02
   51                 LO(33),Def(22),O(3)                       438,237            458,689            483,601      03/31/02
   52                 LO(24),Def(89),O(4)                       571,138            593,120            588,129      03/31/02
   53                 LO(24),Def(84),O(4)                       492,016            569,253            481,101      06/30/02
   54                 LO(48),Def(9),O(3)                                           432,640            469,049      05/31/02
   55                 LO(24),Def(93),O(3)                       742,751            598,443            587,932      05/31/02
   56                 LO(24),Def(86),O(4)                       641,997            689,692            674,087      04/30/02
   57             LO(34),Grtr%orYM1(56),O(4)                    485,520            586,974            586,974      12/31/01
   58                 LO(24),Def(84),O(4)                       498,826            460,903            499,728      04/30/02
   59                 LO(48),Def(69),O(3)                       510,922            567,121            567,121      12/31/01
   60                LO(34),Def(140),O(4)
   61                 LO(36),Def(81),O(3)                       414,981            511,682            511,682      12/31/01
   62                 LO(34),Def(82),O(3)                       -99,158            -90,497            167,569      03/31/02
   63                 LO(24),Def(79),O(4)                                                             200,360      11/30/01
   64                 LO(36),Def(81),O(3)                       394,792            417,176            417,176      12/31/01
   65                 LO(24),Def(89),O(4)                       263,874            390,491            417,945      04/30/02
   66                 LO(24),Def(85),O(4)                       570,987            636,002            635,044      03/31/02
   67                 LO(32),Def(82),O(3)                                                             410,000      02/28/02
   68                 LO(24),Def(85),O(4)                                                             662,884      03/31/02
   69                LO(24),Def(188),O(25)
   70                 LO(36),Def(81),O(3)                                          226,886            327,097      05/31/02
   71                 LO(32),Def(82),O(3)
   72                 LO(24),Def(85),O(4)                       608,070            659,359            659,359      03/31/02
   73                 LO(32),Def(82),O(3)
   74                 LO(31),Def(82),O(3)                       405,391                               439,587      11/30/01
   75                 LO(36),Def(81),O(3)                                          215,384            345,425      05/31/02
   76                 LO(24),Def(88),O(4)                                          340,620            381,296      04/30/02
   77                 LO(24),Def(20),O(2)                       475,206            453,214            495,010      03/31/02
   78                 LO(47),Def(65),O(7)                       400,441            356,234            356,234      12/31/01
   79                 LO(24),Def(85),O(4)                       736,461            750,149            771,891      04/30/02
   80                 LO(48),Def(69),O(3)                       405,446            418,767            403,213      04/30/02
   81                 LO(34),Def(82),O(3)
   82                 LO(31),Def(82),O(3)                                                             336,896      02/28/02
   83                 LO(48),Def(68),O(4)                       205,227            501,696            492,292      03/31/02
   84                 LO(48),Def(68),O(4)                                                             402,331      05/31/02
   85                 LO(34),Def(80),O(4)
   86                 LO(24),Def(89),O(4)                       521,882            493,965            449,203      04/30/02
   87                 LO(24),Def(86),O(4)                       367,168            372,141            372,141      12/31/01
   88                 LO(48),Def(71),O(1)
   89                LO(24),Def(100),O(4)                       563,130            551,297            592,460      04/30/02
   90                 LO(36),Def(81),O(3)                       149,796            217,505            249,439      06/30/02
   91                 LO(31),Def(82),O(3)
   92                 LO(31),Def(82),O(3)                       354,924                               337,877      11/30/01
   93                 LO(30),Def(82),O(3)                       302,191                               392,098      11/30/01
   94                 LO(30),Def(82),O(3)                       217,720            297,455            297,455      12/31/01
   95                 LO(32),Def(81),O(3)                       311,623            296,434            296,434      12/31/01
   96                 LO(24),Def(87),O(4)                       320,605            336,550            337,969      03/31/02
   97                 LO(31),Def(82),O(3)                       323,630            327,462            327,462      12/31/01
   98                 LO(24),Def(88),O(4)                       371,251            341,645            341,645      12/31/01
   99                 LO(24),Def(84),O(4)                                          289,473            422,173      03/31/02
   100                LO(24),Def(87),O(6)                       243,468            233,427            263,183      03/31/02
   101                LO(32),Def(81),O(3)                       231,669                               275,364      11/30/01
   102                LO(24),Def(93),O(2)
   103                LO(24),Def(85),O(4)                                          239,484            262,840      03/31/02
   104                LO(24),Def(88),O(4)                       260,613            310,053            310,053      12/31/01
   105            LO(12),Grtr1%orYM1(54),O(7)                   306,018            237,695            237,695      12/31/01
   106                LO(30),Def(81),O(3)                                          205,031            205,031      12/31/01
   107                LO(24),Def(87),O(4)                       335,288            334,091            322,745      03/31/02
   108                LO(24),Def(84),O(4)                       422,689            447,671            416,902      03/31/02
   109               LO(24),Def(146),O(25)                                                            228,480      08/31/01
   110                LO(34),Def(82),O(3)                                          144,716            144,716      12/31/01
   111               LO(24),Def(78),O(10)                                          276,292            306,863      03/31/02
   112           LO(80),Grtr1%orYM2(119),O(37)                  245,029            208,143            202,579      03/31/02
   113               LO(24),Def(139),O(13)                                         224,139            234,048      03/31/02
   114                LO(34),Def(82),O(3)                       172,394            213,811            168,462      02/28/02
  114.1
  114.2
   115                LO(24),Def(87),O(4)                       314,665            235,734            310,473      03/31/02
   116                LO(24),Def(85),O(4)                       245,351                               206,695      04/01/02
   117                LO(33),Def(82),O(3)                       103,812            155,340            183,008      02/28/02
  117.1
  117.2
   118                LO(24),Def(90),O(4)                       192,019            207,466            207,188      02/28/02
   119                LO(24),Def(93),O(3)                       142,704            155,792            147,412      05/31/02
   120                LO(36),Def(81),O(3)                        85,377             51,547             51,547      12/31/01
   121                LO(24),Def(85),O(4)                       152,802            142,920            159,774      04/30/02
   122                LO(46),Def(69),O(3)                       141,338            131,571            131,571      12/31/01
   123            LO(11),Grtr1%orYM1(54),O(7)                   110,679            157,005            157,005      12/31/01
   124            LO(23),Grtr1%orYM1(57),O(4)                    72,276             86,308             86,308      12/31/01
   125            LO(13),Grtr1%orYM1(57),O(4)                   101,716            104,293            104,293      12/31/01
   126            LO(16),Grtr1%orYM1(57),O(4)                   133,536                               105,194      09/30/01
   127           LO(16),Grtr1%orYM1(117),O(4)                   111,669             94,313             94,313      12/31/01
   128           LO(13),Grtr1%orYM1(175),O(6)                    89,854             63,918             63,918      12/31/01
   129            LO(15),Grtr1%orYM2(59),O(3)                    87,698             93,330             93,330      12/25/01

                                                         UW
 LOAN #            UW NOI ($)          UW NCF ($)   DSCR (9,14)           TITLE TYPE           PML %
 ------            ----------          ----------   -----------           ---------            -----
    1              7,231,638           6,154,776        1.65           Fee & Leasehold
    2              4,986,048           4,653,756        1.30                 Fee
    3              3,083,481           2,875,818        1.35                 Fee                8.0
    4              3,098,585           2,712,342        1.33                 Fee                17.0
    5              2,928,657           2,519,341        1.26                 Fee
    6              2,121,119           2,086,369        1.21                 Fee                16.0
    7              2,147,629           2,092,629        1.28                 Fee
    8              2,348,115           2,175,538        1.28                 Fee
    9              1,931,284           1,874,684        1.24                 Fee                12.0
   10              2,236,271           2,192,221        1.55                 Fee
   11              2,223,311           1,894,020        1.30                 Fee
   12              2,038,489           1,906,732        1.32              Leasehold
   13              1,574,640           1,499,040        1.27                 Fee
   14              1,547,041           1,534,191        1.32                 Fee                15.0
   15              1,781,514           1,559,384        1.37                 Fee
   16              1,717,616           1,383,265        1.25                 Fee
   17              1,301,694           1,229,543        1.26                 Fee
   18              1,542,437           1,426,902        1.25                 Fee
   19              1,368,867           1,238,493        1.34                 Fee                16.5
   20              1,667,748           1,471,497        1.78                 Fee
   21              1,138,731           1,049,625        1.21                 Fee
   22              1,215,752           1,063,437        1.43                 Fee                15.0
   23              1,288,726           1,011,300        1.31                 Fee                33.0
   24              1,093,646           1,019,643        1.38                 Fee
   25                996,684             930,684        1.20                 Fee
   26              1,082,039             970,568        1.32                 Fee
   27              1,499,368           1,376,016        1.90                 Fee
   28                828,560             774,560        1.26                 Fee
   29                767,180             755,330        1.32                 Fee
   30                991,947             943,259        1.31                 Fee
   31              1,252,136           1,137,520        1.49                 Fee
   32              1,113,601           1,101,108        1.46                 Fee
   33                713,862             698,479        1.25                 Fee
  33.1
  33.2
   34                818,430             772,740        1.32                 Fee
   35                779,528             725,474        1.25                 Fee
   36                914,471             815,278        1.57                 Fee                19.0
   37                732,120             682,120        1.26                 Fee
   38                786,354             775,697        1.15                 Fee                19.0
   39                726,574             657,574        1.29                 Fee
   40                720,924             661,824        1.34                 Fee
   41                759,338             645,916        1.35                 Fee
   42                649,563             594,813        1.27                 Fee
   43                662,495             591,391        1.24                 Fee
   44                881,400             779,259        1.56           Fee & Leasehold
   45                529,613             519,813        1.25                 Fee                11.0
   46                600,727             538,513        1.30                 Fee
   47                573,896             522,416        1.29                 Fee
  47.1
  47.2
  47.3
  47.4
  47.5
   48                700,610             659,268        1.70                 Fee
   49                614,409             598,273        1.14                 Fee                14.0
   50                532,805             487,761        1.28                 Fee
   51                494,526             471,776        1.29                 Fee
   52                540,988             476,305        1.28                 Fee                14.0
   53                502,835             444,635        1.20                 Fee
   54                463,378             417,318        1.23                 Fee
   55                562,684             506,184        1.37                 Fee
   56                580,701             517,599        1.54                 Fee
   57                553,885             506,236        1.29                 Fee                15.0
   58                494,591             438,051        1.33                 Fee
   59                428,582             412,089        1.30              Leasehold
   60                512,873             506,232        1.15                 Fee                10.0
   61                504,607             418,373        1.32                 Fee
   62                496,085             466,211        1.45                 Fee
   63                456,466             427,407        1.28                 Fee                18.0
   64                481,488             393,907        1.27                 Fee
   65                391,732             383,982        1.25                 Fee
   66                464,247             407,117        1.28                 Fee                24.0
   67                396,500             394,232        1.26                 Fee                12.0
   68                501,607             465,515        1.25                 Fee
   69                435,559             434,086        1.20                 Fee
   70                401,854             371,142        1.27                 Fee
   71                382,710             380,442        1.25                 Fee
   72                575,406             499,317        1.55           Fee & Leasehold
   73                367,570             365,397        1.28                 Fee
   74                395,199             361,949        1.25                 Fee
   75                359,526             342,323        1.31                 Fee
   76                357,969             329,469        1.24                 Fee
   77                454,430             377,475        1.33                 Fee
   78                399,536             375,602        1.48                 Fee
   79                614,879             492,400        1.56                 Fee
   80                404,546             384,446        1.63                 Fee
   81                347,060             344,792        1.32                 Fee                5.0
   82                325,585             323,412        1.24                 Fee
   83                478,008             469,273        1.87                 Fee
   84                396,656             366,987        1.53                 Fee
   85                335,477             327,025        1.29                 Fee                25.0
   86                442,492             376,614        1.54                 Fee
   87                389,696             352,605        1.33                 Fee
   88                304,298             298,211        1.28                 Fee
   89                423,170             345,253        1.41                 Fee
   90                257,754             238,074        1.20                 Fee                6.0
   91                287,483             285,310        1.23                 Fee
   92                310,132             285,132        1.25                 Fee
   93                403,329             374,372        1.75                 Fee
   94                323,413             287,543        1.36                 Fee
   95                302,288             283,088        1.23                 Fee
   96                293,652             258,988        1.23                 Fee
   97                296,902             271,902        1.30                 Fee
   98                302,538             263,640        1.23                 Fee
   99                302,781             263,189        1.28                 Fee
   100               244,190             235,190        1.22                 Fee
   101               256,972             249,472        1.29                 Fee
   102               226,265             220,924        1.24           Fee & Leasehold
   103               255,183             229,866        1.31                 Fee
   104               277,714             239,647        1.27                 Fee
   105               313,410             276,810        1.41                 Fee                21.5
   106               198,433             196,914        1.29                 Fee
   107               275,329             241,986        1.56                 Fee
   108               345,385             277,128        1.97                 Fee
   109               215,017             207,927        1.22                 Fee
   110               169,982             166,932        1.26                 Fee
   111               275,992             227,191        1.60                 Fee
   112               227,848             201,107        1.35                 Fee
   113               220,908             194,825        1.20                 Fee
   114               175,117             164,114        1.43                 Fee
  114.1
  114.2
   115               233,377             211,405        1.68                 Fee
   116               163,364             153,226        1.35                 Fee
   117               166,389             147,898        1.39                 Fee
  117.1
  117.2
   118               191,562             185,912        1.80                 Fee
   119               142,551             133,551        1.36                 Fee
   120               121,992             106,867        1.44                 Fee
   121               142,171             126,211        1.35                 Fee
   122               117,688              99,988        1.44                 Fee
   123               113,276             110,816        1.49                 Fee
   124               100,392              93,744        1.48                 Fee                1.1
   125                87,092              79,262        1.20                 Fee
   126               110,840              92,219        1.32                 Fee                28.0
   127                92,261              77,976        1.20                 Fee
   128                72,628              62,102        1.33                 Fee
   129                82,128              73,110        1.87                 Fee

                                                             UPFRONT ESCROW
         ---------------------------------------------------------------------------------------------------------------------------
         UPFRONT CAPEX      UPFRONT ENG.     UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX    UPFRONT INS.      UPFRONT OTHER
LOAN #      RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)        RESERVE ($)     RESERVE ($)        RESERVE ($)
------      -----------       -----------        -----------       -----------        -----------     -----------        -----------
   1                                                                                     324,716         293,684
   2                                                                   50,000            165,126          29,088            475,000
   3                                                                                     102,987          40,513            148,160
   4                                                                                                                      4,000,000
   5                                                                                      55,401          24,723
   6                               3,438                                                 121,088           5,138            100,000
   7
   8                                                                                      42,636          20,502            147,256
   9                                                                                      48,490          29,692
  10                                                                                      58,876
  11                                                                                      27,114          19,760
  12                                                                                      97,371                            125,000
  13            11,200             1,250                                                  72,560          28,763
  14                                                                                      47,388                          2,000,000
  15                                                                                     271,840           6,368             34,000
  16                                                                  400,000             65,055          90,477             58,995
  17                                                                                      37,187     Footnote 12
  18                                                                                     180,889
  19            14,062                                                100,000             36,650          11,564
  20            93,750                                                                    42,086          54,615
  21
  22            61,000
  23                                                                                      28,117
  24            95,625                                                                    84,385          54,167
  25                               1,250                                                   4,543          28,072
  26            20,000                                                 80,000             30,442           7,447                658
  27
  28                                                                                      63,539          20,000
  29               693               938                                                  13,052           2,510
  30                                                                                      61,455                            369,500
  31            11,000                                                                    72,377          10,059            200,000
  32            21,875                                                                    34,089          69,930
  33                                                                                      27,693           9,101
 33.1
 33.2
  34                                                                                                                            732
  35                                                                  650,000                              7,595
  36             8,800                                                                                                       22,715
  37                              10,000                                                  31,722          10,660
  38                                                                                                                         36,137
  39                              37,500                                                  37,300          13,173
  40                                                                                     119,441          10,059
  41                                                                                      36,539             707
  42                              50,625                                                  44,188           9,707
  43                                                                                      40,318           1,295
  44
  45                                                                                      23,361           7,954
  46                                                                                      95,913           5,460
  47                                                 22,500                               43,685          16,847
 47.1
 47.2
 47.3
 47.4
 47.5
  48                                                                    7,200              8,815           6,806
  49                                                                                      69,366     Footnote 12             50,900
  50                                                                   32,500
  51                              32,188                                                  63,361          68,045
  52             8,000                                                                    21,131           1,602
  53             9,375                                                                    53,836           2,990
  54             3,302           386,900                                                  21,697           7,766
  55             9,417            12,500                                                  75,657          10,965
  56                                                  6,000                               36,227           5,465
  57
  58                                                                                      12,075          24,000
  59                                                                                      42,979                                730
  60                                                                                      15,368     Footnote 12             50,000
  61                              22,860
  62                                                                                      46,805                             14,590
  63                               9,375                                                  18,795           8,061            211,156
  64                              25,075
  65                                                                                      78,368           1,873
  66                                                                                      33,360           6,149
  67                                                                                                         719
  68                                                                                      22,044
  69
  70
  71
  72
  73
  74                               1,250                                                   9,836           9,180
  75
  76            24,175                                                                    30,810          13,290
  77            10,388                                                 91,487             36,680          18,482
  78                                                                                                                          5,000
  79             9,375                              150,000                               30,116
  80                              27,758                                                  22,864          14,190
  81
  82                                                                                                                         15,000
  83             1,456                                                                    26,759           2,153
  84                                                                                       4,000           2,714
  85                                                 40,000
  86           188,125                                                125,000             29,567           1,424
  87                                                                                      15,057           1,333             20,000
  88               252                                                                                       906
  89             4,688                                                                    27,191           8,214
  90                              82,250                                                                                    250,000
  91
  92                              16,875                                                  23,061          14,439
  93                                                                                      11,338           1,098             50,000
  94                                                                                      20,928           6,364
  95                             275,000                                                  23,961           6,004
  96                                                                   70,000             29,014           2,718
  97                                                                                      42,585           2,116
  98                                                                                      31,890           2,109
  99                                                                   25,000             16,839           3,619
  100                                                                                      7,059           2,418
  101                              2,400                                                  57,623           3,119
  102              181                                                                                                       13,322
  103                                                                                      8,423           1,222
  104                                                                                     20,941           1,294             20,362
  105                                                                                     54,935     Footnote 12
  106                                                                                      7,752
  107            6,500                                                                    14,270          15,439
  108                                                                                      6,286           6,435
  109                                                                                     58,025
  110                                                                                     42,120           1,654             50,544
  111           21,563                                                                     8,584           3,113
  112           20,330                                                                    23,399           5,437             62,000
  113            2,438                                                                    17,022           2,723
  114
 114.1
 114.2
  115                                                                                      6,717           1,848
  116                                                                                      6,328           2,021
  117                             18,750                                                  10,948           3,197
 117.1
 117.2
  118                                                                                     22,567             894
  119                                                                                     22,741           1,200
  120                             36,875                                                                                    250,000
  121                                                                                      6,761           1,471
  122                                                                                     13,696     Footnote 12
  123                                                                                      2,883
  124                                                                                      7,106
  125                                                                                      8,637     Footnote 12
  126                             15,525                                                   5,348     Footnote 12
  127                                                                                      2,934     Footnote 12
  128
  129                                                                                      2,872     Footnote 12

                                                         MONTHLY ESCROW
               ---------------------------------------------------------------------------------------------------------
                MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC     MONTHLY RE TAX     MONTHLY INS.      MONTHLY OTHER
 LOAN #            RESERVE ($)      RESERVE ($)      RESERVE ($)        RESERVE ($)      RESERVE ($)        RESERVE ($)
 ------            -----------      -----------      -----------        -----------      -----------        -----------
    1                  10,690                            62,500            162,358           56,729
    2                   6,830                                               33,025            2,909
    3                   2,929                             8,333             25,747            4,501
    4                   2,542                            30,000
    5                   4,300                                               13,850            8,241
    6                   2,317                                               24,218            2,888
    7
    8                   3,167                            10,677             21,318            1,709
    9                   4,717                                                5,388            2,474
   10                                                                        5,888
   11                   1,817                            25,000             27,114            6,587
   12                   2,762                             8,348             24,343           11,783
   13                                                                       18,140            2,213
   14                                                                        7,898
   15                   2,862                            15,404             24,713              910
   16                   4,722                            23,141             10,842           10,053
   17                   1,002                             5,011             10,824      Footnote 13
   18                                                                       37,855
   19                   3,851                             7,701              5,236            2,891
   20                                                                       21,043            6,827
   21                   1,679                                                               Yes-TBD
   22                   1,374                            10,857             10,000      Footnote 13
   23                   3,312                            19,807             28,117            4,783
   24                   2,667                             3,500             14,064            5,417
   25                   5,500                                                2,271            2,807
   26                   2,620                            10,478              5,074            1,134
   27
   28                   3,600                                                9,077            1,917
   29                     346                                                2,175              837
   30                     843                             3,196
   31                   1,876                                                9,047            2,515
   32                   1,000                                               17,045           11,216
   33                   1,282                                                5,539              827
  33.1
  33.2
   34                     296                             1,974
   35                     540                             3,931              7,269              760
   36
   37                   4,167                                                7,931            1,777
   38                     289                                                5,400            1,489
   39                   5,750                                                4,144            3,293
   40                   4,104                                               10,858           10,059
   41                     963                            10,417              4,060              353
   42                   4,521                                                5,524            4,853
   43                     387                             4,841              5,895              432
   44                   4,200                             4,311
   45                     817                                                5,840              723
   46                     834                             4,350             13,702              780
   47                   4,290                                               10,921            1,532
  47.1
  47.2
  47.3
  47.4
  47.5
   48                     532                                                2,938              972
   49                     386                                                6,229      Footnote 13
   50                     380                             2,376              4,944      Footnote 13
   51                   1,896                                                7,920            4,718
   52                     666                             4,717              5,283              534
   53                   4,042                                                7,691              997
   54                   3,302                                                5,424              597
   55                   4,708                                                7,566            1,371
   56                     601                                                5,175              781
   57                     745
   58                   4,712                                                3,019            2,667
   59                     225                                                4,701
   60                     266                                                5,896      Footnote 13
   61                   1,103                             6,065              5,392      Footnote 13
   62                     420                             2,071              7,801
   63                                                                        1,854              951
   64                   1,304                             5,976              5,277      Footnote 13
   65                     282                                                7,552              234
   66                     750                             5,000              5,560            1,230
   67                     189                                                                   360
   68                                                                        7,348
   69
   70                     255                             1,974              5,927      Footnote 13
   71                     189
   72                   3,434                             2,906
   73                     181
   74                   2,771                                                2,459              835
   75                     391                             1,045
   76                   1,230                                                4,401            1,108
   77                   5,467                             3,696             12,227            1,320
   78                   1,995                                                7,817      Footnote 13
   79                   1,854                             7,692              7,529
   80                                                                        7,621            1,774
   81                     189
   82                     181
   83                     728                                                5,352              359
   84                                                                        2,000              543
   85                     699
   86                     823                                                3,285              712
   87                     615                             2,559              5,019              333
   88                     126                                                                   302
   89                   1,633                                                6,798              684
   90                   1,640                                                1,559            1,917
   91                     182
   92                   2,084                                                5,765            2,063
   93                     651                             1,767              2,834              137
   94                     325                             2,664              6,976              530
   95                   1,600                                                2,995            1,501
   96                     638                                                3,627              680
   97                   2,083                                                5,323            1,058
   98                     504                             2,500              4,556              703
   99                     815                             2,500              4,210              741
   100                    750                                                  543              409
   101                    625                                                9,604              284
   102                     91                                                                                    6,661
   103                    222                             2,500              4,212              306
   104                    640                             2,532              3,490              431
   105                                                                       7,031      Footnote 13
   106                    127                                                1,292
   107                  2,779                                                2,854            2,573
   108                  1,354                                                6,285              844
   109                    231
   110                    250                                                4,212              414
   111                    462                             4,067              3,095              445
   112                                                                       4,680              604
   113                    543                                                3,405              313
   114                    917                                                1,026
  114.1
  114.2
   115                    234                             1,587                960              142
   116                    559                               300              2,109              289
   117                  1,542                                                3,649              639
  117.1
  117.2
   118
   119                    750                                                2,067            1,200
   120                  1,260                                                2,500      Footnote 13
   121                  1,400                             1,300                964              717
   122                  1,721                                                2,607      Footnote 13
   123                                                                       1,822              125
   124                    417                                                  995
   125                                                                       2,437      Footnote 13
   126                                                                       1,107      Footnote 13
   127                                                                       1,138      Footnote 13
   128                                                                       1,609
   129                                                                       1,139      Footnote 13

                                                                     LARGEST TENANT
                        ----------------------------------------------------------------------------------------------------------
             SINGLE                                                                                               LEASE
 LOAN #      TENANT     LARGEST TENANT                                                        UNIT SIZE        EXPIRATION
 ------      ------     --------------                                                        ---------        ----------
    1          No       Aramark Services                                                        301,131         04/30/06
    2          No       Kohl's                                                                   85,060         03/31/20
    3          No       Nordstrom Rack                                                           30,660         08/31/11
    4          No       Philips Medical (16)                                                     54,970         07/31/02
    5          No       Central Bank & Trust                                                     91,414         03/31/07
    6          No
    7          Yes      Office Depot                                                            550,000         04/30/17
    8          No       Babies R Us                                                              35,402         07/31/04
    9          No
   10          No       Linens N Things                                                          35,522         01/31/18
   11          No       Buckingham Doolittle Burroughs                                           76,448         10/31/06
   12          No       Exel Global Logistics                                                   112,815         07/31/12
   13          No
   14          No
   15          No       Columbia HCA                                                             89,178         04/01/04
   16          No       International Paper Co.                                                  60,141         06/30/08
   17          No       Borders                                                                  25,820         01/01/21
   18          No       Value City Department Store                                              99,574         01/31/16
   19          No       Aluminum Roofing Spec.                                                   29,722         04/14/04
   20          No
   21          No       Aesculap Incorporated                                                    41,443         08/31/07
   22          No       Joint Genome Institute                                                   56,606         06/07/08
   23          No       General Serices Admin.                                                   41,426         04/30/05
   24          No       MMHS - Coastal Care                                                      42,011         10/31/17
   25          No
   26          No       Food World                                                               42,848         08/30/08
   27          No       Kroger Co.                                                               62,072         03/31/15
   28          No
   29          No
   30          Yes      Carmike Theaters                                                         67,473         03/01/20
   31          No       AAA Antiques                                                             58,360         06/30/06
   32          No
   33
  33.1         No
  33.2         No
   34          Yes      The Container Store                                                      23,684         01/31/16
   35          No       Illinois Bone & Joint                                                    33,074         01/31/12
   36          No       Food 4 Less (Ralphs)                                                     34,804         05/31/08
   37          No
   38          No       Baja Fresh                                                                2,825         10/31/11
   39          No
   40          No
   41          No       Bancorp                                                                  20,236         04/02/05
   42          No
   43          No       CHPS                                                                     11,022         08/31/08
   44          Yes      Exel Logistics, Inc.                                                    252,000         11/30/06
   45          No
   46          No       Lotus Group International                                                16,798         11/21/10
   47
  47.1         No
  47.2         No
  47.3         No
  47.4         No
  47.5         No
   48          No       Blockbuster Video                                                         4,978         01/07/12
   49          No       Petco                                                                    12,500         01/31/12
   50          No       Tesser                                                                    8,150         09/15/05
   51          No
   52          No       CHW Medical Foundation                                                    5,416         02/15/06
   53          No
   54          No
   55          No
   56          No       Securities Pricing                                                        5,536         07/31/05
   57          Yes      NSI Manufacturing                                                        89,400         12/31/05
   58          No
   59          No       CVS Pharmacy                                                             10,125         01/31/14
   60          No       Hallmark   Pad H                                                          5,800         02/29/12
   61          No       Entrust Mortgage Inc.                                                    11,300         12/31/05
   62          No       Zany Brainy                                                              10,600         01/31/11
   63          No       Aqua Works                                                               15,969         03/01/07
   64          No       Ian Gardenswartz & Assoc.                                                10,663         12/31/06
   65          No
   66          No       Emergency Groups Office                                                  21,170         08/31/10
   67          Yes      Walgreens                                                                15,120         10/31/61
   68          Yes      Value City furniture                                                     65,621         04/30/16
   69          Yes      Walgreens                                                                14,725         08/31/21
   70          No       Artesaneas-R&R Imports                                                    8,600         03/31/06
   71          Yes      Walgreens                                                                15,120         08/31/61
   72          Yes      Exel Logistics, Inc                                                     179,200         11/30/06
   73          Yes      Walgreens                                                                14,490         11/30/61
   74          No
   75          Yes      Bi-Mart                                                                  31,350         08/31/25
   76          No
   77          No       Fry's Food Stores                                                        45,197         04/15/05
   78          No
   79          No       Ocean State Job Lot                                                      25,000         02/28/04
   80          No
   81          Yes      Walgreens                                                                15,120         12/31/60
   82          Yes      Walgreens                                                                14,490         12/31/61
   83          No
   84          No       Staples                                                                  23,942         09/30/16
   85          Yes      Cummins                                                                  46,600         04/30/12
   86          No       Mosaica Education                                                         3,998         08/30/02
   87          No       Adventure House                                                           4,250         12/31/11
   88          Yes      Walgreens                                                                15,120         02/01/21
   89          No       Food Lion                                                                33,000         08/31/12
   90          No
   91          Yes      Walgreens                                                                14,490         05/31/61
   92          No
   93          No       FF PC Family Practice                                                     8,048         02/28/06
   94          No       J W Eye Associates                                                       10,736         03/07/19
   95          No
   96          No       PC Test Engineering                                                       6,960         04/30/04
   97          No
   98          No       Healthsouth Corporation                                                  10,598         09/30/05
   99          No       Montpak industries                                                        3,936         07/31/04
   100         No
   101         No
   102         Yes      CVS                                                                      10,880         01/14/22
   103         No       Hollywood Video                                                           5,000         09/26/05
   104         No       Rising Edge Technologies                                                  4,057         09/30/03
   105         No       Autozone, Inc.                                                           10,800         05/31/05
   106         Yes      CVS                                                                      10,125         06/30/19
   107         No
   108         No       Food Lion                                                                30,280         04/20/17
   109         Yes      Eckerd                                                                   10,908         06/24/19
   110         No
   111         No       Hart-Greer (Armstrong)                                                   43,345         01/31/04
   112         No       Barney's Billards                                                         6,160         02/01/03
   113         No       Rent-a-Center                                                             4,250         12/31/05
   114
  114.1        No
  114.2        No
   115         No       Leather Creations                                                         6,675         06/30/19
   116         No       Food Lion                                                                33,000         10/12/15
   117
  117.1        No
  117.2        No
   118         No
   119         No
   120         No
   121         No       Scrapbooks Superstore, Inc.                                               3,000         05/31/05
   122         No
   123         Yes      Commerce Ind, Inc.                                                       16,400         08/31/07
   124         No
   125         Yes      A-1 Striping & Paving                                                    22,000         12/21/07
   126         No       Loaded for Bear                                                           8,206         04/01/06
   127         No       Fabric Warehouse                                                         13,000         12/31/04
   128         No       DuoProSS Meditech                                                        13,000         03/31/07
   129         No       Nagy Golf and Turf, Inc                                                   2,480         09/30/06

                                                         2ND LARGEST TENANT
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                LEASE
 LOAN #   2ND LARGEST TENANT                                                                    UNIT SIZE    EXPIRATION
 ------   ------------------                                                                    ---------    ----------
    1     Philadelphia Authority for Industrial Development                                       179,295     06/30/09
    2     Klein's Super Thrift                                                                     52,800     01/31/10
    3     Marshall's                                                                               30,000     10/31/10
    4     Lifespan Bioscience                                                                      49,977     12/31/06
    5     Stoll, Keenan & Park                                                                     56,785     04/30/21
    6
    7
    8     Staples                                                                                  26,288     04/30/13
    9
   10     Circuit City                                                                             33,000     01/31/18
   11     Bank One Akron                                                                           37,844     04/30/09
   12     Dept of Airports, Cityof LA                                                              56,635     10/31/32
   13
   14
   15     Envoy II                                                                                 55,710     04/15/11
   16     Star Self Storage                                                                        57,350     12/31/11
   17     Access Graphics                                                                          21,051     08/31/07
   18     Value City Furniture                                                                     48,191     01/31/16
   19     Floral Supply Syndicate                                                                  10,320     08/31/06
   20
   21     Ultimate Electronics                                                                     27,903     03/31/12
   22     Silicon Valley College                                                                   21,149     06/14/03
   23     TLC Family Care                                                                          39,334     02/28/04
   24     Stuart Fine Foods                                                                        38,100     12/11/10
   25
   26     Tractor Supply Co.                                                                       30,730     06/13/08
   27     TJ Maxx                                                                                  32,000     08/31/06
   28
   29
   30
   31     Food Lion                                                                                41,953     05/31/06
   32
   33
  33.1
  33.2
   34
   35     Town & Country Pediatrics                                                                 3,680     02/28/11
   36     Factory 2 U                                                                              24,400     01/31/03
   37
   38     Payless Shoes                                                                             2,355     10/31/11
   39
   40
   41     Christiana Care Medical Ctr                                                              16,215     08/31/14
   42
   43     Atlantic Risk                                                                             7,403     06/30/06
   44
   45
   46     C-Mac Invotronics, Inc.                                                                  14,545     12/05/08
   47
  47.1
  47.2
  47.3
  47.4
  47.5
   48     United Blood Service                                                                      3,386     05/31/07
   49     AV Mattress                                                                               4,100     08/31/11
   50     Gondolier                                                                                 5,550     09/30/16
   51
   52     Dr. Wilson Fung                                                                           5,282     03/31/06
   53
   54
   55
   56     Everfast, Inc (Calico Corners)                                                            4,399     06/30/03
   57
   58
   59     Kauffmann Tire, Inc.                                                                      6,587     10/31/13
   60     Beauty One                                                                                4,600     03/31/12
   61     Human Services                                                                            6,754     08/31/08
   62     Joseph A Bank                                                                             5,500     01/31/13
   63     Kraemer Auto Collision                                                                   11,550     09/30/04
   64     Roger Nitter & Co.                                                                        4,437     11/30/02
   65
   66     Wells Fargo Bank                                                                          7,269     12/31/07
   67
   68
   69
   70     Berg Law Offices                                                                          6,680     12/31/07
   71
   72
   73
   74
   75
   76
   77     Greenbacks Dollar Store                                                                   8,814     01/31/04
   78
   79     Condon's Servicestar                                                                     13,300     04/30/05
   80
   81
   82
   83
   84     Dollar Tree Stores, Inc.                                                                  6,000     09/30/06
   85
   86     Denco                                                                                     3,806     03/31/03
   87     Poulin Morris                                                                             4,000     12/31/05
   88
   89     Fitkins Home Center                                                                       8,888     07/31/10
   90
   91
   92
   93     Huston Pools                                                                              5,843     09/06/10
   94     Texas PRG VIII, Inc.                                                                      5,999     03/07/16
   95
   96     Concentra Health Care                                                                     6,476     11/30/02
   97
   98     Syncor International                                                                      4,826     11/04/05
   99     H and H Associates                                                                        3,701     02/29/04
   100
   101
   102
   103    Hallmark                                                                                  3,594     02/28/06
   104    Technical Representatives                                                                 2,774     08/31/03
   105    Family Dollar                                                                             9,400     06/30/09
   106
   107
   108    Joanne's Fabrics                                                                         11,318     05/31/05
   109
   110
   111    Barnes Paper Company                                                                     34,492     12/31/03
   112    Sheer Fantasy Lingerie                                                                    3,850     03/01/03
   113    Rainbow Clothing                                                                          4,225     01/31/06
   114
  114.1
  114.2
   115    Mattress Plus                                                                             4,373     09/23/07
   116    Kin Yan Wong                                                                              1,400     10/31/06
   117
  117.1
  117.2
   118
   119
   120
   121    Nevada Home Improvement                                                                   3,000     02/28/04
   122
   123
   124
   125
   126    Velo                                                                                      4,606     01/01/06
   127    Sherwin Williams Paints                                                                   5,000     09/30/03
   128    Labor & Logistics                                                                         1,000     09/30/04
   129    Ritt Medical Group, Inc                                                                   1,961     04/30/03

                                               3RD LARGEST TENANT
          ----------------------------------------------------------------------------------------------
                                                                                            LEASE
 LOAN #   3RD LARGEST TENANT                                                 UNIT SIZE    EXPIRATION
 ------   ------------------                                                 ---------    ----------
    1     American College of Radiology                                         24,672     01/31/04
    2     Marshalls                                                             27,098     01/31/06
    3     Michaels                                                              23,783     02/28/11
    4     Thomson Multimedia                                                    18,033     11/30/05
    5     Greenebaum Doll McDonald                                              37,308     11/30/22
    6
    7
    8     Comp USA                                                              23,780     12/31/05
    9
   10     Barnes & Noble                                                        24,243     03/31/17
   11     Merrill Lynch                                                         14,303     01/31/04
   12     Barthco International                                                  9,503     10/14/04
   13
   14
   15     James P & Sarah Wilson                                                20,439     05/31/07
   16     Enterprise Rent-a-Car                                                 18,638     07/31/06
   17     Mongolian BBQ                                                          5,000     01/01/11
   18     Jo-Ann Stores, Inc                                                    46,160     01/31/14
   19     AFM Engineering                                                       10,000     08/31/05
   20
   21     MSAS Global Logistics                                                 23,265     05/31/06
   22
   23     United Way of Midsouth                                                22,887     03/31/04
   24     Martin County Utility Services                                        10,268     10/31/09
   25
   26     Big Lots                                                              29,857     06/13/08
   27     Home Goods                                                            30,625     05/31/10
   28
   29
   30
   31     CVS                                                                   11,450     11/30/05
   32
   33
  33.1
  33.2
   34
   35     Steven R Boas, M.D., S.C                                               2,307     08/31/12
   36     Sav-On (American Drug Stores)                                         21,673     01/31/12
   37
   38     China Inn                                                              2,000     11/30/11
   39
   40
   41     Pro Physical Fitness                                                   6,299     01/31/08
   42
   43     Abrams Development                                                     6,465     07/31/06
   44
   45
   46     Jonna Jonna Companies                                                  9,544     11/30/05
   47
  47.1
  47.2
  47.3
  47.4
  47.5
   48     Pure Beauty                                                            2,450     01/10/08
   49     Sharkey's Mex Grill                                                    2,579     12/31/11
   50     Gourmet Boulder Deli                                                   2,600     11/30/10
   51
   52     National Medical Care                                                  4,877     05/31/05
   53
   54
   55
   56     New Century Tours, Inc                                                 4,026     11/30/04
   57
   58
   59     Garland Cleaners                                                       2,000     07/31/04
   60     Cal Fed Bank   Pad O                                                   3,500     04/30/12
   61     Direct Marketing Excellence                                            5,696     09/30/03
   62     Maitlins, LTD                                                          4,400     08/31/06
   63     Adelphia Cable Communications                                         11,550     08/31/04
   64     Comfort Care Home Health Services                                      4,232     05/31/07
   65
   66     Educational Services International                                     3,034     12/31/02
   67
   68
   69
   70
   71
   72
   73
   74
   75
   76
   77     Ms Fit                                                                 5,324     05/31/06
   78
   79     CVS                                                                    9,860     01/31/04
   80
   81
   82
   83
   84     U.S. Beauty Supply                                                     2,800     01/31/07
   85
   86     RATH Performance Fibers                                                3,018     07/31/02
   87     Art 21                                                                 2,000     12/31/03
   88
   89     Williamsburg Drug                                                      4,800     09/30/02
   90
   91
   92
   93     Oriental Grocery                                                       5,280     02/09/11
   94     John B Tebbetts, MD                                                    5,227     07/31/05
   95
   96     Maryland Computer Outlet                                               3,840     09/30/02
   97
   98     Laboratory Corporation                                                 3,832     03/31/04
   99     East Coast Contractors                                                 3,092     03/31/04
   100
   101
   102
   103    Starbucks                                                              1,500     02/29/12
   104    iORMYX International                                                   2,534     03/31/04
   105    Feature Films For Families                                             7,885     03/31/05
   106
   107
   108    Lee's Fashions                                                         5,232     08/31/07
   109
   110
   111    File Management, Inc.                                                 33,213     04/30/04
   112    La Barmigiana Rest                                                     3,750     09/01/02
   113    One Price Clothing                                                     2,823     01/31/05
   114
  114.1
  114.2
   115    Sprintcom                                                              3,600     09/01/06
   116    Studio Hair 7                                                          1,400     02/28/05
   117
  117.1
  117.2
   118
   119
   120
   121    Nu Look Auto Accessories and Racing                                    1,500     11/30/06
   122
   123
   124
   125
   126    A/J                                                                    2,491     09/01/04
   127
   128
   129    A V'Caros Styling Salon                                                1,400     01/31/03

                              FOOTNOTES TO ANNEX A

(1) With respect to mortgage loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

(2) Each letter identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(3)  Each letter identifies a group of related borrowers.

(4) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(5) Loan Numbers 5, 6, 10, 20, and 54 is interest only for the first 12, 36, 24, 12 and 18 months, respectively. As of the Cut-Off Date, Loan Numbers 5, 6, 10, 20 and 54 has 6, 35, 24, 11 and 18 months remaining in the interest-only period, respectively; Annual Debt Service and UW DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

(6) For ARD Loans (Loan Numbers 34, 68, 75, 88 and 102), calculated as of the related Anticipated Repayment Date.

(7) For ARD Loans (Loan Numbers 34,68, 75, 88 and 102), the related Anticipated Repayment Date.

(8) The "LO" component of the prepayment provision represents remaining lockout payments.

(9)  Calculated as the ratio of UW NCF to the Annual Debt Service.

(10) The appraised value of $32 million is inclusive of Greenbaum Doll, a local law firm, which is scheduled to take possession of their space in December 2002. The space is currently in the build-out stage. At closing, JPMorgan received a letter of credit in the amount of $4.75 million securing the tenants performance under the lease.

(11) Generally reflects economic occupancy as of each Loans' respective rent roll dates.

(12) The Upfront Ins. Reserve amount is included in the Upfront RE Tax Reserve. Allocated amounts for the two reserve categories are not available.

(13) The Monthly Ins. Reserve amount is included in the Monthly RE Tax Reserve. Allocated amounts for the two reserve categories are not available.

(14) For purposes of determining the debt service coverage ratio for 2 mortgage loans (Loan Nos. 90 and 120) the principal balance of the mortgage loans was reduced by amounts reserved until the achievement of certain income levels by the related mortgaged properties. In addition, the principal balances of such mortgage loans were reduced by such reserved amounts in determining the loan-to-value ratios of such loans.

(15) As of June 27, 2002, the Baymeadows mortgage loan documents were modified to reflect a partial prepayment by the borrower to reduce the outstanding principal amount of such mortgage loan to $9,200,000 (which when originated in February 8, 2001, had an original principal balance of $9,600,000). The monthly debt service amount for this loan was modified to $64,773.89 effective with the due date in July 2002.

(16) Philips Medical is vacating its leased space at the 4th and Battery Property on or about July 31, 2002. Vertis Neurosciences has agreed to lease 91.2% of the vacated space at $32/square foot for a 3 year term (with two 5 year options) beginning September 1, 2002.

                          FOOTNOTES TO ANNEX A (CON'T)

(17) Yield Maintenance Calculations

     Yield Maintenance Calculation Method Type I ("YM1") means a yield maintenance premium that is equal to the greater of:

          one percent of the principal amount prepaid; or

          the amount obtained by subtracting -

               (1)  the sum of:
                    (a)  the unpaid principal amount being prepaid, plus
                    (b) the amount of interest thereon accrued to the date of such prepayment,

               from

               (2) the sum of the "Current Values" (defined below) of all amounts of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     The ""Current Value" of any amount payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Yield Maintenance Interest Rate in accordance with the following formula:

            Current Value  =  Amount Payable
                              --------------
                                 (1+d/2)n

     where:

       d = the Yield Maintenance Interest Rate expressed as a decimal, and n = an exponent, which need not be an integer, equal to the number of semi-annual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year) between the date of such determination and the due date of the amount payable.

     Yield Maintenance Calculation Method Type II ("YM2") means a yield maintenance premium that is equal to the greater of:

          one percent of the mortgage loan balance at the time of prepayment; or

          the excess, if any, of -

               (1) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

               (2)  the amount of principal being prepaid.

                                                                         ANNEX B

ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.

================================================================================

                      STRUCTURAL AND COLLATERAL TERM SHEET

                ------------------------------------------------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                                  $710,488,000
                                  (Approximate)

                ------------------------------------------------

                               JPMORGAN CHASE BANK
                        LASALLE BANK NATIONAL ASSOCIATION
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                              LENNAR PARTNERS, INC.
                                Special Servicer

                        FOR FURTHER INFORMATION CONTACT:

                          J.P. MORGAN SECURITIES INC.

       Brian Baker                 Glenn Riis                Andy Taylor
      (212) 834-3813             (212) 834-3813            (212) 834-3813

                              WACHOVIA SECURITIES

        Bill Cohane               Scott Fuller               Bob Ricci
       (704) 383-4984            (704) 715-1235           (704) 715-1235

                             ABN AMRO INCORPORATED

                   Frank Forelle              Gerald Sneider
                  (212) 409-7587              (212) 409-7587



         JPMORGAN                                    WACHOVIA SECURITIES
                         ABN AMRO INCORPORATED
                                                     DEUTSCHE BANK SECURITIES

The analyses in this report are based upon information provided by JPMorgan Chase Bank, Wachovia Bank, National Association, LaSalle Bank National Association and Artesia Mortgage Capital Association (the "Sellers"). J.P. Morgan Securities Inc., Wachovia Securities, Inc., ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

================================================================================

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

APPROXIMATE SECURITIES STRUCTURE
--------------------------------

                          APPROX.                   EXPECTED        EXPECTED
                           FACE/       CREDIT       WEIGHTED        PAYMENT
         RATINGS BY      NOTIONAL     SUPPORT       AVG. LIFE       WINDOW
CLASS    MOODY'S/S&P    AMOUNT ($)   (% OF BAL)    (YEARS)(a)       (MOS)(a)
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
  A-1     Aaa / AAA     50,000,000       22.25%        2.59     09/02 - 04/07
  A-2     Aaa / AAA    174,000,000       22.25%        6.99     04/07 - 01/12
  A-3     Aaa / AAA    410,948,000       22.25%        9.67     01/12 - 07/12
   B       Aa2 / AA     30,624,000       18.50%        9.97     07/12 - 08/12
   C        A2 / A      34,708,000       14.25%        9.99     08/12 - 08/12
   D       A3 / A-      10,208,000       13.00%        9.99     08/12 - 08/12

PRIVATELY OFFERED CLASSES
--------------------------------------------------------------------------------
  X1      Aaa / AAA    816,653,032         N/A          N/A          N/A
  X2      Aaa / AAA    731,945,000         N/A          N/A          N/A
   E      Baa2 / BBB    24,500,000       10.00%         N/A          N/A
   F     Baa3 / BBB-    12,250,000        8.50%         N/A          N/A
   G       Ba1 / BB+    16,333,000        6.50%         N/A          N/A
   H       Ba2 / BB     12,249,000        5.00%         N/A          N/A
   J       Ba3 / BB-     6,125,000        4.25%         N/A          N/A
   K        B1 / B+      4,084,000        3.75%         N/A          N/A
   L        B2 / B       8,166,000        2.75%         N/A          N/A
   M        B3 / B-      4,083,000        2.25%         N/A          N/A
  NR       NR / NR      18,375,032         N/A          N/A          N/A
--------------------------------------------------------------------------------

Note: (a) Calculated at 0% CPR, no balloon extensions, ARD loans pay in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults
      (b) Based on the Notional amount

Lead Managers:              J.P. Morgan Securities Inc. (Joint Bookrunner)
                            Wachovia Securities, Inc. (Joint Bookrunner)
                            ABN AMRO Incorporated

Co-Manager:                 Deutsche Bank Securities Inc.

Mortgage Loan Sellers:      JPMorgan Chase Bank (55.9%)
                            LaSalle Bank National Association  (18.9%)
                            Wachovia Bank, National Association (14.0%)
                            Artesia Mortgage Capital Corporation (11.2%)

Master Servicer:            Wachovia Bank, National Association

Special Servicer:           Lennar Partners, Inc.

Trustee:                    Wells Fargo Bank, Minnesota, N.A.

Paying Agent:               LaSalle Bank National Association

Rating Agencies:            Moody's Investors Service, Inc.
                            Standard & Poor's Rating Services

Pricing:                    On or about July  31, 2002

Delivery Date:              On or about August 14, 2002

Cut-off Date:               The August 2002 due date for each mortgage loan or
                            the date of origination with respect to those mortgage loans that have their first payment date after August 2002

Distribution Date:          12th of each month, or if the 12th day is not a
                            business day, on the next succeeding business day, beginning in September 2002

Payment Delay:              11 days

ERISA Eligible:             A-1, A-2, A-3, B, C and D

Structure:                  Sequential pay

Day Count:                  30/360

Tax Treatment:              REMIC

Rated Final
Distribution Date:          July 12, 2037

Clean-up Call:              4%

Minimum Denomination:       $10,000 (among the publicly offered classes)

Delivery:                   DTC, Euroclear and Clearstream Banking

KEY FEATURES
------------

COLLATERAL FACTS
----------------
Initial Pool Balance:                                        $816,653,033
Number of Mortgage Loans:                                             129
Number of Mortgaged Properties:                                       136
Average Cut-off Date Balance per Loan:                         $6,330,644
Average Cut-off Date Balance per Property:                     $6,004,802
Weighted Average Current Mortgage Rate:                           7.1835%
Weighted Average UW DSCR:                                           1.35x
Weighted Average Cut-off Date LTV Ratio:                            71.2%
Weighted Average Remaining Term to Maturity (months):                 117
Weighted Average Remaining Amortization Term (months):                339
Weighted Average Seasoning (months):                                    4
10 Largest Loans as % of IPB:                                       32.6%

10 LARGEST LOANS
----------------

                                           %              CUT-OFF
                                  BAL     BY       UW       DATE
LOAN                             (MM)     BAL     DSCR      LTV      PROPERTY TYPE
-----------------------------------------------------------------------------------------
Aramark Tower                    47.4     5.8     1.65x     55.5%    CBD Office
Festival at Bel Air              43.0     5.3     1.30x     79.6%    Anchored Retail
Silverado Ranch Plaza            28.5     3.5     1.35x     78.6%    Anchored Retail
4th and Battery Office           25.3     3.1     1.33x     66.8%    CBD Office
300 West Vine                    24.0     2.9     1.26x     75.0%    CBD Office
Evening Creek Apartments         22.1     2.7     1.21x     79.2%    Multifamily
Hamilton Mill Business Center    19.5     2.4     1.28x     71.7%    Industrial/Warehouse
Potomac Festival                 19.4     2.4     1.28x     70.8%    Anchored Retail
Russellville Commons             19.0     2.3     1.24x     79.9%    Multifamily
Shops at Wellington Green        18.0     2.2     1.55x     74.2%    Anchored Retail
-----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                $266.1    32.6     1.37x     72.0%

GEOGRAPHIC DISTRIBUTION
-----------------------
                                              CUT-OFF DATE BALANCE
                             ---------------------------------------------------
                                 NO. OF               % OF      WA       WA UW
STATE                        PROPERTIES     (MM)      UPB       LTV       DSCR
--------------------------------------------------------------------------------
California                           18    $127.7     15.6%    71.4%     1.29x
     Northern                         5      21.5      2.6     70.8%     1.34x
     Southern                        13     106.3     13.0     71.5%     1.28x
Maryland                              6      63.6      7.8     74.7%     1.33x
Pennsylvania                          4      58.0      7.1     56.0%     1.62x
Nevada                                6      56.8      7.0     75.5%     1.35x
Ohio                                  5      49.6      6.1     75.0%     1.38x
Florida                               9      46.8      5.7     74.9%     1.42x
Other                                88     414.1     50.7     71.3%     1.33x
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.                     136    $816.7    100.0%    71.2%     1.35x

PROPERTY TYPE DISTRIBUTION
                                              CUT-OFF DATE BALANCE
                             ---------------------------------------------------
                                 NO. OF               % OF      WA       WA UW
PROPERTY TYPE                PROPERTIES     (MM)      UPB       LTV       DSCR
--------------------------------------------------------------------------------
Retail                               49    $287.7     35.2%    71.0%     1.37x
   Anchored*                         33     234.7     28.7     71.5%     1.36x
   Unanchored                        16      52.9      6.5     68.4%     1.37x
Office                               22     213.0     26.1     68.2%     1.39x
   CBD                                8     140.9     17.2     66.0%     1.42x
   Suburban                          14      72.1      8.8     72.6%     1.31x
Multifamily                          36     168.3     20.6     75.7%     1.31x
Industrial                           15      85.8     10.5     70.6%     1.32x
   Warehouse/Distribution            12      78.7      9.6     70.9%     1.32x
   Flex                               3       7.0      0.9     67.1%     1.33x
Manufactured Housing Community       11      44.8      5.5     73.2%     1.31x
Storage                               2      10.0      1.2     62.0%     1.58x
Theater                               1       7.2      0.9     70.0%     1.31x
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.                     136    $816.7    100.0%    71.2%     1.35x

* Includes shadow anchored retail properties.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                            CUT-OFF DATE PRINCIPAL BALANCES

                                                                            % OF INITIAL                   WA CUT-OFF
PRINCIPAL BALANCE ($)               NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
$425,679 - $1,000,000                     9                   $6,003,219            0.7%        1.40x           61.6%
$1,000,001 - $2,000,000                  16                   24,035,654            2.9         1.46x           63.0%
$2,000,001 - $5,000,000                  59                  201,651,193           24.7         1.33x           70.2%
$5,000,001 - $10,000,000                 24                  171,354,517           21.0         1.36x           71.5%
$10,000,001 - $15,000,000                 8                   97,503,096           11.9         1.34x           70.6%
$15,000,001 - $25,000,000                 9                  171,994,371           21.1         1.30x           75.5%
$25,000,001 - $47,397,435                 4                  144,110,983           17.6         1.43x           69.2%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:       $6,330,644
AVERAGE PER PROPERTY:   $6,004,802

                                                MORTGAGE INTEREST RATES

                                                                            % OF INITIAL                   WA CUT-OFF
MORTGAGE INTEREST RATE (%)          NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
6.220% - 6.999%                          28                 $256,881,005           31.5%        1.42x           69.8%
7.000% - 7.249%                          36                  202,286,680           24.8         1.37x           70.4%
7.250% - 7.499%                          32                  213,456,525           26.1         1.29x           73.5%
7.500% - 7.749%                          19                   68,760,994            8.4         1.27x           73.4%
7.750% - 7.999%                          10                   61,528,964            7.5         1.32x           69.6%
8.000% - 8.800%                           4                   13,738,865            1.7         1.31x           68.9%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 7.1835%

                                                      UW DSCR (1)

                                                                            % OF INITIAL                   WA CUT-OFF
UW DSCR (x)                         NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
1.14x - 1.19x                             3                  $14,896,169            1.8%        1.15x           66.2%
1.20x - 1.24x                            21                  106,586,624           13.1         1.22x           77.5%
1.25x - 1.29x                            37                  238,406,951           29.2         1.27x           74.4%
1.30x - 1.34x                            24                  210,101,482           25.7         1.32x           74.0%
1.35x - 1.39x                            11                   70,437,031            8.6         1.36x           72.8%
1.40x - 1.49x                            12                   40,567,565            5.0         1.45x           62.3%
1.50x - 1.59x                             9                   48,683,411            6.0         1.55x           64.4%
1.60x - 1.97x                            12                   86,973,800           10.7         1.71x           55.5%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 1.35x

(1) For purposes of determining the UW DSCR for two mortgage loans, representing 0.5% of the Initial Pool balance (Loan Nos. 90 and 120 on Annex A), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties. In addition, the principal balance of each such mortgage loan was reduced by such reserved amount in determining the LTV ratio of such mortgage loan.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                         CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                            % OF INITIAL                   WA CUT-OFF
LTV (%)                             NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
33.6% - 49.9%                             3                  $11,187,609            1.4%        1.88x           46.3%
50.0% - 54.9%                             8                   21,613,225            2.6         1.57x           51.8%
55.0% - 59.9%                            13                   86,846,195           10.6         1.59x           56.5%
60.0% - 64.9%                            15                   55,634,554            6.8         1.48x           63.3%
65.0% - 69.9%                            11                   81,637,253           10.0         1.32x           66.6%
70.0% - 74.9%                            37                  210,108,493           25.7         1.32x           72.7%
75.0% - 80.5%                            42                  349,625,704           42.8         1.28x           78.3%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 71.2%

(1) For purposes of determining the UW DSCR for two mortgage loans, representing
0.5% of the Initial Pool balance (Loan Nos. 90 and 120 on Annex A), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties. In addition, the principal balance of each such mortgage loan was reduced by such reserved amount in determining the LTV ratio of such mortgage loan.

                                    RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                                           % OF INITIAL                   WA CUT-OFF
MATURITY/ARD (MONTHS)               NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
46 - 79                                  10                  $50,255,945            6.2%        1.33x           75.7%
80 - 99                                   4                   34.097,128            4.2         1.25x           76.1%
100 - 109                                 2                   13,054,425            1.6         1.22x           74.8%
110 - 119                                77                  502,911,611           61.6         1.37x           70.9%
120 - 149                                24                  152,413,419           18.7         1.36x           71.0%
150 - 199                                10                   58,769,051            7.2         1.29x           67.0%
200 - 237                                 2                    5,151,454            0.6         1.24x           69.2%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 117 MONTHS

                                                   AMORTIZATION TYPES

                                                                            % OF INITIAL                   WA CUT-OFF
TYPE OF AMORTIZATION                NO. OF LOANS   PRINCIPAL BALANCE ($)    POOL BALANCE   WA UW DSCR        DATE LTV
----------------------------------------------------------------------------------------------------------------------
Amortizing Balloon Loans                108                 $680,388,604           83.3%        1.36x           71.1%
Partial Interest-Only Amortizing
  Balloon Loans                           5                   79,150,000            9.7         1.38x           74.8%

Fully Amortizing Loans                   11                   38,163,627            4.7         1.29x           63.3%
ARD Loans                                 5                   18,950,802            2.3         1.29x           74.1%
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE:               129                 $816,653,033          100.0%        1.35x           71.2%
----------------------------------------------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1, A-2, A-3, X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M and NR Certificates.

o The pass-through rate for the Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o    All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, A-2, and A-3 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1, A-2 and A-3 Certificates, principal distributions will be allocated pro-rata to the Class A-1, A-2 and A-3 Certificates.

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates and the Class E and F certificates, according to a specified formula, with any remaining amount payable to the Class X-1 and X-2 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                                                    (Pass-Through Rate on Class
                          Principal Paid to Class        - Discount Rate)
     Prepayment Premium x ----------------------- x ---------------------------
                            Total Principal Paid      (Mortgage Rate on Loan
                                                         - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X-1 and X-2 Certificates.

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Under certain circumstances, the special servicer will obtain a new appraisal and to the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              TOP 10 MORTGAGE LOANS

                                 AGGREGATE
LOAN NAME                         CUT-OFF        % OF INITIAL                     CUT-OFF DATE
(LOCATION)                        BALANCE        POOL BALANCE      UW DSCR         LTV RATIO              PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------
Aramark Tower                   $47,397,435           5.8%          1.65x            55.5%                   CBD Office
(Philadelphia, Pennsylvania)

Festival at Bel Air             $42,985,046           5.3%          1.30x            79.6%              Anchored Retail
(Bel Air, Maryland)

Silverado Ranch Plaza           $28,478,502           3.5%          1.35x            78.6%              Anchored Retail
(Las Vegas, Nevada)

4th and Battery Office          $25,250,000           3.1%          1.33x            66.8%                   CBD Office
(Seattle, Washington)

300 West Vine                   $24,000,000           2.9%          1.26x            75.0%                   CBD Office
(Lexington, Kentucky)

Evening Creek Apartments        $22,100,000           2.7%          1.21x            79.2%                  Multifamily
(San Diego, California)

Hamilton Mill Business Center   $19,489,453           2.4%          1.28x            71.7%       Industrial / Warehouse
(Buford, Georgia)

Potomac Festival                $19,412,646           2.4%          1.28x            70.8%              Anchored Retail
(Woodbridge, Virginia)

Russellville Commons            $19,022,111           2.3%          1.24x            79.9%                  Multifamily
(Portland, Oregon)

Shops at Wellington Green       $18,000,000           2.2%          1.55x            74.2%              Anchored Retail
(Wellington, Florida)
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          $266,135,193          32.6%         1.37x            72.0%
-----------------------------------------------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                  ARAMARK TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                      ORIGINAL            CUT-OFF
                                    -----------         -----------
PRINCIPAL BALANCE:                  $47,500,000         $47,397,435

% OF POOL BY IPB:                   5.8%

SELLER:                             JPM

ORIGINATION DATE:                   4/02/02

INTEREST RATE:                      6.86%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
Girard Estate. Girard Estate is Pennsylvania's largest charitable estate and was established in 1831 by the will of Stephen Girard. Girard Estate has total current assets of approximately $435 million and is governed by the Board of Directors of City Trusts.

MATURITY/ARD DATE:                  5/1/12

REMAINING AMORTIZATION:             357

CALL PROTECTION:                    LO(24)/Def(89)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Springing

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         --------        -------
                                    Taxes                $324,716       $162,358
                                    CapEx                       0         10,690
                                    Insurance             293,684         56,729
                                    TI/LC                       0         62,500
                                                         --------       --------
                                    TOTAL                $618,400       $292,277

CUT-OFF DATE LOAN/SF:               $75

CUT-OFF DATE LTV:                   55.5%

MATURITY/ARD LTV:                   48.3%

UW DSCR:                            1.65x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee & Leasehold

PROPERTY TYPE:                          CBD Office

SQUARE FEET:                            633,448

LOCATION:                               Philadelphia, Pennsylvania

YEAR BUILT:                             1984

COLLATERAL:
The subject property is a 32-story Class-A office tower located in downtown Philadelphia, PA. Located in the Center City section of the CBD, the subject property is adjacent to the Pennsylvania Convention Center and above the Market East Regional Rail Station providing both subway and regional rail access.

MAJOR TENANTS:
                                                                RENT   LEASE
TENANTS                                       SF       % SF     PSF   EXP. YR
-------                                       --       ----     ---   -------
Aramark Services (BBB/Baa3)                 301,131     48%    $22.08   2006
Philadelphia Authority (BBB/Baa1)           179,295     28%    $19.90   2009
American College of Radiology                24,672      4%    $19.22   2004

OCCUPANCY:                              97.3% (as of 2/02/02)

HISTORICAL NOI
----------------------------
                      2000:             $8,967,448
                      2001:             $9,043,176

UW NOI:                                 $7,231,638

UW NET CASH FLOW:                       $6,154,776

APPRAISED VALUE:                        $85,400,000

APPRAISAL DATE:                         2/18/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                               FESTIVAL AT BEL AIR

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                     ORIGINAL             CUT-OFF
                                    -----------         -----------
PRINCIPAL BALANCE:                  $43,200,000         $42,985,046

% OF POOL BY IPB:                   5.3%

SELLER:                             JPM

ORIGINATION DATE:                   12/21/01

INTEREST RATE:                      7.41%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
JBG Rosenfeld Retail Properties. The two joint venture partners of the sponsor, Rosenfeld Realty and The JBG Companies, are two real estate companies based in Washington, DC who since the early 1960s have owned/developed over 20 million sf of office space, 4 million sf of retail space, 4,000 residential units and 5 hotels. Guarantors for the loan, JBG/Rosenfield Retail Properties, LLC, Rosenfield Realty Company, Inc. and JBG Properties, Inc. have reported a combined net worth of approximately $20 million and liquid assets of $2 million.

MATURITY/ARD DATE:                  1/1/12

REMAINING AMORTIZATION:             353

CALL PROTECTION:                    LO(24)/Def(85)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Hard

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                $165,126        $33,025
                                    CapEx                       0          6,830
                                    Insurance              29,088          2,909
                                    TI/LC                  50,000              0
                                    Other*                475,000              0
                                                         --------        -------
                                    TOTAL                $719,214        $42,764
                                                         --------        -------

                                    * The Room Store reserve to be held until lease has been affirmed by bankruptcy court or new tenant occupies the space.

CUT-OFF DATE LOAN/SF:               $98

CUT-OFF DATE LTV:                   79.6%

MATURITY/ARD LTV:                   70.5%

UW DSCR:                            1.30x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Anchored Retail

SQUARE FEET:                            437,227

LOCATION:                               Bel Air, Maryland

YEAR BUILT / RENOVATED:                 1989 / 2001

COLLATERAL:
The subject property is an anchored community shopping center located on 37.89 acres in Bel Air, MD, a northern suburb of Baltimore. Anchors include Kohl's (opened 4/01), Klein's Super Thrift and Marshall's. Store sales for Klein's and Marshall's both exceed their respective chain averages.

MAJOR TENANTS:

                                              SALES        RENT       LEASE
TENANTS                     SF      % SF       PSF         PSF       EXP. YR.
-------                     --      ----       ---         ---       --------

Kohl's (A-/ A3)          85,060      19%       $224       $6.00        2020
Klein's Super Thrift     52,800      12%       $533      $10.75        2010
Marshall's (A-/A3)       27,098       6%       $210       $5.50        2006

OCCUPANCY:                               93.7% (as of 4/24/02)

HISTORICAL NOI
----------------------------
                       2000:             $5,238,246
             TTM (10/31/01):             $5,130,046

UW NOI:                                  $4,986,048

UW NET CASH FLOW:                        $4,653,756

APPRAISED VALUE:                         $54,000,000

APPRAISAL DATE:                          11/28/01

ADDITIONAL DEBT:                         $1,000,000 - Mezzanine Loan from
                                         Abacus & Associates to the
                                         mezzanine borrowing entity

LOAN PURPOSE:                            Acquisition

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              SILVERADO RANCH PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $28,500,000         $28,478,502

% OF POOL BY IPB:                   3.5%

SELLER:                             JPM

ORIGINATION DATE:                   6/28/02

INTEREST RATE:                      6.35%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
AIG/Baker Partnership. Sponsor is 75% owned by wholly owned subsidiaries of American International Group, Inc. (NYSE: AIG, S&P: AAA).

MATURITY/ARD DATE:                  7/1/07

REMAINING AMORTIZATION:             359

CALL PROTECTION:                    LO(24)/Def(33)/O(2)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           NAP

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                $102,987        $25,747
                                    CapEx                       0          2,929
                                    Insurance              40,513          4,501
                                    TI/LC                       0          8,333
                                    Other*                148,160              0
                                                         --------        -------
                                    TOTAL                $291,660        $41,510

                                    * Related to landlord TI obligations for six tenants representing 22,921 sf. (all in occupancy and escrows to be released in August 2002).

CUT-OFF DATE LOAN/SF:               $122

CUT-OFF DATE LTV:                   78.6%

MATURITY/ARD LTV:                   73.9%

UW DSCR:                            1.35x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------- ----------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Anchored Retail

SQUARE FEET:                            234,306

LOCATION:                               Las Vegas, Nevada

YEAR BUILT:                             2000

COLLATERAL:
The subject property is an anchored retail power center located in Las Vegas, NV approximately 6 miles from the Strip and 12 miles from the CBD. The collateral includes 40 tenants, approximately 90% of which are rated or nationally recognized. The property is shadow anchored by Target, which is not part of the collateral.

LARGEST TENANTS:
                                                      SALES     RENT     LEASE
TENANTS                               SF     % SF      PSF       PSF   EXP. YR
-------                               --     ----      ---       ---   -------
Nordstrom Rack (A-/Baa1)          30,660      13%       NA     $12.00    2011
Marshall's (A-/A3)                30,000      13%     $168      $9.50    2010
Michael's                         23,783      10%       NA     $12.75    2011

OCCUPANCY:                              97.2% (as of 5/31/02)


HISTORICAL NOI
---------------------------
                      2001:             $1,898,656
             TTM (4/30/02):             $2,448,723

UW NOI:                                 $3,083,481

UW NET CASH FLOW:                       $2,875,818

APPRAISED VALUE:                        $36,220,000

APPRAISAL DATE:                         4/25/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                             4TH AND BATTERY OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $25,250,000         $25,250,000

% OF POOL BY IPB:                   3.1%

SELLER:                             JPM

ORIGINATION DATE:                   7/16/02

INTEREST RATE:                      7.15%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
Martin Selig. Sponsor has been involved in commercial real estate development and investment in the Seattle area since the 1960s. Today, Mr. Selig's management company oversees 15 office properties totaling approximately 2.4 million sf.

MATURITY/ARD DATE:                  8/1/12

REMAINING AMORTIZATION:             360

CALL PROTECTION:                    LO(24)/Def(92)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Hard

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                     $ 0             $0
                                    CapEx                       0          2,542
                                    Insurance                   0              0
                                    TI/LC                       0         30,000
                                    Other*              4,000,000              0
                                                       ----------        -------
                                    TOTAL              $4,000,000        $32,542

                                    * $4 million escrowed consists of $2.25
                                    million related to Vertis space, which shall be released upon fully executed lease, estoppel and SNDA, and $1.75 million related to a holdback to mitigate lease rollover risk.

CUT-OFF DATE LOAN/SF:               $125

CUT-OFF DATE LTV:                   66.8%

MATURITY/ARD LTV:                   58.5%

UW DSCR:                            1.33x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------- ----------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          CBD Office

SQUARE FEET:                            201,463

LOCATION:                               Seattle, Washington

YEAR BUILT/RENOVATED:                   1978/2001

COLLATERAL:
The subject property is a 12-story Class-A office building located in downtown Seattle, WA approximately 6 blocks north of Seattle's financial and retail centers and approximately 4 blocks from the Elliot Bay waterfrontThe largest tenant, Philips Medical, is vacating its leased space on or about July 31, 2002. Vertis Neuroscience has agreed to lease 91.2% of the vacated space at $32 psf for a 3 year term (with two 5 year options) beginning September 1, 2002.

MAJOR TENANTS:
                                                            RENT      LEASE
TENANTS                                  SF      % SF       PSF      EXP. YR
-------                                  --      ----       ---      -------

Philips Medical (Vertis)             54,970       27%      $22.50     2002
Lifespan Biosciences                 49,977       25%      $24.25     2006
Thomson Multimedia                   18,033        9%      $29.75     2005

OCCUPANCY:                              96.1% (as of 4/11/02)

HISTORICAL NOI
--------------------------
                      2001:             $2,840,005
             TTM (2/28/02):             $2,850,582

UW NOI:                                 $3,098,585

UW NET CASH FLOW:                       $2,712,342

APPRAISED VALUE:                        $37,800,000

APPRAISAL DATE:                         4/17/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                  300 WEST VINE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $24,000,000         $24,000,000

% OF POOL BY IPB:                   2.9%

SELLER:                             JPM

ORIGINATION DATE:                   1/24/02

INTEREST RATE:                      7.25%

INTEREST ONLY PERIOD:               12 months

SPONSOR:
Robert P. Langley. Sponsor has been active in commercial real estate development, acquisition and management for approximately 25 years and currently owns and manages retail, office and warehouse properties totaling over 1.5 million sf.

MATURITY/ARD DATE:                  2/1/12

REMAINING AMORTIZATION:             336

CALL PROTECTION:                    LO(24)/Def(86)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Springing

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                 $55,401        $13,850
                                    CapEx                       0          4,300
                                    Insurance              24,723          8,241
                                    TI/LC                       0              0
                                                          -------        -------
                                    TOTAL                 $80,124        $26,391

CUT-OFF DATE LOAN/SF:               $62

CUT-OFF DATE LTV:                   75.0%

MATURITY/ARD LTV:                   65.5%

UW DSCR:                            1.26x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------- ----------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          CBD Office

SQUARE FEET:                            387,138

LOCATION:                               Lexington, Kentucky

YEAR BUILT:                             1979

COLLATERAL:
The subject property is a 23-story, Class-A office building located in the Lexington, KY CBD. The collateral includes a parking garage within the office tower in addition to an adjacent 7-story parking garage. 31 tenants occupy the building.

MAJOR TENANTS:
                                                             RENT      LEASE
TENANTS                                  SF         % SF      SF      EXP. YR
-------                                  --         ----      --      -------
Central Bank & Trust                   91,414        24%    $13.28     2007*
Stoll, Keenan & Park**                 56,785        15%    $11.36     2021
Greenebaum Doll McDonald***            37,308        10%    $16.75     2022

*   Central Bank & Trust has renewal options through 2020.

** $2.75 million Letter of Credit in place will be released upon rent-step in August 2002.

*** $4.75 million Letter of Credit in place until tenant takes physical occupancy in Fall of 2002.

OCCUPANCY:                              88.3% (as of 3/5/02)

HISTORICAL NOI
--------------------------
                      2000:             $2,101,392
                      2001:             $2,236,170
             TTM (3/31/02):             $2,222,899

UW NOI:                                 $2,928,657

UW NET CASH FLOW:                       $2,519,341

APPRAISED VALUE:                        $32,000,000

APPRAISAL DATE:                         11/21/01


ADDITIONAL DEBT:                        $1,451,000 - UNSECURED JUNIOR DEBT
                                        FROM FOUR INVESTORS IN BORROWER TO THE
                                        BORROWING ENTITY

LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                            EVENING CREEK APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $22,100,000         $22,100,000

% OF POOL BY IPB:                   2.7%

SELLER:                             Wachovia

ORIGINATION DATE:                   6/14/02

INTEREST RATE:                      6.81%

INTEREST ONLY PERIOD:               36 months

SPONSOR:
Alvin J. Wolff, Jr., a principal in the Wolff Companies. The Wolff Companies were founded in 1946, and are focused on the development and ownership of Class "A" multifamily properties, with ownership interest in and management of approximately 3,500 units.

MATURITY/ARD DATE:                  7/1/09

REMAINING AMORTIZATION:             360

CALL PROTECTION:                    LO(47)/Def(33)/O(3)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Springing

ESCROWS / RESERVES:
                                                         Upfront         Monthly
                                                         -------         -------
                                     Taxes               $121,088        $24,218
                                     CapEx                      0          2,317
                                     Insurance              5,138          2,888
                                     Other                103,438              0
                                                         --------        -------
                                     TOTAL               $229,664        $29,423

CUT-OFF DATE LOAN/SF:               $158,993

CUT-OFF DATE LTV:                   79.2%

MATURITY/ARD LTV:                   75.9%

UW DSCR:                            1.21x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Multifamily

UNITS:                                  139

LOCATION:                               San Diego, California

YEAR BUILT:                             2002

COLLATERAL:
The subject property is a 139 unit Class-A apartment complex located on 7.47 acres in San Diego, California. Interior amenities include nine-foot ceilings, crown molding, fireplaces, ceiling fans and full size washers and dryers. The property also offers many amenities, such as garages, a pool, sauna, exercise room, racquetball and tennis courts, a business center and media room.

UNITS                                 NUMBER     AVG. RENT
-----                                 ------     ---------
Two Bedrooms                              97        $1,668
Three Bedrooms                            42        $2,089
                                          --        ------
Total / Weighted Average                 139        $1,795

OCCUPANCY:                              92.8% (as of 6/12/02)

HISTORICAL NOI                          New Construction
--------------

UW NOI:                                 $2,121,119

UW NET CASH FLOW:                       $2,086,369

APPRAISED VALUE:                        $27,900,000

APPRAISAL DATE:                         5/22/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Acquisition

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                          HAMILTON MILL BUSINESS CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $19,500,000         $19,489,453

% OF POOL BY IPB:                   2.4%

SELLER:                             JPM

ORIGINATION DATE:                   6/7/02

INTEREST RATE:                      7.46%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
George Hicker, Carl M. Buck Jr., and Jerald Greenstein. These individuals each have over thirty years experience developing, owning, and managing various property types throughout the United States.

MATURITY/ARD DATE:                  7/1/17

REMAINING AMORTIZATION:             359

CALL PROTECTION:                    LO(24)/Def(142)/O(13)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Cash Management Agreement

ESCROWS / RESERVES:                 No escrows required due to Office Depot's
                                    credit rating and their obligations under the lease. The loan documents require escrows for tenant improvement/leasing commissions in the amount of $500,000 in years 13 and 14 of the loan term and $1,000,000 in year 15.

CUT-OFF DATE LOAN/SF:               $35

CUT-OFF DATE LTV:                   71.7%

MATURITY/ARD LTV:                   56.0%

UW DSCR:                            1.28x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Industrial / Warehouse

SF:                                     550,000

LOCATION:                               Buford, Georgia

YEAR BUILT:                             2002

COLLATERAL:
The subject property is an industrial warehouse-distribution center located in Buford, GA (30 miles northeast of Atlanta). Office Depot occupies 100% of the subject, and utilizes the building as its distribution hub for the states of Georgia, North Carolina, South Carolina, Tennessee, Alabama and North Florida.

MAJOR TENANTS:
                                                               RENT     LEASE
TENANTS                                   SF        % SF       PSF     EXP. YR
-------                                   --        ----       ---     -------
Office Depot (BBB-/Baa3)              550,000       100%      $4.05      2017

OCCUPANCY:                              100% (as of 7/10/02)

HISTORICAL NOI                          NAP
--------------

UW NOI:                                 $2,147,629

UW NET CASH FLOW:                       $2,092,629

APPRAISED VALUE:                        $27,200,000

APPRAISAL DATE:                         5/1/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Acquisition

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                POTOMAC FESTIVAL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $19,500,000         $19,412,646

% OF POOL BY IPB:                   2.4%

SELLER :                            JPM

ORIGINATION DATE :                  12/28/01

INTEREST RATE:                      7.87%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
Gary Rappaport. Sponsor is President and CEO of The Rappaport Companies. Founded in 1984, The Rappaport Companies manage retail properties totaling over 3.5 million square feet in the Metropolitan Washington DC and Mid Atlantic areas.

MATURITY/ARD DATE:                  1/1/12

REMAINING AMORTIZATION:             353

CALL PROTECTION:                    LO(24)/Def(85)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           Hard

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                 $42,636        $21,318
                                    CapEx                       0          3,167
                                    Insurance              20,502          1,709
                                    TI/LC                       0         10,677
                                    Other                 147,256              0
                                                         --------        -------
                                    TOTAL                $210,394        $36,871

CUT-OFF DATE LOAN/SF:               $77

CUT-OFF DATE LTV:                   70.8%

MATURITY/ARD LTV:                   63.4%

UW DSCR:                            1.28x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Anchored Retail

SQUARE FEET:                            251,959

LOCATION:                               Woodbridge, Virginia

YEAR BUILT:                             1989

COLLATERAL:
The subject property is an anchored community retail center located in Woodbridge, Virginia, which is approximately 20 miles south of Washington, DC. Additionally, the property is located just north of the approximately 1.7 million sf Potomac Mills Outlet Mall.

MAJOR TENANTS:

                                                  SALES       RENT       LEASE
TENANTS                       SF         % SF      PSF        PSF       EXP. YR
-------                       --         ----      ---        ---       -------
Babies R Us (BBB/Baa3)      35,402        14%      $159       $4.50       2004
Staples (BBB-/Baa2)         26,288        10%        NA      $13.14       2013
Comp USA                    23,780         9%        NA       $6.00       2005

OCCUPANCY:                            97% (as of 4/30/02)

HISTORICAL NOI
--------------
           2000:                      $2,180,287
           2001:                      $2,316,410
           TTM (3/31/02):             $2,620,831

UW NOI:                               $2,348,115

UW NET CASH FLOW:                     $2,175,538

APPRAISED VALUE:                      $27,400,000

APPRAISAL DATE:                       12/14/01

ADDITIONAL DEBT:                      NAP

LOAN PURPOSE:                         Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              RUSSELLVILLE COMMONS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $19,050,000         $19,022,111

% OF POOL BY IPB:                   2.3%

SELLER:                             JPM

ORIGINATION DATE:                   5/31/02

INTEREST RATE:                      6.96%

INTEREST ONLY PERIOD:               NAP

SPONSOR:
Wayne Rembold, Franklin D. Piacentini and The Confederation Tribes of the Grand Ronde. Collectively, the sponsors have over 30 years of real estate development experience in the Pacific Northwest.

MATURITY/ARD DATE:                  6/1/12

REMAINING AMORTIZATION:             358

CALL PROTECTION:                    LO(24)/Def(90)/O(4)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           NAP

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         --------        -------
                                    Taxes                 $48,490         $5,388
                                    CapEx                       0          4,717
                                    Insurance              29,692          2,474
                                                          -------        -------
                                    TOTAL                 $78,182        $12,579

CUT-OFF DATE LOAN/UNIT:             $67,216

CUT-OFF DATE LTV:                   79.9%

MATURITY/ARD LTV:                   69.7%

UW DSCR:                            1.24x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Multifamily

UNITS:                                  283

LOCATION:                               Portland, Oregon

YEAR BUILT:                             1999

COLLATERAL:
The subject property is a 283-unit Class A garden-style multifamily complex situated on 7.8 acres in suburban Portland, OR. The subject consists of 19 buildings. In addition, there is a two-story clubhouse, which houses a 24-hour fitness center and business center. The property is approximately 2 blocks from the MAX light rail line.

                                       NUMBER    AVG. RENT       MKT. AVG. RENT
                                       ------    ---------       --------------
One Bedroom                            168         $682          $575-1,050
Two Bedrooms                            85         $948          $685-1,175
Three Bedrooms                          30        $1,070         $857-1,665
                                       ---        ------         ----------
Total / Weighted Average               283         $803              NAV

OCCUPANCY:                              89.4% (as of 7/15/02)

HISTORICAL NOI
--------------------------
                      2000:             $1,383,326
                      2001:             $1,941,522
             TTM (3/31/02):             $1,998,347

UW NOI:                                 $1,931,284

UW NET CASH FLOW:                       $1,874,684

APPRAISED VALUE:                        $23,800,000

APPRAISAL DATE:                         4/19/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                           SHOPS AT WELLINGTON GREEN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                    ORIGINAL            CUT-OFF
                                    --------            -------
PRINCIPAL BALANCE:                  $18,000,000         $18,000,000

% OF POOL BY IPB:                   2.2%

SELLER:                             Wachovia

ORIGINATION DATE:                   7/2/02

INTEREST RATE:                      6.85%

INTEREST ONLY PERIOD:               24 months

SPONSOR:
Robert Schmier and Douglas Feurring are principals in the development company, Schmier and Feurring Properties, Inc. Both have been active in real estate development and management since 1981 and have developed in excess of 1.5 million sf of retail space throughout the South Florida region, predominantly in Palm Beach County.

MATURITY/ARD DATE:                  8/1/12

REMAINING AMORTIZATION:             360

REMAINING CALL PROTECTION:          LO(48)/Def(69)/O(3)

CROSS-COLLATERALIZATION:            NAP

LOCK BOX:                           NAP

ESCROWS / RESERVES:                                      Upfront         Monthly
                                                         -------         -------
                                    Taxes                 $58,876         $5,888
                                    CapEx                       0              0
                                    Insurance                   0              0
                                    TI/LC                       0              0
                                                          -------         ------
                                    TOTAL                 $58,876         $5,888

CUT-OFF DATE LOAN/SF:               $138

CUT-OFF DATE LTV:                   74.2%

MATURITY/ARD LTV:                   67.0%

UW DSCR:                            1.55x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:               Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Anchored Retail

SQUARE FEET:                            130,849

LOCATION:                               Wellington, Florida

YEAR BUILT / RENOVATED:                 2002

COLLATERAL:
The subject property is a one-story strip shopping center situated on 21 acres in Wellington, Florida, in the West Palm Beach-Boca Raton MSA. The property is 95.9% leased to 12 tenants.

MAJOR TENANTS:
                                                    RENT       SALES     LEASE
TENANTS                        SF        % SF        SF         PSF     EXP. YR
-------                        --        ----        --         ---     -------
Linens N Things              35,522       27%      $17.00       NAV      2018
Circuit City                 33,000       25%      $18.75       NAV      2018
Barnes & Noble               24,243       19%      $17.75       NAV      2017

OCCUPANCY:                               95.9% (as of 5/2/02 )

HISTORICAL NOI                          New Construction
--------------

UW NOI:                                 $2,236,271

UW NET CASH FLOW:                       $2,192,221

APPRAISED VALUE:                        $24,250,000

APPRAISAL DATE:                         5/16/02

ADDITIONAL DEBT:                        NAP

LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
[PHOTOS OF THE MORTGAGED PROPERTY]

                                                                                                                             ANNEX C

ABN AMRO
LaSalle Bank N.A.
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
Brian Ames (312) 904-7807                        REPORTING PACKAGE TABLE OF CONTENTS
brian.ames@abnamro.com
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id:                               REMIC Certificate Report                              Closing Date:
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date:
File Name:                              Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                                              DEPOSITOR:
                                                             UNDERWRITER
                                                           MASTER SERVICER:
                                                           SPECIAL SERVICER:
                                                            RATING AGENCY:

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.com
                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid To Servicer             Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories(1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool(1)   Payoffs(2)   Penalties   Reduct.(2)  Liquidations(2)  Losses(2)   Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description(1)  Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  #REF!    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses*    Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                              ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 July 23, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT .............................................................   ii
SUMMARY OF PROSPECTUS .....................................................    1
RISK FACTORS ..............................................................    9
   Your Ability to Resell Certificates may be Limited Because of Their
      Characteristics .....................................................    9
   The Assets of the Trust Fund may not be Sufficient to Pay Your
       Certificates .......................................................   10
   Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ......................................   10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks ... 11 Commercial and Multifamily Mortgage Loans Have Risks that May Affect
      Payments on Your Certificates .......................................   12
   Borrowers May Be Unable to Make Balloon Payments .......................   14
   Credit Support May Not Cover Losses ....................................   15
   Assignment of Leases and Rents May Be Limited By State Law .............   15
   Failure to Comply with Environmental Law May Result in Additional
      Losses ..............................................................   15
   Hazard Insurance May Be Insufficient to Cover all Losses on Mortgaged
      Properties ..........................................................   16
   Poor Property Management May Adversely Affect the Performance
      of the Related Mortgaged Property ...................................   16
   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ...................................   17
   Rights Against Tenants may be Limited if Leases are not Subordinate to
      Mortgage or do not Contain Attornment Provisions ....................   17
   If Mortgaged Properties are not in Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss may be Limited ................   17
   Inspections of the Mortgaged Properties will be Limited ................   17
   Compliance with Americans with Disabilities Act may result in
      Additional Losses ...................................................   18
   Litigation Concerns ....................................................   18
   Property Insurance .....................................................   18
   Some Certificates May Not be Appropriate for ERISA Plans ...............   18
   Certain Federal Tax Considerations Regarding Residual Certificates .....   18
   Certain Federal Tax Considerations Regarding Original Issue Discount ... 19 Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ........................................................   19
   Book-Entry System for Certain Classes May Decrease Liquidity and
      Delay Payment .......................................................   20
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ................................   20
DESCRIPTION OF THE TRUST FUNDS ............................................   21
   General ................................................................   21
   Mortgage Loans .........................................................   21
   MBS ....................................................................   25
   Certificate Accounts ...................................................   26
   Credit Support .........................................................   26
   Cash Flow Agreements ...................................................   26
YIELD AND MATURITY CONSIDERATIONS .........................................   27
   General ................................................................   27
   Pass-Through Rate ......................................................   27
   Payment Delays .........................................................   27
   Certain Shortfalls in Collections of Interest ..........................   27
   Yield and Prepayment Considerations ....................................   28
   Weighted Average Life and Maturity .....................................   30
   Controlled Amortization Classes and Companion Classes ..................   30
   Other Factors Affecting Yield, Weighted Average Life and Maturity ......   31
THE DEPOSITOR .............................................................   34
USE OF PROCEEDS ...........................................................   34
DESCRIPTION OF THE CERTIFICATES ...........................................   35
   General ................................................................   35
   Distributions ..........................................................   35
   Distributions of Interest on the Certificates ..........................   36
   Distributions of Principal on the Certificates .........................   37
   Distributions on the Certificates in Respect of Prepayment Premiums or
      in Respect of Equity Participations .................................   38
   Allocation of Losses and Shortfalls ....................................   38
   Advances in Respect of Delinquencies ...................................   38

   Reports to Certificateholders ..........................................   39
   Voting Rights ..........................................................   40
   Termination ............................................................   41
   Book-Entry Registration and Definitive Certificates ....................   41
DESCRIPTION OF THE POOLING AGREEMENTS .....................................   43
   General ................................................................   43
   Assignment of Mortgage Loans; Repurchases ..............................   43
   Representations and Warranties; Repurchases ............................   44
   Collection and Other Servicing Procedures ..............................   45
   Sub-Servicers ..........................................................   46
   Special Servicers ......................................................   46
   Certificate Account ....................................................   46
   Modifications, Waivers and Amendments of Mortgage Loans ................   49
   Realization Upon Defaulted Mortgage Loans ..............................   50
   Hazard Insurance Policies ..............................................   50
   Due-on-Sale and Due-on-Encumbrance Provisions ..........................   51
   Servicing Compensation and Payment of Expenses .........................   51
   Evidence as to Compliance ..............................................   52
   Certain Matters Regarding the Master Servicer and the Depositor ........   52
   Events of Default ......................................................   52
   Amendment ..............................................................   53
   List of Certificateholders .............................................   53
   The Trustee ............................................................   54
   Duties of the Trustee ..................................................   54
   Certain Matters Regarding the Trustee ..................................   54
   Resignation and Removal of the Trustee .................................   54
DESCRIPTION OF CREDIT SUPPORT .............................................   56
   General ................................................................   56
   Subordinate Certificates ...............................................   56
   Cross-Support Provisions ...............................................   57
   Insurance or Guarantees with Respect to Mortgage Loans .................   57
   Letter of Credit .......................................................   57
   Certificate Insurance and Surety Bonds .................................   57
   Reserve Funds ..........................................................   57
   Credit Support with Respect to MBS .....................................   58
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................   58
   General ................................................................   58
   Types of Mortgage Instruments ..........................................   59
   Leases and Rents .......................................................   59
   Personalty .............................................................   59
   Foreclosure ............................................................   59
   Bankruptcy Laws ........................................................   63
   Environmental Risks ....................................................   66
   Due-on-Sale and Due-on-Encumbrance .....................................   67
   Subordinate Financing ..................................................   68
   Default Interest and Limitations on Prepayments ........................   68
   Applicability of Usury Laws ............................................   68
   Soldiers' and Sailors' Civil Relief Act of 1940 ........................   69
   Type of Mortgaged Property .............................................   69
   Americans with Disabilities Act ........................................   70
   Forfeiture For Drug, RICO and Money Laundering Violations ..............   70
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   71
   Federal Income Tax Consequences for REMIC Certificates .................   71
      General .............................................................   71
      Status of REMIC Certificates ........................................   71
      Qualification as a REMIC ............................................   72
      Taxation of Regular Certificates ....................................   74
      Taxation of Residual Certificates ...................................   82
      Taxes That May Be Imposed on the REMIC Pool .........................   90
      Liquidation of the REMIC Pool .......................................   91
      Administrative Matters ..............................................   91
      Limitations on Deduction of Certain Expenses ........................   91
      Taxation of Certain Foreign Investors ...............................   92
      Backup Withholding ..................................................   93
      Reporting Requirements ..............................................   93
   Federal Income Tax Consequences for Certificates as to Which No REMIC
      Election Is Made ....................................................   95
      Standard Certificates ...............................................   95
      Stripped Certificates ...............................................   98
      Reporting Requirements and Backup Withholding .......................  101
      Taxation of Certain Foreign Investors ...............................  101
   STATE AND OTHER TAX CONSIDERATIONS .....................................  102
   CERTAIN ERISA CONSIDERATIONS ...........................................  102
      General .............................................................  102
      Plan Asset Regulations ..............................................  103
      Administrative Exemptions ...........................................  103

      Insurance Company General Accounts ..................................  103
      Unrelated Business Taxable Income; Residual Certificates ............  104
   LEGAL INVESTMENT .......................................................  104
   METHOD OF DISTRIBUTION .................................................  106
   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................  107
   LEGAL MATTERS ..........................................................  108
   FINANCIAL INFORMATION ..................................................  108
   RATING .................................................................  108
   INDEX OF PRINCIPAL DEFINITIONS .........................................  109

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                               o residential properties consisting of five or
                                 more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                               o office buildings, shopping centers, retail
                                 stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for
                                 accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or
                                 for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                               o may be fully amortizing or partially amortizing
                                 or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a
                                 certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                               o may provide for payments of principal, interest
                                 or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage
                                 pass-through certificates or other
                                 mortgage-backed securities, or

                               o Certificates insured or guaranteed by any of
                                 the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other
                                 classes of certificates in entitlement to certain distributions on the certificates;

                               o are principal-only certificates entitled to
                                 distributions of principal, with
                                 disproportionately small, nominal or no
                                 distributions of interest;

                               o are interest-only certificates entitled to
                                 distributions of interest, with
                                 disproportionately small, nominal or no
                                 distributions of principal;

                               o provide for distributions of interest on, or
                                 principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the
                                 certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o provide for controlled distributions of
                                 principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o provide for distributions based on collections
                                 of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on
 the Certificates...........   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; "Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal
 of the Certificates........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some
                                 cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and,
                                 in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain
                                 events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based
                                 on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal
                                 payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.

Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC

Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

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

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

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

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of

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

credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

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

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus

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

supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

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

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan

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

documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

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

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with

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

applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;


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

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

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

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and

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

reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

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

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that

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

certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its

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best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the

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method and amount of subordination provided by a class or classes of
Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be

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

covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in

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one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans

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

current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

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     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents

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and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the

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lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an

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automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the

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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit

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

the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be

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construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement, and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in

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

the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in

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effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

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

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section

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1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily

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

portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

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          (d)  a single fixed rate and a single objective rate that is a
               "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or

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

adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

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

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued

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interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of

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Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

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     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible

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acceleration of the income of Residual Certificateholders described under
"--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated

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above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have

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"significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

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     1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of

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

tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and the Residual Certificate, is, in fact, not transferred to such permanent establishment or fixed base. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at

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or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to

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customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

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Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of

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itemized deductions otherwise allowable for that year. In the case of a REMIC
Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new methods of satisfying the beneficial ownership certification requirement described above. The New Regulations became effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through

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rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates

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through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans... secured by an interest in real property which is... residential real property" within the meaning

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          of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual

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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the

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sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage

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Pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans... secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable

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to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

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     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount

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recognized by the Standard Certificateholder or Stripped Certificateholder on
the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to the Plan.

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     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

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     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
1998 Policy Statement ...................................................    106
401(c) Regulations ......................................................    104
Accrual Certificates ....................................................     36
Accrued Certificate Interest ............................................     36
ADA .....................................................................     70
Amendments ..............................................................    103
ARM Loans ...............................................................     24
Available Distribution Amount ...........................................     36
Bankruptcy Code .........................................................     61
Book-Entry Certificates .................................................     35
Cash Flow Agreement .....................................................     27
CERCLA ..................................................................     66
Certificate Owner .......................................................     42
certificateholder .......................................................     71
Code ....................................................................     40
Cooperatives ............................................................     21
CPR .....................................................................     30
Debt Service Coverage Ratio .............................................     22
defective obligation ....................................................     73
Definitive Certificates .................................................     35
Depositor ...............................................................     21
Determination Date ......................................................     27
Direct Participants .....................................................     41
Disqualified Organization ...............................................     87
Distribution Date Statement .............................................     39
DOL .....................................................................    103
DTC .....................................................................     35
Due Dates ...............................................................     24
Due Period ..............................................................     27
EDGAR ...................................................................    108
electing large partnership ..............................................     87
Equity Participation ....................................................     24
Excess Funds ............................................................     33
excess inclusion ........................................................     85
excess servicing ........................................................     97
Exemptions ..............................................................    103
FAMC ....................................................................     25
FHLMC ...................................................................     25
FNMA ....................................................................     25
foreclosure .............................................................     63
Garn Act ................................................................     67
GNMA ....................................................................     25
holder ..................................................................     71
Indirect Participants ...................................................     41
Insurance and Condemnation Proceeds .....................................     47
L/C Bank ................................................................     57
Liquidation Proceeds ....................................................     47
Loan-to-Value Ratio .....................................................     23

                                                                            PAGE
                                                                            ----
Lock-out Date ...........................................................     24
Lock-out Period .........................................................     24
market discount .........................................................     79
MBS .....................................................................     21
MBS Agreement ...........................................................     25
MBS Issuer ..............................................................     25
MBS Servicer ............................................................     25
MBS Trustee .............................................................     25
Mortgage Asset Seller ...................................................     21
Mortgage Notes ..........................................................     21
Mortgaged Properties ....................................................     21
Mortgages ...............................................................     21
mortgages ...............................................................     58
NCUA ....................................................................    105
Net Leases ..............................................................     23
Net Operating Income ....................................................     22
New Regulations .........................................................     92
Non-SMMEA Certificates ..................................................    104
Non-U.S. Person .........................................................     92
Nonrecoverable Advance ..................................................     38
OCC .....................................................................    105
OID Regulations .........................................................     75
OTS .....................................................................    106
Participants ............................................................     41
Parties in Interest .....................................................    102
Pass-Through Entity .....................................................     87
Permitted Investments ...................................................     46
Plans ...................................................................    102
Pooling Agreement .......................................................     43
prepayment ..............................................................     30
Prepayment Assumption ...................................................     76
prepayment collar .......................................................     30
Prepayment Interest Shortfall ...........................................     28
Prepayment Premium ......................................................     24
Random Lot Certificates .................................................     75
Record Date .............................................................     36
Reform Act ..............................................................     74
Registration Statement ..................................................    108
Regular Certificateholder ...............................................     74
Regular Certificates ....................................................     71
Related Proceeds ........................................................     38
Relief Act ..............................................................     69
REMIC ...................................................................      7
REMIC Certificates ......................................................     71
REMIC Pool ..............................................................     71
REMIC Regulations .......................................................     71
REO Property ............................................................     46
Residual Certificateholders .............................................     82
Residual Certificates ...................................................     36
SBJPA of 1996 ...........................................................     72

                                                                            PAGE
                                                                            ----
Securities Act ..........................................................    107
Senior Certificates .....................................................     35
Servicing Standard ......................................................     45
SMMEA ...................................................................    104
SPA .....................................................................     30
Standard Certificateholder ..............................................     95
Standard Certificates ...................................................     95
Startup Day .............................................................     72
Stripped Certificateholder ..............................................    100
Stripped Certificates ...................................................     98
Sub-Servicing Agreement .................................................     46
Subordinate Certificates ................................................     35
thrift institutions .....................................................     85
Title V .................................................................     68
Treasury ................................................................     71
U.S. Person .............................................................     89
Value ...................................................................     23
Warranting Party ........................................................     44

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2002-C1.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the preliminary prospectus supplement and in Annex A to the preliminary prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the preliminary prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this preliminary prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the preliminary prospectus supplement and in Annex A to the preliminary prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                       -----------------------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Certificates ..............................................    S-6
Summary of Terms .....................................................    S-7
Risk Factors .........................................................    S-22
Description of the Mortgage Pool .....................................    S-44
Description of the Certificates ......................................    S-81
Servicing of the Mortgage Loans ......................................    S-109
Yield and Maturity Considerations ....................................    S-127
Certain Federal Income Tax Consequences ..............................    S-134
Method of Distribution ...............................................    S-136
Legal Matters ........................................................    S-137
Ratings ..............................................................    S-137
Legal Investment .....................................................    S-137
ERISA Considerations .................................................    S-138
Index of Principal Definitions .......................................    S-140

                                   PROSPECTUS

Summary of Prospectus ................................................    1
Risk Factors .........................................................    9
Description of the Trust Funds .......................................    21
Yield and Maturity Considerations ....................................    27
The Depositor ........................................................    34
Use of Proceeds ......................................................    34
Description of the Certificates ......................................    35
Description of the Pooling Agreements ................................    43
Description of Credit Support ........................................    56
Certain Legal Aspects of Mortgage Loans ..............................    58
Certain Federal Income Tax Consequences ..............................    71
State and Other Tax Considerations ...................................    102
Certain ERISA Considerations .........................................    102
Legal Investment .....................................................    104
Method of Distribution ...............................................    106
Incorporation of Certain Information by Reference ....................    107
Legal Matters ........................................................    108
Financial Information ................................................    108
Rating ...............................................................    108
Index of Principal Definitions .......................................    109

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
OCTOBER   , 2002.

================================================================================

================================================================================

                                  $710,488,000
                                  (APPROXIMATE)

                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                   (DEPOSITOR)


                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C1


                    Class A-1 Certificates     $ 50,000,000
                    Class A-2 Certificates     $174,000,000
                    Class A-3 Certificates     $410,948,000
                    Class B Certificates       $ 30,624,000
                    Class C Certificates       $ 34,708,000
                    Class D Certificates       $ 10,208,000


                            -------------------------
                              PROSPECTUS SUPPLEMENT
                            -------------------------


                                    JPMORGAN
                               WACHOVIA SECURITIES
                              ABN AMRO INCORPORATED
                            DEUTSCHE BANK SECURITIES

                                 JULY   , 2002

================================================================================